Exhibit 10.19

EXECUTION VERSION

LOAN AGREEMENT

Dated as of December 27, 2012

By and Among

Borrowers (as defined herein)

And

THE ROYAL BANK OF SCOTLAND PLC,

as Lender

TABLE OF CONTENTS

1.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION			1
	1.1	Specific Definitions		1
	1.2	Index of Other Definitions		20
	1.3	Principles of Construction		22

2.	GENERAL LOAN TERMS			22
	2.1	The Loan		22
	2.2	Interest; Monthly Payments		22
		2.2.1	Generally	22
		2.2.2	Default Rate	23
		2.2.3	Taxes	23
		2.2.4	New Payment Date	23
	2.3	Loan Repayment		23
		2.3.1	Repayment	23
		2.3.2	Mandatory Prepayments	24
		2.3.3	Voluntary Prepayments	24
	2.4	Release of Properties on Payment in Full		24
		2.4.1	Sale of Properties	24
		2.4.2	Release on Payment in Full	26
	2.5	Payments and Computations		26
		2.5.1	Making of Payments	26
		2.5.2	Computations	26
		2.5.3	Late Payment Charge	26

3.	CASH MANAGEMENT AND RESERVES			26
	3.1	Cash Management Arrangements		26
	3.2	Completion of Required Repairs		27
	3.3	Taxes and Insurance		27
	3.4	Special Rollover Reserves		28
	3.5	Operating Expense Subaccount		29
	3.6	Casualty/Condemnation Subaccount		29
	3.7	Security Deposits		29
	3.8	Cash Collateral Subaccount		30
	3.9	Grant of Security Interest; Application of Funds		30
	3.10	Property Cash Flow Allocation		31
	3.11	Avoidance of a Lease Sweep Period		32

4.	REPRESENTATIONS AND WARRANTIES			32
	4.1	Organization; Special Purpose		32
	4.2	Proceedings; Enforceability		32
	4.3	No Conflicts		33
	4.4	Litigation		33
	4.5	Agreements		33
	4.6	Title		33
	4.7	No Bankruptcy Filing		34

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	4.8	Full and Accurate Disclosure		35
	4.9	Tax Filings		35
	4.10	ERISA; No Plan Assets		35
	4.11	Compliance		35
	4.12	Contracts		36
	4.13	Federal Reserve Regulations; Investment Company Act		36
	4.14	Easements; Utilities and Public Access		36
	4.15	Physical Condition		36
	4.16	Leases		37
	4.17	Fraudulent Transfer		37
	4.18	Ownership of Borrower		38
	4.19	Purchase Options		38
	4.20	Management Agreement		38
	4.21	Hazardous Substances		38
	4.22	Name; Principal Place of Business		39
	4.23	Other Debt		39

5.	COVENANTS			39
	5.1	Existence		39
	5.2	Taxes and Other Charges		40
	5.3	Access to Properties		40
	5.4	Repairs; Maintenance and Compliance; Alterations		40
		5.4.1	Repairs; Maintenance and Compliance	40
		5.4.2	Alterations	41
	5.5	Performance of Other Agreements		41
	5.6	Cooperate in Legal Proceedings		41
	5.7	Further Assurances		41
	5.8	Environmental Matters		42
		5.8.1	Hazardous Substances	42
		5.8.2	Environmental Monitoring	42
		5.8.3	O & M Program	44
	5.9	Title to the Properties		44
	5.10	Leases		44
		5.10.1	Generally	44
		5.10.2	Material Leases	44
		5.10.3	Minor Leases	45
		5.10.4	Additional Covenants with respect to Leases	45
	5.11	Estoppel Statement		45
	5.12	Property Management		46
		5.12.1	Management Agreement	46
		5.12.2	Termination of Manager	46
	5.13	Special Purpose Bankruptcy Remote Entity		47
	5.14	Assumption in Non-Consolidation Opinion		47
	5.15	Change in Business or Operation of Properties		47
	5.16	Debt Cancellation		47
	5.17	Affiliate Transactions		47
	5.18	Zoning		47

	5.19	No Joint Assessment		47
	5.20	Principal Place of Business		48
	5.21	Change of Name, Identity or Structure		48
	5.22	Indebtedness		48
	5.23	Licenses		48
	5.24	Compliance with Restrictive Covenants, Etc.		48
	5.25	ERISA		48
	5.26	Prohibited Transfers		49
		5.26.1	Generally	49
		5.26.2	Transfer and Assumption	49
	5.27	Liens		51
	5.28	Dissolution		51
	5.29	Expenses		51
	5.30	Indemnity		52
	5.31	Patriot Act Compliance		53

6.	NOTICES AND REPORTING			54
	6.1	Notices		54
	6.2	Borrower Notices and Deliveries		55
	6.3	Financial Reporting		56
		6.3.1	Bookkeeping	56
		6.3.2	Annual Reports	56
		6.3.3	Monthly/Quarterly Reports	57
		6.3.4	Other Reports	57
		6.3.5	Annual Budget	57
		6.3.6	Additional Operating Expenses	58
		6.3.7	Breach	58

7.	INSURANCE; CASUALTY; AND CONDEMNATION			59
	7.1	Insurance		59
		7.1.1	Coverage	59
		7.1.2	Policies	61
	7.2	Casualty		62
		7.2.1	Notice; Restoration	62
		7.2.2	Settlement of Proceeds	62
	7.3	Condemnation		63
		7.3.1	Notice; Restoration	63
		7.3.2	Lender Participation; Collection of Award	63
	7.4	Application of Proceeds or Award		63
		7.4.1	Application to Restoration	63
		7.4.2	Application to Debt	64
		7.4.3	Procedure for Application to Restoration	65

8.	DEFAULTS			65
	8.1	Events of Default		65
	8.2	Remedies		67
		8.2.1	Acceleration	67

		8.2.2	Remedies Cumulative	67
		8.2.3	Severance	68
		8.2.4	Delay	68
		8.2.5	Lender’s Right to Perform	68

9.	SPECIAL PROVISIONS			69
	9.1	Sale of Mortgage and Securitization		69
	9.2	Securitization Indemnification		70
	9.3	Severance of Loan		72

10.	MISCELLANEOUS			73
	10.1	Exculpation		73
	10.2	Brokers and Financial Advisors		76
	10.3	Retention of Servicer		76
	10.4	Survival		76
	10.5	Lender’s Discretion; Rating Agency Review Waiver		76
	10.6	Governing Law		77
	10.7	Modification, Waiver in Writing		78
	10.8	Trial by Jury		79
	10.9	Headings/Exhibits		79
	10.10	Severability		79
	10.11	Preferences		79
	10.12	Waiver of Notice		79
	10.13	Remedies of Borrower		79
	10.14	Prior Agreements		80
	10.15	Offsets, Counterclaims and Defenses		80
	10.16	Publicity		80
	10.17	No Usury		80
	10.18	Conflict; Construction of Documents		81
	10.19	No Third Party Beneficiaries		81
	10.20	Yield Maintenance Premium		81
	10.21	Assignment		81
	10.22	Cross Default; Cross Collateralization		82
	10.23	Contribution Among Borrowers		82
	10.24	Joint and Several		82
	10.25	Certain Additional Rights of Lender		82
	10.26	Set-Off		83
	10.28	Counterparts		83

Schedule 1  -   Location of Properties
Schedule 2  -   Required Repairs
Schedule 3  -   Exceptions to Representations and Warranties
Schedule 4  -   Organization of Borrower
Schedule 5  -   Definition of Special Purpose Bankruptcy Remote Entity
Schedule 6  -   Allocated Loan Amounts
Schedule 7  -   Rent Roll

Schedule 8  -   Secondary Market Transaction Information

Exhibit A - Form of Repayment Guaranty

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LOAN AGREEMENT

LOAN AGREEMENT (as the same may be modified, supplemented, amended or otherwise changed, this “Agreement”) dated as of December 27, 2012 (the “Effective Date”) by and among INLAND DIVERSIFIED LAS VEGAS CENTENNIAL GATEWAY, L.L.C., a Delaware limited liability company (“Centennial Borrower”), and INLAND DIVERSIFIED HENDERSON EASTGATE, L.L.C., a Delaware limited liability company (“Eastgate Borrower”; Centennial Borrower and Eastgate Borrower each a “Borrower” and collectively together with their respective permitted successors and assigns, “Borrowers”), and THE ROYAL BANK OF SCOTLAND PLC (together with its successors and assigns, “Lender”).

1.              DEFINITIONS; PRINCIPLES OF CONSTRUCTION

1.1       Specific Definitions.The following terms have the meanings set forth below:

Acceptable Replacement Guarantor:  one or more Qualified Transferees for whom Lender shall have received a credit check reasonably acceptable to Lender and that, in each case, (i) either Controls a Borrower or owns a direct or indirect interest in a Borrower and (ii) is otherwise reasonably acceptable to Lender in all respects.

Additional Insolvency Opinion: any bankruptcy non-consolidation legal opinion that would be satisfactory to a prudent lender and is required to be delivered subsequent to the Effective Date pursuant to, and in connection with, the Loan Documents.

Affiliate:  as to any Person, any other Person (i) which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such Person; or (ii) which, directly or indirectly, beneficially owns or holds ten percent (10%) or more of any class of stock or any other ownership interest in such Person; or (iii) ten percent (10%) or more of the direct or indirect ownership of which is beneficially owned or held by such Person; or (iv) which is a member of the family (as defined in Section 267(c)(4) of the Code) of such Person or which is a trust or estate, the beneficial owners of which are members of the family (as defined in Section 267(c)(4) of the Code) of such Person; or (v) which directly or indirectly is a general partner, controlling shareholder, managing member, officer, director, trustee or employee of such Person.

Allocated Loan Amount:  with respect to each Property, the amount set forth with respect to such Property on Schedule 6 hereto.

Approved Capital Expenses:  Capital Expenses incurred by a Borrower, which Capital Expenses shall either be (i) included in the Approved Capital Budget for the Property owned by such Borrower for the current calendar month or (ii) approved by Lender.

Approved Leasing Expenses:  actual out-of-pocket expenses incurred by a Borrower and payable to third parties that are not Affiliates of any Borrower or Guarantor in leasing space at a Property pursuant to Leases entered into in accordance with the Loan Documents, including brokerage commissions and tenant improvements, which expenses (i) are (A) specifically approved by Lender in connection with approving the applicable Lease, (B) incurred in the ordinary course of business and on market terms and conditions in connection

Loan Agreement Signature Page

with Leases which do not require Lender’s approval under the Loan Documents, or (C) otherwise approved by Lender, which approval shall not be unreasonably withheld or delayed, and (ii) are substantiated by executed Lease documents and brokerage agreements.

Approved Major Lease Leasing Expenses: actual out-of-pocket expenses incurred by a Borrower and payable to third parties that are not Affiliates of any Borrower or Guarantor in re-leasing space demised under a Major Lease at a Property pursuant to replacement Leases entered into in accordance with the Loan Documents, including brokerage commissions and tenant improvements, which expenses (i) are (A) specifically approved by Lender in connection with approving the applicable Lease, or (B) otherwise approved by Lender, which approval shall not be unreasonably withheld or delayed, and (ii) are substantiated by executed Lease documents and brokerage agreements.

Approved Operating Expenses: during a Cash Management Period, operating expenses incurred by a Borrower that (i) are included in the Approved Operating Budget for the Property owned by such Borrower for the current calendar month, (ii) are for real estate taxes, insurance premiums, electric, gas, oil, water, sewer or other utility service to such Property; (iii) are other similar operating expenses that are non-discretionary in nature, (iv) are Emergency Expenditures or (v) are approved by Lender; provided that Approved Operating Expenses shall not include management fees in excess of four and one half percent (4.5%) of Rents actually received or any other fees payable to an Affiliate of Borrower or Guarantor.

Available Cash:  as of each Payment Date during the continuance of a Cash Management Period, the amount of Rents, if any, remaining in the Deposit Account after the application of all of the payments required under clauses (i) through (vi) of Section 3.10(a) hereof.

Bankruptcy Code: Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

Business Day:  any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required to close.

Borrower Provided Information:  information furnished to Lender by or on behalf of any Borrower related to any Property or any Borrower specifically for inclusion in the Disclosure Documents.  “Borrower Provided Information” shall be deemed not to include (i) an untrue statement of any material fact contained in any Borrower Provided Third Party Report, except to the extent any Borrower or Guarantor had actual knowledge at the time any Borrower or Guarantor provided such Borrower Provided Third Party Report that such Borrower Provided Third Party Report contained such untrue statement of material fact and such Borrower or Guarantor knowingly failed to notify Lender of same, or (ii) an omission of a material fact in any Borrower Provided Third Party Report (which omission shall be deemed material if such fact should have been stated in order to make the statements, in light of the circumstances under which they were made, not misleading in any material respect), except to the extent any Borrower or Guarantor had actual knowledge at the time any Borrower or Guarantor provided such Borrower Provided Third Party Report that such Borrower Provided Third Party Report reflected such omission and such Borrower or Guarantor knowingly failed to notify Lender of same.

Borrower Provided Third Party Report:  any statement, report or document provided to Lender by or on behalf of any Borrower and that is prepared or made by a party who is not an Affiliate of either Borrower.

Capital Expenses:  expenses that are capital in nature or required under GAAP to be capitalized.

Cash Management Period:  shall commence upon Lender giving notice to the Clearing Bank of the occurrence of any of the following:  (i) the Stated Maturity Date, (ii) an Event of Default, or (iii) the commencement of a Lease Sweep Period; and shall end upon Lender giving notice to the Clearing Bank that the sweeping of funds into the Deposit Account may cease, which notice Lender shall only be required to give if (1) the Loan and all other obligations under the Loan Documents have been repaid in full or (2) the Stated Maturity Date has not occurred and (A) with respect to the matters described in clause (ii) above, such Event of Default has been cured and no other Event of Default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, such Lease Sweep Period has ended.

Class B Units: has the meaning set forth in the Sole Member LLC Agreement.

Code:  the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Control:  with respect to any Person, either (i) ownership directly or indirectly of 49% or more of all equity interests in such Person or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise.

Debt:  the unpaid Principal, all interest accrued and unpaid thereon, any Yield Maintenance Premium and all other sums due to Lender in respect of the Loan or under any Loan Document.

Debt Service:  with respect to any particular period, scheduled interest payments due under the Note in such period.

Debt Service Coverage Ratio:  as of any date, the ratio calculated by Lender of (i) the Net Operating Income for the twelve (12)-month period ending with the most recently completed calendar month to (ii) the Debt Service with respect to such period.

Default:  the occurrence of any event under any Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default.

Default Rate:  a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) five percent (5%) above the Interest Rate, compounded monthly.

Deposit Bank:  Wells Fargo Bank, N.A., or such other bank or depository selected by Lender in its discretion.

Eligibility Requirements:  with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of Three Hundred Fifty Million Dollars ($350,000,000) and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of at least One Hundred Seventy-Five Million Dollars ($175,000,000) and (ii) is regularly engaged in the business of making or owning commercial real estate loans (including mezzanine loans with respect to commercial real estate), originating preferred equity investments or owning or operating commercial properties.

Eligible Account:  a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts (A) maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (B) if a Securitization has occurred, as to which Lender has received a Rating Comfort Letter from each of the applicable Rating Agencies with respect to holding funds in such account, or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations §9.10(b), having in either case corporate trust powers, acting in its fiduciary capacity, and a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authorities.  An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

Eligible Institution: a depository institution insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody’s and F-1+ by Fitch, in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s.

Emergency Expenditures:  the incurrence of expenses that were necessary in order to (A) avoid imminent bodily injury, harm or damage to individuals or any Property, (B) avoid the suspension of any necessary service to any Property, or (C) comply with Legal Requirements, and, in each such case, with respect to which it would be impractical, in a Borrower’s reasonable judgment, under the circumstances, to obtain Lender’s prior written consent; provided that such Borrower shall give Lender notice of such Emergency Expenditures as soon as practicable.

ERISA:  the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

ERISA Affiliate:  all members of a controlled group of corporations and all trades and business (whether or not incorporated) under common control and all other entities which, together with Borrowers (or any Borrower), are treated as a single employer under any or all of Section 414(b), (c), (m) or (o) of the Code.

GAAP:  generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

Governmental Authority:  any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) now or hereafter in existence.

Guarantor: Inland Diversified Real Estate Trust, Inc., a Maryland corporation, or any other Person that now or hereafter guarantees any of Borrowers’ obligations hereunder or any other Loan Document.

Interest Period:  (i) the period from the date hereof through the first day thereafter that is the last day of a calendar month and (ii) each period thereafter from the 1st day of each calendar month through the last day of each such calendar month; except that the Interest Period, if any, that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date.  Notwithstanding the foregoing, if Lender exercises its right to change the Payment Date to a New Payment Date in accordance with Section 2.2.4 hereof, then from and after such election, each Interest Period shall be the period from the New Payment Date in each calendar month through the day in the next succeeding calendar month immediately preceding the New Payment Date in such calendar month.

Interest Rate:  a rate of interest equal to 3.811% per annum (or, when applicable pursuant to this Agreement or any other Loan Document, the Default Rate).

Investor: has the meaning set forth in the Sole Member LLC Agreement.

JV Entity:  a Person who is Controlled by Guarantor and in which (a) no less than 10% of the beneficial interests in such Person are owned (directly or indirectly) by Guarantor and (b) the remainder of the beneficial interests in such Person are owned by one or more Qualified Transferees.

Leases:  all leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, a Property or the Improvements relating thereto, including any guarantees, extensions, renewals, modifications or amendments thereof and all additional remainders, reversions and other rights and estates appurtenant thereunder.

Lease Sweep Period:  the period which shall commence and end as hereinafter provided.

A Lease Sweep Period shall commence on the first Payment Date following the occurrence of any of the following:

(i)                      the date that is six (6) months prior to the end of the term of any Major Lease (including any renewal terms), unless such Major Lease has been renewed or extended or replaced with a new executed  Lease or Leases entered into in accordance with the terms of this Agreement and such renewal or extension or new Lease or Leases was (or were, as applicable) approved (or deemed approved) by Lender in accordance with the terms of this Agreement, or

(ii)                   prior to its then current expiration date, any Major Lease (or any material portion thereof) is surrendered, cancelled or terminated and such Major Lease is not been renewed or extended or replaced with a new executed Lease or Leases entered into in accordance with the terms of this Agreement and approved (or deemed approved) by Lender in accordance with the terms of this Agreement; or

(iii)                any Major Tenant shall discontinue its business at its premises (i.e., “goes dark”) or give notice that it intends to discontinue its business, but excluding temporary discontinuance of business operations:  (a) in the ordinary course of the applicable Major Tenant’s business which are expressly permitted under the terms of the applicable Major Lease; and (b) due to the occurrence of a fire or other casualty or  condemnation, provided that the Major Lease is not terminated as a result thereof and thereafter remains in full force and effect; or

(iv)               the occurrence of a Major Tenant Insolvency Proceeding.

A Lease Sweep Period shall end upon the earlier to occur of (x) the determination by Lender in its reasonable discretion that funds have been accumulated in the Special Rollover Reserve Subaccount, in an amount equal to ten dollars ($10) per square foot of the space(s) that gave rise to such Lease Sweep Period, to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the subject Lease Sweep Period, including brokerage commissions and tenant build out and improvements, and any anticipated shortfalls of payments required hereunder during any period of time that Rents are insufficient as a result of down-time or free rent periods, or (y) the occurrence of any of the following:

(1)                                 with respect to a Lease Sweep Period caused by a matter described in clauses (i), (ii) or (iii) above, upon the earlier to occur of (A) the date on which the subject Major Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with Borrowers and acceptable to Lender) with respect to all of the space demised under its Major Lease, and in Lender’s reasonable judgment, sufficient funds have been accumulated in the Special Rollover Reserve Subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated Approved Major Lease Leasing Expenses for such Major Lease and any other anticipated expenses in connection with such renewal or extension, or (B) the date on which all of the space demised under the subject Major Lease that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement Lease or replacement Leases approved by Lender, which approval shall not, so long as no Event of Default is continuing, be unreasonably withheld or delayed, and entered into in accordance with Section 5.10 hereof, and all Approved Major Lease Leasing Expenses

(and any other expenses in connection with the re-tenanting of such space) have been paid in full; or

(2)                                 with respect to a Lease Sweep Period caused by a matter described in clause (iv) above, if the applicable Major Tenant Insolvency Proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to Lender.

Lease Termination Payments:  (i) all fees, penalties, commissions or other payments made to any Borrower in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Lease (including in connection with any bankruptcy proceeding), (ii) any security deposits or proceeds of letters of credit held by any Borrower in lieu of cash security deposits, which such Borrower is permitted to retain pursuant to the applicable provisions of any Lease and (iii) any payments made to any Borrower relating to unamortized tenant improvements and leasing commissions under any Lease.

Legal Requirements: statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including those regarding fire, health, handicapped access, sanitation, ecological, historic, zoning, environmental protection, wetlands and building laws and the Americans with Disabilities Act of 1990, Pub. L. No. 89-670, 104 Stat. 327 (1990), as amended, and all regulations promulgated pursuant thereto) affecting any Borrower, any Loan Document or all or part of any Property or the construction, ownership, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to any Borrower, at any time in force affecting all or part of any Property.

Lien: any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any part of any Property or any interest therein, or any direct or indirect interest in any Borrower, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

Liquid Assets:  shall mean assets in the form of cash, cash equivalents, obligations of (or fully guaranteed as to principal and interest by) the United States or any agency or instrumentality thereof (provided the full faith and credit of the United States supports such obligation or guarantee), certificates of deposit issued by a commercial bank having net assets of not less than $500 million, securities listed and traded on a recognized stock exchange or traded over the counter and listed in the National Association of Securities Dealers Automatic Quotations, or liquid debt instruments that have a readily ascertainable value and are regularly traded in a recognized financial market.

Loan Documents:  this Agreement and all other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the

Loan, including the following, each of which is dated as of the date hereof unless otherwise noted:  (i) the Promissory Note or Promissory Notes made by Borrowers to Lender in the aggregate principal amount equal to the Loan (the “Note”), (ii) each Deed of Trust, Assignment of Leases and Rents and Security Agreement made by a Borrower to a trustee in favor of Lender which covers the Property owned by such Borrower (collectively, the “Mortgages”), (iii) each Assignment of Leases and Rents from a Borrower to Lender (collectively, the “Assignments of Leases and Rents”), (iv) each Assignment of Agreements, Licenses, Permits and Contracts from a Borrower to Lender, (v) the Deposit Account Control Agreement (the “Clearing Account Agreement”) among Borrowers, Lender, Manager and the Clearing Bank, (vi) the Deposit Account Agreement (the “Deposit Account Agreement”)  among Borrowers, Lender, Manager and the Deposit Bank and (vii) the Guaranty of Recourse Obligations made by Guarantor (the “Guaranty”); as each of the foregoing may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, severed, split, supplemented or otherwise modified from time to time (including pursuant to Section 9.3 hereof).

Major Lease:  (i) with respect to the Property identified as Centennial Gateway on Schedule C attached hereto, any of the following: (A) that certain Lease by and between Centennial Borrower, as landlord, and Sportsman Warehouse, a Utah corpration, as tenant, dated June 27, 2011, as has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement, and (B) that certain Lease by and between Centennial Borrower, as landlord, and 24 Hour Fitness USA, Inc., a California corporation as tenant, dated December 3, 2007, as has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

Major Tenant:  any tenant under a Major Lease.

Major Tenant Insolvency Proceeding:  (A) the admission in writing in a legal proceeding by any Major Tenant of its inability to pay its debts generally, or the making of a general assignment for the benefit of creditors, or the instituting by any Major Tenant of any proceeding seeking to adjudicate it insolvent or seeking a liquidation or dissolution, or the taking advantage by any Major Tenant of any Insolvency Law (as hereinafter defined), or the commencement by any Major Tenant of a case or other proceeding naming it as debtor under any Insolvency Law or the instituting of a case or other proceeding against or with respect to any Major Tenant under any Insolvency Law (provided that, with respect to any involuntary proceeding against such Major Tenant, such involuntary proceeding is not dismissed within one hundred twenty (120) days) or (B) the instituting of any proceeding against or with respect to any Major Tenant seeking liquidation of its assets or the appointment of (or if any Major Tenant shall consent to or acquiesce in the appointment of) a receiver, liquidator, conservator, trustee or similar official in respect of it or the whole or any substantial part of its properties or assets or the taking of any corporate, partnership or limited liability company action in furtherance of any of the foregoing.  As used herein, the term “Insolvency Law” shall mean Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.) as the same has been or may be amended or superseded from time to time, or any other applicable domestic or foreign liquidation, conservatorship, bankruptcy, receivership, insolvency, reorganization, or any similar debtor relief laws affecting the rights, remedies, powers, privileges and benefits of creditors generally.

Management Agreement:  the management agreement between a Borrower and Manager, pursuant to which Manager is to manage the Property owned by such Borrower, as same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with Section 5.12 hereof.

Manager:  Inland Diversified Real Estate Services LLC, a Delaware limited liability company, or any successor, assignee or replacement manager appointed by a Borrower in accordance with Section 5.12 hereof.

Managing Member:  Inland Territory Member, L.L.C. a Delaware limited liability company, the managing member of the Sole Member.

Material Alteration: any alteration the cost of which is reasonably estimated to exceed three percent (3%) of the Principal; provided, however, that in no event shall (i) any Required Repairs, (ii) any tenant improvement work performed pursuant to any Lease existing on the date hereof or entered into hereafter in accordance with the provisions of this Agreement, or (iii) alterations performed as part of a Restoration, constitute a Material Alteration.

Material Lease:  all Leases which (A) individually or in the aggregate with respect to the same tenant and its Affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in any such lease, cover more than fifteen thousand (15,000) square feet of the Improvements or (B) provide the tenant thereunder with an option or other preferential right to purchase all or any portion of any Property, or (C) are entered into with a tenant who is an Affiliate of any Borrower.

Maturity Date:  the date on which the final payment of principal of the Note becomes due and payable as therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

Minor Lease: any Lease that is not a Material Lease.

Net Operating Income:  for any period, the actual net operating income of the Properties for such period determined on a cash basis of accounting, after deducting therefrom deposits to (but not withdrawals from) any reserves required under this Agreement, and without giving credit for non-recurring extraordinary items of income.

Net Sales Proceeds:  with respect to the sale of any Property, the gross proceeds of such sale less all reasonable and customary transaction costs.

Net Worth: shall mean, as of a given date, (x) the total assets of Guarantor as of such date less (y) Guarantor’s total liabilities as of such date, determined in accordance with GAAP.

NRSRO:  any credit rating agency that has elected to be treated as a nationally recognized statistical rating organization for purposes of Section 15E of the Exchange Act, without regard to whether or not such credit rating agency has been engaged by Lender or its designees in connection with, or in anticipation of, a Securitization.

Officer’s Certificate:  a certificate delivered to Lender by a Borrower which is signed by a senior executive officer of Sole Member Principal.

Other Charges:  all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Property, now or hereafter levied or assessed or imposed against any Property or any part thereof.

Payment Date:  the 1st day of each calendar month or, upon Lender’s exercise of its right to change the Payment Date in accordance with Section 2.2.4 hereof, the New Payment Date (in either case, if such day is not a Business Day, the Payment Date shall be the first Business Day thereafter).  The first Payment Date hereunder shall be February 1, 2013.

Permitted Affiliate Transferee:  one or more of the following Persons:  (a) Inland Real Estate Corporation, a Maryland corporation, (b) Inland Real Estate Investment Corporation, a Delaware corporation, (c) Retail Properties of America, Inc., f/k/a Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, (d) Inland American Real Estate Trust, Inc., a Maryland corporation, (e) Inland Real Estate Income Trust, Inc., a Maryland corporation, (f) Sole Member Principal, and (g) any Person with respect to which any combination of the Persons listed in clauses (a) through (g) above both Control and own 100% of the equity interests in such Person.

Permitted Encumbrances: (i) the Liens created by the Loan Documents, (ii) all Liens and other matters disclosed in the Title Insurance Policies, (iii) Liens, if any, for Taxes or Other Charges not yet due and payable and not delinquent, (iv) any workers’, mechanics’ or other similar Liens on a Property provided that any such Lien is bonded or discharged within thirty (30) days after a Borrower first receives notice of such Lien and (v) such other title and survey exceptions as Lender approves in writing in Lender’s discretion.

Permitted Investments:  shall mean any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which such funds are required to be drawn, and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency shall have confirmed in writing to Lender that a lower rating would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Securities (the “Certificates”):

(i)                                     any Money Market Fund (the “Fund”) so long as the Fund is rated “AAA M” or “AAA M-G” by each Rating Agency (or, if not rated by any Rating Agency other than S&P, otherwise acceptable to such Rating Agency or Agencies, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Securities); and

(ii)                                  such other obligations as are acceptable as Permitted Investments to each Rating Agency, as confirmed in writing to Lender, that such obligations would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Securities;

provided, however, that the investments  must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity; and provided, further, that, with respect to each investment described above, in the judgment of Lender, such instrument continues to qualify as a “cash flow investment” pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security shall be a Permitted Investment if (x) such instrument or security evidences a right to receive only interest payments or (y) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

Permitted Prepayment Date:  the Payment Date that occurs in October, 2022.

Permitted Transfers:

(a)         a Lease entered into in accordance with the Loan Documents; or

(b)         a Permitted Encumbrance; or

(c)          a Transfer and Assumption; or

(d)         the sale, pledge, transfer or issuance of shares of Guarantor, provided, that:

(i)                           such Transfer shall not result in a change of Control of any Borrower, Sole Member, Managing Member or Sole Member Principal or result in any one Person who did not previously have more than 49% of the direct or indirect interest in any Borrower, Sole Member, Managing Member or Sole Member Principal acquiring more than 49% of the direct or indirect interest in any Borrower, Sole Member, Managing Member or Sole Member Principal;

(ii)                        following such Transfer, Sole Member shall remain in Control of each Borrower, Managing Member shall remain in Control of Sole Member and Sole Member Principal shall remain in Control of Managing Member;

(iii)                     if such Transfer would result in any one Person who did not previously own twenty percent (20%) or more of the direct or indirect interests in any Borrower, Sole Member, Managing Member or Sole Member Principal acquiring twenty percent (20%) or more of the direct or indirect interest in any Borrower, Sole Member, Managing Member or Sole Member Principal, Lender shall have approved in its reasonable discretion such proposed transferee, which approval shall be based upon Lender’s satisfactory determination as to the reputable character and creditworthiness of such proposed transferee, as evidenced by credit and background checks performed by Lender and such other financial statements and other information reasonably requested by Lender; and

(iv)                    the legal and financial structure of each Borrower and its members and the single purpose nature and bankruptcy remoteness of each Borrower and its members after such Transfer, shall satisfy Lender’s underwriting criteria and requirements used in connection with the initial funding of the Loan; or

(e)          provided that no Default or Event of Default shall then exist, a Transfer of all of the outstanding ownership interests in any Borrower in a single transaction to a Permitted Affiliate Transferee, provided that:

(i)                           Lender receives not less than thirty (30) days prior written notice of such Transfer;

(ii)                        Each Borrower has submitted to Lender true, correct and complete copies of any and all information and documents of any kind requested by Lender concerning the applicable Permitted Affiliate Transferee, including, without limitation all organizational documents of such Permitted Affiliate Transferee;

(iii)                     If the Loan has not been the subject of a Secondary Market Transaction, then Lender shall have determined in its reasonable discretion (taking into consideration such factors as Lender may determine, including the attributes of the loan pool in which the Loan might reasonably be expected to be securitized) that no rating for any securities that would be issued in connection with such Securitization will be diminished, qualified, or withheld by reason of such Permitted Transfer;

(iv)                    Each Borrower shall deliver to Lender of a non-refundable $5,000 application fee;

(v)                       the applicable Permitted Affiliate Transferee shall assume all liabilities and obligations of Guarantor under the Guaranty of Recourse Obligations or execute a replacement guaranty in substantially the same form as the Guaranty of Recourse Obligations executed by Guarantor on the Effective Date;

(vi)                    Each Borrower shall execute and deliver to Lender any and all documents required by Lender, in form and substance required by Lender, in Lender’s sole discretion, including a reaffirmation of all of Borrowers’ obligations and liabilities under the Loan Documents;

(vii)                 Counsel to each Borrower and the applicable Permitted Affiliate Transferee shall deliver to Lender an Additional Insolvency Opinion and other opinions in form and substance satisfactory to Lender as to such matters as Lender shall require, which may include opinions as to substantially the same matters and were required in connection with the origination of the Loan;

(viii)              (1) the Net Worth of the Permitted Affiliate Transferee immediately prior to such Transfer shall equal or exceed the lesser of (A) the Net Worth of Guarantor immediately prior to such Transfer and (B) the Net Worth of Guarantor on the Effective Date, and (2) the Liquid Assets of the Permitted Affiliate Transferee immediately prior to such Transfer shall equal or exceed the lesser of (A) the Liquid Assets of Guarantor immediately prior to such Transfer and (B) the Liquid Assets of Guarantor on the Effective Date;

(ix)                    neither the Permitted Affiliate Transferee nor any principal nor Affiliate of the Permitted Affiliate Transferee has been a party to, or the subject of, a Bankruptcy Proceeding for the ten (10) years immediately prior to such Transfer;

(x)                       there shall be no material litigation or regulatory action pending or threatened against the Permitted Affiliate Transferee or Affiliate thereof which could reasonably be expected to have a material adverse effect on the Permitted Affiliate Transferee’s ability to perform its obligations under this Agreement, which is not reasonably acceptable to Lender;

(xi)                    each Property shall continue to be managed by Manager or managed by a Qualified Manager pursuant to a management agreement satisfactory to Lender, and if a Securitization has occurred, the applicable Rating Agencies;

(xii)                 if required by Lender, receipt by Lender of evidence reasonably acceptable to Lender that no Person owning twenty percent (20%) or more of the direct or indirect beneficial interests in any Borrower is in violation of the requirements of Section 5.25 and Section 5.31 of this Agreement; and

(xiii)              Each Borrower shall deliver to Lender a payment in the amount of all remaining unpaid costs incurred by Lender in connection with such Permitted Transfer, including but not limited to, Lender’s reasonable attorneys fees and expenses; or

(f)           provided that no Default or Event of Default shall then exist, the merger of Guarantor with one or more Permitted Affiliate Transferees, provided that:

(i)                           each Borrower shall give Lender written notice of such merger, together with copies of all documents and instruments to be entered into in connection with such merger not less than thirty (30) days prior to the date of such merger;

(ii)                        any such merger is in compliance with Legal Requirements;

(iii)                     Each Borrower shall have delivered to Lender an updated organizational chart of such Borrower (to the extent the organizational structure of Borrower changes as a result of such merger), the new or amended organizational documents for such Guarantor or, if Guarantor is not the surviving entity in such merger, the organizational documents for the surviving entity (the “Surviving Entity”), together with certificates of good standing of Guarantor or the Surviving Entity, as applicable, and any amendments to any Borrower organizational documents necessary in connection with such merger, each in form and substance reasonably acceptable to Lender;

(iv)                    Lender shall have received evidence reasonably satisfactory to Lender that the Net Worth of Guarantor or the Surviving Entity, as applicable, following such merger shall equal or exceed the Net Worth of Guarantor immediately prior to such merger;

(v)                       Guarantor or the Surviving Entity, as applicable, following such merger shall be publicly registered with the Securities and Exchange Commission;

(vi)                    if required by Lender, receipt by Lender of evidence reasonably acceptable to Lender that no Person owning twenty percent (20%) or more of the direct or indirect beneficial interests in any Borrower is in violation of the requirements of Section 5.25 and Section 5.31 of this Agreement;

(vii)                 Guarantor or the Surviving Entity, as applicable, and each Borrower shall execute and deliver to Lender such documents as may be reasonably required by and in form and substance acceptable to Lender, including, without limitation, a reaffirmation of Borrowers’ obligations and liabilities under the Loan Documents and a reaffirmation of Guarantor’s obligations and liabilities under the Guaranty of Recourse Obligations if Guarantor is the surviving entity of such merger, or an assumption of the Guaranty of Recourse Obligations or a new Guaranty of Recourse Obligations executed by the Surviving Entity in substantially the same form as the Guaranty or Recourse Obligations executed by Guarantor on the Effective Date;

(viii)              Each Borrower shall deliver to Lender a payment in the amount of all remaining unpaid costs incurred by Lender in connection with such Permitted Transfer, including but not limited to, Lender’s reasonable attorneys fees and expenses; and

(ix)                    Borrowers shall deliver to Lender an Additional Insolvency Opinion in form and substance reasonably satisfactory to Lender; or

(g)          provided that no Default or Event of Default shall then exist, the Transfer of 100% of the membership interests in Managing Member to a JV Entity, provided that:

(i)                           Lender receives not less than thirty (30) days prior written notice of such Transfer;

(ii)                        Each Borrower has delivered to Lender true, correct and complete copies of any and all information and documents of any kind requested by Lender concerning the JV Entity, including, without limitation all organizational documents of the JV Entity and an updated organizational chart for each Borrower;

(iii)                     Sole Member Principal maintains Control of the JV Entity and continues to control each Borrower;

(iv)                    Each Borrower shall deliver to Lender of a non-refundable $5,000 application fee;

(v)                       Guarantor and each Borrower shall execute and deliver to Lender such documents as may be reasonably required by and in form and substance reasonably acceptable to Lender, including, without limitation, a reaffirmation of Borrowers’ obligations and liabilities under the Loan Documents and a reaffirmation of Guarantor’s obligations and liabilities under the Guaranty of Recourse Obligations;

(vi)                    no Qualified Transferee that owns any beneficial interest in the JV Entity nor any principal nor Affiliate of such Qualified Transferee has been a party to, or the subject of a Bankruptcy Proceeding for the ten (10) years immediately prior to such Transfer;

(vii)                 if required by Lender, receipt by Lender of evidence reasonably acceptable to Lender that no Person owning twenty percent (20%) or more of the direct or indirect beneficial interests in any Borrower is in violation of the requirements of Section 5.25 and Section 5.31 of this Agreement;

(viii)              evidence satisfactory to Lender has been provided showing that each Borrower and such of its Affiliates as shall be designated by Lender comply and will comply with Section 5.13 hereof, as those provisions may be modified by Lender taking into account the ownership structure of each Borrower and their Affiliates;

(ix)                    Each Borrower shall deliver to Lender a payment in the amount of all remaining unpaid costs incurred by Lender in connection with such Permitted Transfer, including but not limited to, Lender’s reasonable attorneys fees and expenses; and

(x)                       Borrowers shall deliver to Lender an Additional Insolvency Opinion in form and substance reasonably satisfactory to Lender ; or

(h)         the Transfer of Class B Units in Sole Member in existence on the Effective Date, or of any direct or indirect interest in any Investor that is the holder of any such Class B Units, to the extent permitted without the consent of Managing Member under the Sole Member LLC Agreement, provided, that:

(i)                           to the extent Managing Member is entitled to receive notice of such Transfer pursuant to the Sole Member LLC Agreement, Lender receives notice of such Transfer within three (3) Business Days after Managing Member’s receipt of such notice and in any event on or before the date of such Transfer, together with copies of any documents or descriptions (including, without limitation, any “know-your-customer” information received by Managing Member in connection therewith);

(ii)                        such Transfer shall be effectuated in accordance with the terms of the Sole Member LLC Agreement;

(iii)                     such Transfer shall not result in a change of Control of any Borrower, Sole Member, Managing Member or Sole Member Principal or result in any one Person who did not previously own twenty percent (20%) or more of the direct or indirect interest in any Borrower, Sole Member, Managing Member or Sole Member Principal acquiring twenty percent (20%) or more of the direct or indirect interest in any Borrower, Sole Member, Managing Member or Sole Member Principal;

(iv)                    following such Transfer, Sole Member shall remain in Control of each Borrower, Managing Member shall remain in Control of Sole Member and Sole Member Principal shall remain in Control of Managing Member; and

(v)                       the legal and financial structure of each Borrower and its members and the single purpose nature and bankruptcy remoteness of each Borrower and its members after such Transfer, shall satisfy Lender’s underwriting criteria and requirements used at the time of the initial funding of the Loan.

Person:  any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

Plan:  (i) an employee benefit or other plan established or maintained by a Borrower or any ERISA Affiliate or to which a Borrower or any ERISA Affiliate makes or is obligated to make contributions and (ii) which is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code.

Pooling and Servicing Agreement:  any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction.

Properties: collectively, the parcels of real property and Improvements thereon owned by Borrowers and encumbered by the Mortgages; together with all rights pertaining to such real property and Improvements, and all other collateral for the Loan as more particularly described in the Granting Clauses of the Mortgages and referred to therein as the Trust Property.  The location of each Property is identified on Schedule 1 hereto.

Qualified Manager:  either (a) Manager, or (b) a reputable and experienced management organization (which may be an Affiliate of a Borrower) possessing experience in managing properties similar in size, scope, use and value as the Properties and approved by Lender.

Qualified Transferee:  one or more of the following Persons, provided that, and only during such time that, such Person complies with the requirements of Section 5.13 hereof:

a)                                     a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (a) satisfies the Eligibility Requirements;

b)                                     an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (b) satisfies the Eligibility Requirements;

c)                                      an institution substantially similar to any of the foregoing entities described in clauses (a) or (b) above that satisfies the Eligibility Requirements;

d)                                     any entity that Controls, is Controlled by, or is under common Control with, any of the entities described in (a), (b) or (c) of this definition;

e)                                      any Qualified Transferee that is acting in an agency capacity for a syndicate of lenders, provided that more than 50% of the committed loan amounts or outstanding loan balance are owned by lenders in the syndicate that are Qualified Transferees; or

f)                                       any other entity (including opportunity funds) regularly engaged in the business of making mortgage or mezzanine loans, originating preferred equity investments, or owning or operating commercial real estate assets which has been approved hereunder as a Qualified Transferee by the Rating Agencies.

Rating Agency:  prior to the final Securitization of the Loan (or if a Securitization has not occurred), each of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), Fitch, Inc., a division of Fitch Ratings Ltd. (“Fitch”), DBRS, Inc. and Morningstar, Inc. or any other nationally-recognized statistical rating organization which has been designated by Lender, and after the final Securitization of the Loan, any of the foregoing that have rated any of the securities issued in connection with the Securitization.

Rating Comfort Letter:  a letter issued by each of the applicable Rating Agencies which confirms that the taking of the action referenced to therein will not result in any qualification, withdrawal or downgrading of any existing ratings of Securities created in a Secondary Market Transaction.

Release Amount:  with respect to any Property released pursuant to Section 2.4.2 hereof, the greater of (i) 100% of the Net Sales Proceeds with respect to such Property and (ii) 115% of the Allocated Loan Amount for such Property.

RBS:  The Royal Bank of Scotland plc.

Regulation AB:  Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.

Regulation S-K:  Regulation S-K of the Securities Act, as such regulation may be amended from time to time.

Regulation S-X:  Regulation S-X of the Securities Act, as such regulation may be amended from time to time.

Related Loan:  a loan to an Affiliate of any Borrower or any Guarantor or secured by a Related Property, that is included in a Securitization with the Loan, and any other loan that is cross-collateralized with the Loan.

Related Property:  a parcel of real property, together with improvements thereon and personal property related thereto, that is “related” (within the meaning of the definition of Significant Obligor) to the Property.

Release Date: the twenty fifth (25th) Payment Date.

REMIC Trust: a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note.

Rents:  all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of each Borrower, Manager or any of their agents or employees from any and all sources arising from or attributable to each Property and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of each Property or rendering of services by a Borrower, Manager or any of their agents or employees and proceeds, if any, from business interruption or other loss of income insurance.

Servicer:  a servicer selected by Lender to service the Loan, including any “master servicer” or “special servicer” appointed under the terms of any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction.

Significant Obligor:  has the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.

Sole Member:  Inland Territory, L.L.C., a Delaware limited liability company, the sole member of Borrowers.

Sole Member LLC Agreement: the Limited Liability Company Operating Agreement of Sole Member as in effect on the Effective Date.

Sole Member Principal:  Inland Diversified Real Estate Trust, Inc., a Maryland corporation, in its capacity as the sole member of Managing Member.

State: as to any Property, the state in which such Property is located.

Stated Maturity Date: January 1, 2023 as such date may be changed in accordance with Section 2.2.4 hereof.

Taxes:  all real estate and personal property taxes, assessments, water rates or sewer rents, maintenance charges, impositions, vault charges and license fees, now or hereafter levied or assessed or imposed against all or part of the Properties.

Term:  the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrowers pursuant to the Loan Documents.

Title Insurance Policies:  the ALTA mortgagee title insurance policies in the form acceptable to Lender issued with respect to each Property and insuring the Liens of the Mortgages.

Transfer:  (i) any sale, conveyance, transfer, encumbrance, pledge, lease or assignment, or the entry into any agreement (unless expressly subject to receipt of Lender’s consent)to sell, convey, transfer, encumber, pledge, lease or assign, whether by law or otherwise, of, on, in or affecting (x) all or part of any Property (including any legal or beneficial direct or indirect interest therein), (y) any direct or indirect interest in any Borrower (including any profit interest), or (z) any direct or indirect interest in Managing Member or (ii) any change of Control of any Borrower, Sole Member, Managing Member or Sole Member Principal.  For purposes hereof, a Transfer of an interest in a Borrower shall be deemed to include (A) if a Borrower or the Person controlling such Borrower is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than ten percent (10%) of such corporation’s stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation and (B) if a Borrower or the Person controlling such Borrower is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member or the transfer of the partnership interest of any general partner, managing partner or limited partner or the transfer of the interest of any joint venturer or member.

UCC:  the Uniform Commercial Code as in effect in the State or the state in which any of the Cash Management Accounts are located, as the case may be.

Welfare Plan:  an employee welfare benefit plan, as defined in Section 3(1) of ERISA.

Yield Maintenance Premium: - an amount equal to the greater of (a) one percent (1%) of any applicable prepayment, or (b) the present value as of the Prepayment Date of the Calculated Payments determined by discounting such payments at the Discount Rate.  As used in this definition, (i) the term “Prepayment Date” means the date on which the applicable prepayment is made; (ii) the term “Calculated Payments” means the monthly payments of interest only which would be due from the Prepayment Date through the Permitted Prepayment Date based on the Principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum in the amount, if any, by which the Interest Rate exceeds the Yield Maintenance Treasury Rate; (iii) the term “Discount Rate” means the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually.  The calculation of the Yield Maintenance Premium shall be made by Lender and shall, absent manifest error, be final, conclusive and binding upon the parties.

Yield Maintenance Treasury Rate:  the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Open Date.  In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate.   In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

1.2       Index of Other Definitions.   The following terms are defined in the sections or Loan Documents indicated below:

“Additional Operating Expense” - 6.3.6

“Allocated Amount” - 10.23

“Annual Capital Budget” - 6.3.4

“Annual Operating Budget” - 6.3.5

“Applicable Taxes” - 2.2.3

“Approved Additional Operating Expense” - 6.3.6

“Approved Capital Budget” - 6.3.5

“Approved Operating Budget” - 6.3.5

“Assignments of Leases and Rents” - 1.1 (Definition of Loan Documents)

“Award” - 7.3.2

“Bankruptcy Proceeding” - 4.7

“Borrower’s Recourse Liabilities” - 10.1

“Calculated Payments” - 1.1 (Definition of Yield Maintenance Premium)

“Cash Collateral Subaccount” - 3.8

“Cash Management Accounts” - 3.9

“Casualty” - 7.2.1

“Casualty/Condemnation Prepayment” - 2.3.2

“Casualty/Condemnation Subaccount” - 3.6

“Cause” - Schedule 5

“Certificates” - 1.1  (Definition of Permitted Investment)

“Clearing Account” - 3.1

“Clearing Account Agreement” - 1.1 (Definition of Loan Documents)

“Clearing Bank” - 3.1

“Condemnation” - 7.3.1

“Custodial Account” - Schedule 5

“Delaware Act” - Schedule 5

“Deposit Account” - 3.1

“Deposit Account Agreement” - 1.1 (Definition of Loan Documents)

“Disclosure Document” - 9.2(a)

“Discount Rate” - 1.1 (Definition of Yield Maintenance Premium)

“Easements” - 4.14

“Effective Date” - preamble

“Endorsement” - 5.26.2

“Environmental Laws” - 4.21

“Equipment” - Mortgage

“Event of Default” - 8.1

“Exchange Act” - 9.2(a)

“Fitch” - 1.1 (Definition of Rating Agency)

“Fund” - 1.1 (Definition of Permitted Investment)

“Government Lists” - 5.31

“Guaranty” - 1.1 (Definition of Loan Documents)

“Hazardous Substances” -  4.21

“Improvements” - Mortgage

“Indemnified Liabilities” - 5.30

“Indemnified Party” - 5.30

“Independent Director” - Schedule 5

“Insolvency Law” - 1.1 (Definition of Major Tenant Insolvency Proceeding)

“Insurance Premiums” - 7.1.2

“Insured Casualty” - 7.2.2

“Issuer” - 9.2(b)

“Late Payment Charge” - 2.5.3

“Lease Sweep Cash Management Period” - 3.11

“Lender Group” - 9.2(b)

“Liabilities” - 9.2(b)

“Licenses” - 4.11

“Liquid Assets Threshold” - 3.11

“Loan” - 2.1

“Monthly Interest Payment Amount” - 2.2.1

“Moody’s” - 1.1 (Definition of Rating Agency)

“Mortgages” - 1.1 (Definition of Loan Documents)

“Nationally Recognized Service Company” - Schedule 5

“Net Worth Threshold” - 3.11

“New Payment Date” - 2.2.4

“Note” - 1.1 (Definition of Loan Documents)

“Notice” - 6.1

“O & M Program” - 5.8.3

“OFAC” - 5.31

“Operating Expense Subaccount” - 3.5

“Patriot Act” - 5.31
“Patriot Act Offense” - 5.31

“Permitted Equipment Financing” - 5.22

“Permitted Indebtedness” - 5.22

“Policies” - 7.1.2

“Prepayment Date” - 1.1 (Definition of Yield Maintenance Premium)

“Principal” - 2.1

“Proceeds” - 7.2.2

“Proposed Material Lease” - 5.10.2

“Qualified Carrier” - 7.1.1

“Remedial Work” - 5.8.2

“Rent Roll” - 4.16

“Required Records” - 6.3.7

“Required Repairs” - 3.2.1

“Restoration” - 7.4.1

“Review Waiver” - 10.5

“S&P” - 1.1 (Definition of Rating Agency)

“Secondary Market Transaction” - 9.1(a)

“Securities” - 9.1(a)

“Securities Act” - 9.2(a)

“Securitization” - 9.1(a)

“Security Deposit Account” - 3.7

“Security Deposit Subaccount” - 3.7

“Significant Casualty” - 7.2.2

“Single Member Bankruptcy Remote LLC” - Schedule 5

“Special Member” - Schedule 5

“Special Purpose Bankruptcy Remote Entity” - 5.13

“Special Rollover Reserve Subaccount” - 3.4.2

“Springing Recourse Event” - 10.1

“Subaccounts” - 3.1

“Surviving Entity” - 1.1 (Definition of Permitted Transfer)

“Tax and Insurance Monthly Deposits” - 3.3

“Tax and Insurance Subaccount” - 3.3

“Toxic Mold” - 4.21

“Transfer and Assumption” - 5.26.2

“Transferee Borrower” - 5.26.2

“Underwriter Group” - 9.2(b)

“Updated Information” - 9.1(b)(i)

1.3       Principles of Construction.  Unless otherwise specified, (i) all references to sections and schedules are to those in this Agreement, (ii) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, (iv) the word “including” means “including but not limited to,” and (v) accounting terms not specifically defined herein shall be construed in accordance with GAAP.

2.              GENERAL LOAN TERMS

2.1       The Loan.  Lender is making a loan (the “Loan”) to Borrowers on the date hereof, in the original principal amount of Forty-Four Million Three Hundred Eighty-Five Thousand and No/100 Dollars ($44,385,000) (the “Principal”), which shall mature on the Stated Maturity Date.  Each Borrower acknowledges receipt of the Loan, the proceeds of which are being and shall be used to (i) acquire the Properties, (ii) fund certain of the Subaccounts, and (iii) pay transaction costs.  Any excess proceeds may be used for any lawful purpose. No amount repaid in respect of the Loan may be reborrowed.

2.2       Interest; Monthly Payments.

2.2.1                     Generally.    From and after the date hereof, interest on the unpaid Principal shall accrue at the Interest Rate and be payable as hereinafter provided.  On each Payment Date, Borrowers shall pay interest on the unpaid Principal accrued at the Interest Rate during the Interest Period immediately preceding such Payment Date (the “Monthly Interest Payment Amount”).  The Monthly Interest Payment Amount due on any Payment Date shall first be applied to the payment of interest accrued during the preceding Interest Period and the remainder of such Monthly Interest Payment Amount, if any, shall be applied to the reduction of the unpaid Principal.  All accrued and unpaid interest and unpaid Principal shall be due and payable on the Maturity Date.  If the Loan is repaid on any date other than on a Payment Date (whether prior to or after the Stated Maturity Date), Borrowers shall also pay interest that would have accrued on such repaid Principal to but not including the next Payment Date.

2.2.2                     Default Rate.  After the occurrence and during the continuance of an Event of Default, the entire unpaid Debt shall bear interest at the Default Rate, and shall be payable upon demand from time to time, to the extent permitted by applicable law.

2.2.3                     Taxes.  Any and all payments by Borrowers hereunder and under the other Loan Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Lender’s income, and franchise taxes imposed on Lender by the law or regulation of any Governmental Authority (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to in this Section 2.2.3 as “Applicable Taxes”).  If any Borrower shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to Lender, the following shall apply:  (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.2.3), Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.  Payments pursuant to this Section 2.2.3 shall be made within ten (10) days after the date Lender makes written demand therefor.

2.2.4                     New Payment Date.  Lender shall have the right, to be exercised not more than once during the term of the Loan, to change the Payment Date to a date other than the first day of each month (a “New Payment Date”), on thirty (30) days’ written notice to Borrowers; provided, however, that any such change in the Payment Date: (i) shall not modify the amount of regularly scheduled monthly interest payments, except that the first payment of interest payable on the New Payment Date shall be accompanied by interest at the interest rate herein provided for the period from the Payment Date in the month in which the New Payment Date first occurs to the New Payment Date, and (ii) shall change the Stated Maturity Date to the New Payment Date occurring in the month set forth in the definition of Stated Maturity Date.

2.3       Loan Repayment.

2.3.1                     Repayment.  Borrowers shall repay the entire outstanding principal balance of the Note in full on the Maturity Date, together with interest thereon to (but excluding) the date of repayment and any other amounts due and owing under the Loan Documents.  No Borrower shall have any right to prepay all or any portion of the Principal except in accordance with Section 2.3.2 below, Section 2.3.3 below and Section 2.3.4 below.  Except during the continuance of an Event of Default, all proceeds of any repayment, including any prepayments of the Loan, shall be applied by Lender as follows in the following order of priority:  First, accrued and unpaid interest at the Interest Rate; Second, to Principal; and Third, to any other amounts then due and owing under the Loan Documents, including the Yield Maintenance Premium (if such repayment or prepayment occurs prior to the Permitted Prepayment Date).  If prior to the Stated Maturity Date the Debt is accelerated by reason of an Event of Default, then Lender shall be entitled to receive, in addition to the unpaid Principal and accrued interest and other sums due under the Loan Documents, an amount equal to the Yield Maintenance Premium applicable to such Principal so accelerated.  During the continuance of an Event of Default, all proceeds of repayment, including any payment or recovery on one or more of the Properties (whether through foreclosure, deed-in-lieu of foreclosure, or otherwise) shall, unless otherwise provided in the Loan Documents, be applied in such order and in such manner as Lender shall elect in Lender’s discretion.

2.3.2                     Mandatory Prepayments.  The Loan is subject to mandatory prepayment in certain instances of Insured Casualty or Condemnation (each a “Casualty/Condemnation Prepayment”), in the manner and to the extent set forth in Section 7.4.2 hereof.  Each Casualty/Condemnation Prepayment, after deducting Lender’s costs and expenses (including reasonable attorneys’ fees and expenses) in connection with the settlement or collection of the Proceeds or Award, shall be applied by Lender in the same manner as repayments under Section 2.3.1 above on the next occurring Payment Date following the date Lender actually receives the Proceeds or Award of the Casualty/Condemnation Prepayment, provided that if such Casualty/Condemnation Prepayment is made on any date other than a Payment Date, then such Casualty/Condemnation Prepayment shall include interest that would have accrued on the Principal prepaid to but not including the next Payment Date.  Provided that no Event of Default is continuing, any such mandatory prepayment under this Section 2.3.2 shall be without the payment of the Yield Maintenance Premium.  Notwithstanding anything to the contrary contained herein, each Casualty/Condemnation Prepayment shall be applied in inverse order of maturity and shall not extend or postpone the due dates of the monthly installments due under the Note or this Agreement, or change the amounts of such installments.

2.3.3                     Voluntary Prepayments.

(a)          Provided no Event of Default shall be continuing, Borrowers shall have the right after the Release Date and prior to the Permitted Prepayment Date to voluntarily prepay the Loan in whole (but not in part) provided that such payment is accompanied by the Yield Maintenance Premium.  Any such prepayment received by Lender on a date other than a Payment Date shall include interest that would have accrued on such prepaid Principal to, but not including, the next Payment Date.

(b)          From and after the Permitted Prepayment Date, Borrowers shall have the right to prepay the Loan in whole (but not in part), provided that Borrowers give Lender at least fifteen (15) days’ prior written notice thereof.  If any such prepayment is not made on a Payment Date, Borrowers shall also pay interest that would have accrued on such prepaid Principal to, but not including, the next Payment Date.  Any such prepayment shall be made without payment of the Yield Maintenance Premium.

2.4       Release of Properties on Payment in Full.

2.4.1                     Sale of Properties.  On any Payment Date after the Release Date, any Borrower may obtain the release of any Property owned by it from the Lien of the Mortgage encumbering such Property (and related Loan Documents) thereon upon a bona fide third-party sale of such Property, provided each of the following conditions are satisfied:

(a)          The sale of such Property is pursuant to an arm’s-length agreement to a third party not Affiliated with any Borrower or Guarantor, and in which no Borrower and no Affiliate of any Borrower and/or Guarantor has any beneficial interest;

(b)         Borrowers shall make a prepayment of Principal in an amount equal to the applicable Release Amount plus all accrued and unpaid interest thereon;

(c)          Both immediately before such sale and immediately thereafter, no Event of Default shall be continuing;

(d)         Concurrently with such sale, the Borrower owning the Property being released shall dissolve and liquidate;

(e)          After giving effect to such release, each Borrower shall remain a Special Purpose Bankruptcy Remote Entity;

(f)           The representations and warranties made by Borrowers and/or Guarantor in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such sale (and after giving effect to such sale);

(g)          Borrowers shall have given Lender at least twenty (20) days’ prior written notice of such sale, accompanied by a copy of the applicable contract of sale and all related documents, and drafts of any applicable release documents (which shall be subject to Lender’s approval);

(h)         Borrowers shall have delivered to Lender a copy of the final closing settlement statement for such sale at least one (1) Business Days prior to the closing of such sale;

(i)             Borrowers shall have paid to Lender all third party out of pocket costs and expenses (including reasonable attorneys’ fees) incurred by Lender in connection with such sale and the release of such Property from the Lien of the Loan Documents;

(j)            Borrowers and Guarantor shall execute and deliver such documents as Lender may reasonably request to confirm the continued validity of the Loan Documents and the Liens thereof;

(k)         after giving effect to such release, the Debt Service Coverage Ratio for all of the Properties then remaining subject to the Liens of the Mortgages shall be no less than the greater of (i) the Debt Service Coverage Ratio immediately preceding such release and (ii) 1.80:1.00; and

(l)             in the event that, after taking into account the prepayment of Principal pursuant to subclause (b) above, the loan-to-value ratio immediately after the release (such value to be determined, in Lender’s sole discretion, by any commercially reasonable method permitted to a REMIC Trust; and which shall exclude the value of personal property or going concern value, if any) is greater than 125%, Borrowers shall also make payment of Principal in an amount such that the loan-to-value ratio immediately after the release (such value to be determined, in Lender’s sole discretion, by any commercially reasonable method permitted to a REMIC Trust; and which shall exclude the value of personal property or going concern value, if any) is no more than one hundred and twenty five percent (125%).

Additionally, Borrowers shall pay to Lender, with respect to any payment of the Principal pursuant to Section 2.4.1(b) or Section 2.4.1(l) an additional amount equal to the Yield Maintenance Premium.  In addition, if any such Principal payment is received by Lender on a date other than a Payment Date, Borrowers shall also pay interest that would have accrued on such prepaid Principal to, but not including, the next Payment Date.

2.4.2                     Release on Payment in Full.  Lender shall, upon payment in full of the Debt in accordance herewith, release or, if requested by Borrowers, assign to Borrowers’ designee (without any representation or warranty by and without any recourse against Lender whatsoever), the Liens of the Loan Documents if not theretofore released.

2.5       Payments and Computations.

2.5.1                     Making of Payments.  Each payment by a Borrower or Borrowers shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 11:00 a.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrowers.  Whenever any such payment shall be stated to be due on a day that is not a Business Day, such payment shall be made on the first Business Day thereafter.  All such payments shall be made irrespective of, and without any deduction, set-off or counterclaim whatsoever and are payable without relief from valuation and appraisement laws and with all costs and charges incurred in the collection or enforcement thereof, including attorneys’ fees and court costs.

2.5.2                     Computations.  Interest payable under the Loan Documents shall be computed on the basis of the actual number of days elapsed over a 360-day year.

2.5.3                     Late Payment Charge.  If any Principal, interest or other sum due under any Loan Document is not paid by Borrowers on the date on which it is due (other than Principal due on the Stated Maturity Date), Borrowers shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law (the “Late Payment Charge”), in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment.  Such amount shall be secured by the Loan Documents.

3.              CASH MANAGEMENT AND RESERVES

3.1       Cash Management Arrangements.  Each Borrower shall at all times during the Term cause all Rents relating to its Property to be transmitted directly by non-residential tenants of such Property into an Eligible Account (the “Clearing Account”) maintained by one or both Borrowers at a local bank selected by Borrowers, which shall at all times be an Eligible Institution (the “Clearing Bank”) as more fully described in the Clearing Account Agreement and Borrowers covenant and agree to provide written notice to each such tenant with respect to same, such notice to be in form and substance acceptable to Lender in its reasonable discretion.  Without in any way limiting the foregoing, all Rents received by Borrowers or Manager shall be deposited into the applicable Clearing Account within three (3) Business Days of receipt.  Borrowers acknowledge that, to the extent a Clearing Account is in the name of one Borrower and Rents relating to the Property owned by the other Borrower are deposited therein, such Rents shall continue to be the property of the Borrower who owns the applicable Property to which they relate and the Borrower in whose name such Clearing Account is maintained is maintaining such Clearing Account on both its own behalf and as agent for the other Borrower and shall hold any such Rents in trust for the benefit of such other Borrower.  Funds deposited into the Clearing Account shall be swept by the applicable Clearing Bank on a daily basis into the Borrowers’ operating account (or, if Manager is an Affiliate of Borrowers, into the Custodial Account maintained by the Manager on behalf of the Borrowers) at such Clearing Bank, unless a Cash Management Period is continuing, in which event such funds shall be swept on a daily basis into an Eligible Account at the Deposit Bank controlled by Lender (the “Deposit Account”) (or, if an Event of Default exists, as a otherwise directed by Lender) and applied and disbursed in accordance with this Agreement.  Funds in the Deposit Account shall be invested at Lender’s discretion only in Permitted Investments.  Lender will also establish subaccounts of the Deposit Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as “Subaccounts”).  The Deposit Account and any Subaccount will be under the sole control and dominion of Lender, and no Borrower shall have any right of withdrawal therefrom.  Borrowers shall pay for all expenses of opening and maintaining all of the above accounts.

3.2       Completion of Required Repairs.

Borrowers shall perform and complete each item of the repairs and environmental remedial work relating to the Properties described on Schedule 2 hereto (the “Required Repairs”) within six (6) months of the date hereof or such shorter period of time for such item set forth on Schedule 2 hereto; provided that if Borrowers have commenced and diligently pursued the completion of any such repairs or remedial work and such repairs or remedial work cannot reasonably be completed within such six (6) month period, Borrowers shall, so long as Borrowers continue to diligently pursue the completion thereof, have such time as is reasonably necessary to complete such repairs, such additional time not to exceed an additional six (6) months.  Borrowers shall not be required to deposit any reserves in connection with the Required Repairs.

3.3       Taxes and Insurance.  Borrowers shall pay to Lender on each Payment Date occurring during the continuance of a Cash Management Period, (x) one-twelfth (1/12) of the Taxes that Lender reasonably estimates will be payable during the next twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates and (y) one-twelfth (1/12) of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies ((x) and (y) are herein referred to as the “Tax and Insurance Monthly Deposits”).  In addition to the monthly deposits described above, on the first Payment Date in which Borrowers are required to pay to Lender the Tax and Insurance Monthly Deposit, Borrowers shall deposit with Lender an amount which Lender reasonably determines is sufficient, when added with the anticipated Tax and Insurance Monthly Deposits, to accumulate sufficient funds to pay the Taxes at least thirty (30) days prior to their respective due dates and the Insurance Premiums at least thirty (30) days prior to the expiration of the Policies.  Such amounts will be transferred by Lender to a Subaccount (the “Tax and Insurance Subaccount”).  Provided that no Event of Default has occurred and is continuing, Lender will (a) apply funds in the Tax and Insurance Subaccount to payments of Taxes and Insurance Premiums required to be made by either Borrower pursuant to Section 5.2 hereof and Section 7.1 hereof, provided that Borrowers have promptly supplied Lender with notices of all Taxes and Insurance Premiums due, or (b) reimburse Borrowers for such amounts upon presentation of evidence of payment; subject, however, to Borrowers’ rights to contest Taxes in accordance with Section 5.2 hereof.  In making any payment relating to Taxes and Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof.  If Lender determines in its reasonable judgment that the funds in the Tax and Insurance Subaccount will be insufficient to pay (or in excess of) the Taxes or Insurance Premiums next coming due, Lender may increase (or decrease) the monthly contribution required to be made by Borrowers to the Tax and Insurance Subaccount.

3.4       Special Rollover Reserves.

3.4.1                     On each Payment Date occurring during the continuance of a Lease Sweep Period (provided no Cash Management Period is then continuing (other than a Cash Management Period triggered solely as a result of a Lease Sweep Period)), all Available Cash (or such portion of Available Cash that shall be allocated by Lender for deposit into the Special Rollover Reserve Subaccount) shall be paid to Lender.  Lender will transfer such amount into a Subaccount (the “Special Rollover Reserve Subaccount”).  Borrowers shall also pay to Lender for transfer into the Special Rollover Reserve Subaccount any Lease Termination Payments received from any Major Tenant.

3.4.2                     Provided that no Event of Default has occurred and is continuing, Lender shall disburse funds held in the Special Rollover Reserve Subaccount to Borrowers, within fifteen (15) days after the delivery by Borrowers to Lender of a request therefor (but not more often than once per month), in increments of at least $5,000, provided (i) such disbursement is for an Approved Major Lease Leasing Expense; (ii) Lender shall have (if it desires) verified (by an inspection conducted at Borrowers’ expense) performance of any construction work associated with such Approved Major Lease Leasing Expense; and (iii) the request for disbursement is accompanied by (A) an Officer’s Certificate certifying (1) that such funds will be used only to pay (or reimburse Borrowers for) Approved Major Lease Leasing Expenses and a description thereof, (2) that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (3) that the same has not been the subject of a previous disbursement, and (4) that all previous disbursements have been used only to pay (or reimburse Borrowers for) the previously identified Approved Major Lease Leasing Expenses, and (B) reasonably detailed supporting documentation as to the amount, necessity and purpose therefor.  Any such disbursement of more than $10,000 to pay (rather than reimburse) Approved Major Lease Leasing Expenses may, at Lender’s option, be made by direct check payable to the payee of such Approved Major Lease Leasing Expenses.  Provided no Default or Event of Default is continuing, upon the termination of the subject Lease Sweep Period, and Lender’s receipt of satisfactory evidence that all Approved Major Lease Leasing Expenses incurred in connection therewith (and any other expenses in connection with the re-tenanting of the applicable space) have been paid in full (which evidence may include (i) a letter or certification from the applicable broker, if any, that all brokerage commissions payable in connection therewith have been paid and (ii) an estoppel certificate executed by each applicable tenant which certifies that all contingencies under such Lease to the payment of full rent (including the applicable Borrower’s contribution to the cost of any tenant build out and improvement work) have been satisfied), any funds (if any) remaining in the Special Rollover Reserve Subaccount that have been deposited therein as a result of such Lease Sweep Period shall be disbursed to Borrowers; provided, however, if a Cash Management Period is then continuing, then no such funds shall be disbursed to Borrowers, and all such funds shall instead be deposited into the Cash Collateral Subaccount, to be applied in accordance with Section 3.8 hereof.

3.5       Operating Expense Subaccount.

During a Cash Management Period, on each Payment Date, a portion of the Rents that have been deposited into the Deposit Account during the immediately preceding Interest Period in an amount equal to the monthly amount set forth in the Approved Operating Budget for the following month as being necessary for payment of Approved Operating Expenses and Approved Capital Expenses at the Properties for such month, shall be transferred into a Subaccount for the payment of Approved Operating Expenses and Approved Capital Expenses (the “Operating Expense Subaccount”).  Provided no Default or Event of Default has occurred and is continuing, Lender shall disburse funds held in the Operating Expense Subaccount to Borrowers, within fifteen (15) days after delivery by Borrowers to Lender of a request therefor (but not more often than once per month), in increments of at least $1,000, provided (i) such disbursement is for an Approved Operating Expense or an Approved Capital Expense; and (ii) such disbursement is accompanied by (A) an Officer’s Certificate certifying (1) that such funds will be used to pay Approved Operating Expenses or Approved Capital Expenses, as applicable, and a description thereof, (2) that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (3) that the same has not been the subject of a previous disbursement, and (4) that all previous disbursements have been or will be used to pay the previously identified Approved Operating Expenses or Approved Capital Expenses, as applicable, and (B) reasonably detailed documentation satisfactory to Lender as to the amount, necessity and purpose therefor.

3.6       Casualty/Condemnation Subaccount.  Each Borrower shall pay, or cause to be paid, to Lender all Proceeds or Awards due to any Casualty or Condemnation to be transferred to a Subaccount (the “Casualty/Condemnation Subaccount”) in accordance with the provisions of Article 7 hereof.  All amounts in the Casualty/Condemnation Subaccount shall disbursed in accordance with the provisions of Article 7 hereof.

3.7       Security Deposits.  Each Borrower shall keep and hold all security deposits under Leases in accordance with applicable Legal Requirements.  During a Cash Management Period, Borrowers shall, upon Lender’s request, if permitted by applicable Legal Requirements, turn over to Lender the security deposits (and any interest theretofore earned thereon) under Leases, to be held by Lender in a Subaccount (the “Security Deposit Subaccount”) subject to the terms of the Leases.  Security deposits held in the Security Deposit Subaccount will be released by Lender upon notice from Borrowers together with such evidence as Lender may reasonably request that such security deposit is required to be returned to a tenant pursuant to the terms of a Lease or may be applied as Rent pursuant to the rights of Borrower under the applicable Lease.  Any letter of credit or other instrument that any Borrower receives in lieu of a cash security deposit under any Lease entered into after the date hereof shall (i) be maintained in full force and effect in the full amount unless replaced by a cash deposit as hereinabove described and (ii) if permitted pursuant to any Legal Requirements, name Lender as payee or mortgagee thereunder (or at Lender’s option, be fully assignable to Lender).

3.8          Cash Collateral Subaccount. Subject to Section 3.11, if a Cash Management Period shall have commenced (other than a Cash Management Period triggered solely as a result of a Lease Sweep Period), then on the immediately succeeding Payment Date and on each Payment Date thereafter during the continuance of such Cash Management Period, all Available Cash shall be paid to Lender, which amounts shall be transferred by Lender into a Subaccount (the “Cash Collateral Subaccount”) as cash collateral for the Debt.  Notwithstanding the foregoing, if a Lease Sweep Period has occurred and is then continuing during the continuance of any Cash Management Period (other than a Cash Management Period triggered solely as a result of a Lease Sweep Period), Lender shall have the right (but not the obligation) to allocate any funds in the Cash Collateral Subaccount to the Special Rollover Reserve Subaccount to be held and disbursed in accordance with the terms and conditions of Section 3.4 hereof.  Any funds in the Cash Collateral Subaccount and not previously disbursed or applied shall be disbursed to Borrowers upon the termination of such Cash Management Period.  Lender shall have the right, but not the obligation, at any time during the continuance of an Event of Default, in its sole and absolute discretion to apply all sums then on deposit in the Cash Collateral Subaccount to the Debt, in such order and in such manner as Lender shall elect in its sole and absolute discretion, including to make a prepayment of Principal (together with the applicable Yield Maintenance Premium applicable thereto).  Lender shall have the right, but not the obligation, at any time whether or not an Event of Default has occurred and is continuing, in its sole and absolute discretion to apply all sums then on deposit in the Cash Collateral Subaccount to the Debt, in such order and in such manner as Lender shall elect in its sole and absolute discretion, including to make a prepayment of Principal (together with the applicable Yield Maintenance Premium applicable thereto).

3.9          Grant of Security Interest; Application of Funds. As security for payment of the Debt and the performance by Borrowers of all other terms, conditions and provisions of the Loan Documents, each Borrower hereby pledges and assigns to Lender, and grants to Lender a security interest in, all such Borrower’s right, title and interest in and to all Rents and in and to all payments to or monies held in the Clearing Account, the Deposit Account, all Subaccounts created pursuant to this Agreement (collectively, the “Cash Management Accounts”).  Each Borrower hereby grants to Lender a continuing security interest in, and agrees to hold in trust for the benefit of Lender, all Rents in its possession prior to the (i) payment of such Rents to Lender or (ii) deposit of such Rents into the Deposit Account.  No Borrower shall, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Cash Management Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.  This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC.  Upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in any Cash Management Account in any order and in any manner as Lender shall elect in Lender’s discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the Lien of any Mortgage or exercise its other rights under the Loan Documents.  Cash Management Accounts shall not constitute trust funds and may be commingled with other monies held by Lender.  Provided no Event of Default is continuing, all interest which accrues on the funds in any Cash Management Account shall accrue for the benefit of Borrowers and shall be taxable to Borrowers and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued.  Upon repayment in full of the Debt, all remaining funds in the Subaccounts, if any, shall be promptly disbursed to Borrower

3.10        Property Cash Flow Allocation.

(a)   During any Cash Management Period, all Rents deposited into the Deposit Account during the immediately preceding Interest Period shall be applied on each Payment Date as follows in the following order of priority:

(i)    First, to make payments into the Tax and Insurance Subaccount as required under Section 3.3 hereof;

(ii)   Second, to pay the monthly portion of the fees charged by the Deposit Bank in accordance with the Deposit Account Agreement;

(iii)  Third, to Lender to pay the Monthly Interest Payment Amount due on such Payment Date (plus, if applicable, interest at the Default Rate and all other amounts, other than those described under other clauses of this Section 3.10(a), then due to Lender under the Loan Documents);

(iv)  Fourth, to make payments for Approved Operating Expenses or Approved Capital Expenses, as applicable, as required under Section 3.4 hereof;

(v)   Fifth, during the continuance of a Cash Management Period triggered solely as a result of a Lease Sweep Period, to make payments in an amount equal to all remaining Available Cash on such Payment Date into the Special Rollover Reserve Subaccount as required under Section 3.4 hereof; and

(vi)  Lastly, to make payments in an amount equal to all Available Cash on such Payment Date into the Cash Collateral Subaccount in accordance with Section 3.8 hereof.

(b)   The failure of Borrowers to make all of the payments required under clauses (i) through (vi) of Section 3.10(a) above in full on each Payment Date shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the Deposit Account for such payments, the failure by the Deposit Bank to allocate such funds into the appropriate Subaccounts shall not constitute an Event of Default.

(c)   Notwithstanding anything to the contrary contained in this Section 3.10 or elsewhere in the Loan Documents, after the occurrence of an Event of Default, Lender may apply all Rents deposited into the Deposit Account and other proceeds of repayment in such order and in such manner as Lender shall elect.

3.11        Avoidance of a Lease Sweep Period.

In the event of the occurrence of a Cash Management Period which occurs solely as a result of the occurrence of a Lease Sweep Period (a “Lease Sweep Cash Management Period”), Borrowers shall be entitled to avoid a Lease Sweep Cash Management Period upon satisfaction of the following conditions:  (a) Borrowers shall have caused Guarantor to execute and deliver to Lender a Repayment Guaranty substantially in the form attached hereto as Exhibit A, (b) Borrowers shall deliver to Lender an Additional Insolvency Opinion in form and substance reasonably satisfactory to Lender;  (c) Borrower shall have delivered to Lender evidence, reasonably satisfactory to Lender, that on the date the Repayment Guaranty is delivered to Lender, Guarantor maintains (i) a Net Worth of not less than $150,000,000 (the “Net Worth Threshold”) and (ii) Liquid Assets having a market value of at least $10,000,000 (the “Liquid Assets Threshold”), and (d) until the Lease Sweep Period giving rise to such Lease Sweep Cash Management Period has ended, Guarantor shall continue to satisfy the Net Worth Threshold and the Liquid Assets Threshold.  If the requirements of clauses (a), (b), (c) and (d) of the immediately preceding sentence are satisfied by Borrowers, Borrowers shall not be subject to a Cash Management Period as a result of a Lease Sweep Period (provided, that nothing contained in this Section 3.11 shall permit Borrowers to avoid a Cash Management Period as a result of the occurrence of the Stated Maturity Date or an Event of Default).  In the event Guarantor fails to maintain either the Net Worth Threshold or the Liquid Assets Threshold at any time during a Lease Sweep Cash Management Period, the provisions of this Section 3.11 shall not be applicable and a Cash Management Period shall immediately commence in accordance with the terms of this Agreement.  Following the date the Lease Sweep Period giving rise to the Cash Management Period ends, Guarantor will be released from its obligations under the Repayment Guaranty which arise out of or in connection with any obligation, liability, act or omission occurring or accruing after the date the Lease Sweep Period giving rise to the Cash Management Period ends.

4.     REPRESENTATIONS AND WARRANTIES

Borrowers represent and warrant to Lender as of the date hereof that, except to the extent (if any) disclosed on Schedule 3 hereto with reference to a specific Section of this Article 4:

4.1  Organization; Special Purpose.

4.1.1       Each Borrower, and each of Sole Member, Managing Member and Sole Member Principal has been duly organized and is validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged.  Each Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, business and operations.

4.1.2       Each Borrower has at all times since its formation been, and as of the date hereof is, a Special Purpose Bankruptcy Remote Entity.

4.2  Proceedings; Enforceability.

Each Borrower has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents.  The Loan Documents have been duly executed and delivered by each Borrower that is a party to such Loan Document and constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity.  The Loan Documents are not subject to, and no Borrower has asserted, any right of rescission, set-off, counterclaim or defense, including the defense of usury.  No exercise of any of the terms of the Loan Documents, or any right thereunder, will render any Loan Document unenforceable.

4.3  No Conflicts. The execution, delivery and performance of the Loan Documents by Borrowers and the transactions contemplated hereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property of any Borrower pursuant to the terms of, any agreement or instrument to which any Borrower is a party or by which its property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over any Borrower or any of its properties.  No Borrower’s rights under the Licenses and the Management Agreement will be materially adversely affected by the execution and delivery of the Loan Documents, any Borrower’s performance thereunder, the recordation of the Mortgages, or the exercise of any remedies by Lender.  Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by any Borrower of the Loan Documents has been obtained and is in full force and effect.

4.4  Litigation. There are no actions, suits or other proceedings at law or in equity by or before any Governmental Authority now pending or, to either Borrower’s knowledge, threatened against or affecting any Borrower, Sole Member, Managing Member, Sole Member Principal or any Property, which, if adversely determined, could reasonably be expected to materially adversely affect the condition (financial or otherwise) or business of any Borrower (including the ability of any Borrower to carry out its obligations under the Loan Documents), Sole Member, Managing Member, Sole Member Principal or the use, value, condition or ownership of any Property.

4.5  Agreements. Other than Permitted Encumbrances, no Borrower is a party to any agreement or instrument or subject to any restriction which might adversely affect any Borrower or any Property, or any Borrower’s business, properties, operations or condition, financial or otherwise.  No Borrower is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which any Borrower is a party or by which any Borrower or any Property is bound.

4.6  Title. Borrowers have good, marketable and indefeasible title in fee to the real property and good title to the balance of the Properties, free and clear of all Liens except the Permitted Encumbrances.  All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements in connection with the transfer of each Property to a Borrower have been paid.  The Mortgages when properly recorded in the appropriate records, together with any UCC Financing Statements required to be filed in connection therewith, will create (i) a valid, perfected first priority liens on the Borrowers’ interest in the Properties and (ii) valid and perfected first priority security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances.  All mortgage, recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents have been paid.  To Borrowers’ knowledge, the Permitted Encumbrances do not materially adversely affect the value, operation or use of any Property, or Borrowers’ ability to repay the Loan.  No Condemnation or other proceeding has been commenced or, to Borrowers’ knowledge, is contemplated with respect to all or part of any Property or for the relocation of roadways providing access to any Property.  To Borrowers’ knowledge, there are no claims for payment for work, labor or materials affecting any Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.  There are no outstanding options to purchase or rights of first refusal affecting all or any portion of any Property.  To Borrowers’ knowledge, the survey for each Property delivered to Lender does not fail to reflect any material matter affecting such Property or the title thereto.  To Borrowers’ knowledge, all of the Improvements included in determining the appraised value of each Property lie wholly within the boundaries and building restriction lines of such Property, and no improvement on an adjoining property encroaches upon such Property, and no easement or other encumbrance upon such Property encroaches upon any of the Improvements, except those insured against by the Title Insurance Policies.  To Borrowers’ knowledge, each parcel comprising each Property is a separate tax lot and is not a portion of any other tax lot that is not a part of such Property.  There are no pending or, to either Borrower’s knowledge, proposed special or other assessments for public improvements or otherwise affecting any Property, or any contemplated improvements to any Property that may result in such special or other assessments.  With respect to each Title Insurance Policy, (i) such Title Insurance Policy is in full force and effect, to Borrowers’ knowledge (ii) such Title Insurance Policy is freely assignable by Lender to and will inure to the benefit of the transferee (subject to recordation of an assignment of mortgage) without the consent or any notification to the insurer, (iii) the premium with respect thereto has been paid in full (or will be paid in full with a portion of the proceeds of the Loan), (iv) the Title Insurance Policies are issued by a title insurance company licensed to issue policies in the State, (v) no claims have been made under any Title Insurance Policy and no other action has been taken that would materially impair any Title Insurance Policy and (vi) no Title Insurance Policy contains any exclusions for any of the following circumstances, or it affirmatively insures Lender against losses relating to any of the following circumstances (unless the applicable Property is located in a jurisdiction where such affirmative insurance is not available): (a) that the applicable Property has access to a public road and (b) that the area shown on the survey delivered to Lender in connection with the Loan is the same as the property legally described in the applicable Mortgage.

4.7  No Bankruptcy Filing. No Borrower is currently contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of its property (a “Bankruptcy Proceeding”), and Borrowers have no knowledge of any Person currently contemplating the filing of any such petition against any Borrower.  In addition, no Borrower nor any Sole Member Principal nor any principal nor Affiliate of any Borrower or any Sole Member Principal has been a party to, or the subject of a Bankruptcy Proceeding for the past ten (10) years.

4.8  Full and Accurate Disclosure. To Borrowers’ knowledge, no statement of fact made by any Borrower in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading.  There is no material fact presently known to any Borrower that has not been disclosed to Lender which materially adversely affects, or, as far as any Borrower can foresee, could reasonably be expected to materially adversely affect, any Property or the business, operations or condition (financial or otherwise) of any Borrower.  All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrowers and the Properties, to Borrowers’ knowledge (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of each Borrower and each Property as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein.  Except for the Permitted Encumbrances, no Borrower has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not expressly permitted by this Agreement.  Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of any Borrower or any Property from that set forth in said financial statements.

4.9  Tax Filings. To the extent required, each Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by such Borrower.  Each Borrower believes that its tax returns (if any) properly reflect the income and taxes of such Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

4.10        ERISA; No Plan Assets. As of the date hereof and throughout the Term (i) no Borrower is or will be an “employee benefit plan,” as defined in Section 3(3) of ERISA, (ii) none of the assets of any Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (iii) no Borrower is or will be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with any Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.  As of the date hereof, no Borrower, nor any member of a “controlled group of corporations” (within the meaning of Section 414 of the Code) maintains, sponsors or contributes to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA).

4.11        Compliance. Each Borrower, and to Borrowers’ knowledge, each Property and the use thereof comply in all material respects with all applicable Legal Requirements (including with respect to parking and applicable zoning and land use laws, regulations and ordinances).  To Borrowers’ knowledge, no Borrower is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of any Borrower.  Each Property is used exclusively for retail use and other appurtenant and related uses, including retail

/office uses.  To Borrowers’ knowledge, in the event that all or any part of the Improvements at any Property are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits.  No legal proceedings are pending or, to the knowledge of Borrowers, threatened with respect to the zoning of any Property.  Neither the zoning nor any other right to construct, use or operate any Property is in any way dependent upon or related to any property other than such Property. All certifications, permits, licenses and approvals, including certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Properties (collectively, the “Licenses”), have been obtained and are in full force and effect.  To Borrowers’ knowledge, the use being made of each Property is in conformity with the certificate of occupancy issued for such Property and all other restrictions, covenants and conditions affecting such Property.

4.12        Contracts. There are no service, maintenance or repair contracts affecting any Property that are not terminable on one (1) month’s notice or less without cause and without penalty or premium.  All service, maintenance or repair contracts affecting any Property have been entered into at arm’s-length in the ordinary course of the business of the Borrower which owns such Property and provide for the payment of fees in amounts and upon terms comparable to existing market rates.

4.13        Federal Reserve Regulations; Investment Company Act. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Legal Requirements or any Loan Document.  No Borrower is (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; or (ii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.14        Easements; Utilities and Public Access. To Borrowers’ knowledge, all easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, “Easements”), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the Title Insurance Policies and are in full force and effect without default thereunder.  Each Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service it for its intended uses.  To Borrowers’ knowledge, all public utilities necessary or convenient to the full use and enjoyment of each Property are located in the public right-of-way abutting such Property, and all such utilities are connected so as to serve such Property without passing over other property absent a valid easement.  To Borrowers’ knowledge, all roads necessary for the use of each Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

4.15        Physical Condition. Except as disclosed in (1) that certain Pre-Acquisition Property Condition Assessment Report dated October 30, 2012 and prepared by McClain Consulting Services, Inc. and identified as Project #32170L, and (2) that certain Pre-Acquisition

Property Condition Assessment Report dated October 30, 2012 and prepared by McClain Consulting Services, Inc. and identified as Project #32172, and each delivered to Lender in connection with the Loan, to Borrowers’ knowledge, the each Property, including all Improvements, parking facilities, systems, Equipment and landscaping, are in good condition, order and repair in all material respects; there exists no structural or other material defect or damages to any Property, whether latent or otherwise.  No Borrower has received notice from any insurance company or bonding company of any defect or inadequacy in any Property, or any part thereof, which would adversely affect its insurability or cause the imposition of extraordinary premiums or charges thereon or any termination of any policy of insurance or bond.  No portion of any Property is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.  The Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.

4.16        Leases. To Borrowers’ knowledge, the rent roll attached hereto as Schedule 7 (the “Rent Roll”) is true, complete and correct and no Property is subject to any Leases other than the Leases described in the Rent Roll.  To Borrowers’ knowledge, except as set forth on the Rent Roll or as otherwise disclosed in writing to Lender: (i) each Lease is in full force and effect; (ii) the tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises, have commenced the payment of rent under the Leases, and there are no offsets, claims or defenses to the enforcement thereof; (iii) all rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than thirty (30) days in advance; (iv) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and there is no claim or basis for a claim by the tenant thereunder for an adjustment to the rent; (v) no tenant has made any claim against the landlord under any Lease which remains outstanding, there are no defaults on the part of the landlord under any Lease, and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default; (vi) to Borrowers’ knowledge, there is no present material default by the tenant under any Lease; (vii) all security deposits under Leases are as set forth on the Rent Roll and are held consistent with Section 3.7 hereof; (viii) the applicable Borrower is the sole owner of the entire lessor’s interest in each Lease; (ix) each Lease is the valid, binding and enforceable obligation of such Borrower and the applicable tenant thereunder; (x) no Person has any possessory interest in, or right to occupy, any Property except under the terms of the Lease; and (xi) each Lease is subordinate to the Loan Documents, either pursuant to its terms or pursuant to a subordination and attornment agreement.  None of the Leases contains any option to purchase or right of first refusal to purchase any Property or any part thereof.  Neither the Leases nor the Rents have been assigned or pledged except to Lender, and no other Person has any interest therein except the tenants thereunder.

4.17        Fraudulent Transfer. No Borrower has entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and each Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents.  Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of each Borrower’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed such Borrower’s total probable liabilities, including subordinated, unliquidated, disputed or contingent liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured.  Each Borrower’s assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.  No Borrower intends to, and no Borrower believes that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of such Borrower).

4.18        Ownership of Borrower. The sole member of each Borrower is the Sole Member.  The managing member of Sole Member is Managing Member.  The sole member of Managing Member is Sole Member Principal.  The stock of the Sole Member Principal and the membership interests in each Borrower and each of Sole Member and Managing Member are owned free and clear of all Liens, warrants, options and rights to purchase, except, in the case of Class B Units in Sole Member, for rights of Managing Member or any Investor to require Sole Member to purchase and redeem all or any part of an Investor’s interest in Sole Member in accordance with the Sole Member LLC Agreement.  No Borrower has any obligation to any Person to purchase, repurchase or issue any ownership interest in it.  The organizational chart attached hereto as Schedule 4 is complete and accurate and illustrates all Persons who have a direct or indirect ownership interest in each Borrower.

4.19        Purchase Options. To Borrowers’ knowledge, neither any Property nor any part thereof are subject to any purchase options or other similar rights in favor of third parties.

4.20        Management Agreement. The Management Agreements are in full force and effect.  With respect to each Management Agreement, there is no default, breach or violation existing thereunder, and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation thereunder, by either party thereto.

4.21        Hazardous Substances. Except as disclosed in (1) that certain Phase I Environmental Site Assessment Report prepared by CBRE, Inc. dated November 6, 2012 and identified as Project #12-460TX-1458-A and (2) that certain Phase I Environmental Site Assessment Report prepared by CBRE, Inc. dated November 6, 2012 and identified as Project #12-460TX-1458-B, to Borrowers’ knowledge (i) No Property is in violation of any Legal Requirement pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any state super-lien and environmental clean-up statutes (including with respect to Toxic Mold), any local law requiring related permits and licenses and all amendments to and regulations in respect of the foregoing laws (collectively, “Environmental Laws”); (ii) no Property is subject to any private or governmental Lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous, toxic and/or dangerous substances, toxic mold or fungus of a type that may pose a risk to human health or the environment or would negatively impact the value of the Property (“Toxic Mold”) or any other substances or materials which are included under or regulated by Environmental Laws (collectively, “Hazardous Substances”; provided that the term “Hazardous Substances”

as used herein shall be deemed to exclude substances of kinds and in amounts ordinarily and customarily used or stored in properties similar to the Properties for the purpose of cleaning or other maintenance or operation or otherwise in compliance with all Environmental Laws); (iii) to the best of each Borrower’s knowledge, after due inquiry, no Hazardous Substances are or have been (including the period prior to such Borrower’s acquisition of its Property), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from any Property other than in compliance with all Environmental Laws; (iv) to the best of each Borrower’s knowledge, after due inquiry, no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect any Property; (v) to the best of Borrowers’ knowledge, after due inquiry, no Toxic Mold is on or about any Property which requires remediation; (vi) no underground storage tanks exist on any Property and no Property has ever been used as a landfill; and (vii) there have been no environmental investigations, studies, audits, reviews or other analyses conducted by or on behalf of any Borrower which have not been provided to Lender.

4.22        Name; Principal Place of Business. No Borrower uses or will use any trade name or has done or will do business under any name other than its actual name set forth herein unless such Borrower shall first notify Lender in writing of such change at least thirty (30) days prior to the effective date of such change.  The principal place of business of each Borrower is its primary address for notices as set forth in Section 6.1 hereof, and no Borrower has any other place of business.

4.23        Other Debt. There is no indebtedness with respect to any Property or any excess cash flow or any residual interest therein, whether secured or unsecured, other than: (i) Permitted Encumbrances; (ii) Permitted Indebtedness; and (iii) indebtedness to a third-party institutional lender incurred by the holder of an interest in an Investor and secured by a pledge of such interest in such Investor to the extent such pledge constitutes a Permitted Transfer and provided that Borrower shall not be obligated with respect to such loan and such loan shall not be secured by any Property.

All of the representations and warranties in this Article 4 and elsewhere in the Loan Documents (i) shall survive for so long as any portion of the Debt remains owing to Lender and (ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, provided, however, that the representations, warranties and covenants set forth in Section 4.21 above shall survive in perpetuity.

5.     COVENANTS.

Until the end of the Term, Borrowers hereby covenant and agree with Lender that:

5.1  Existence. Each Borrower and each of Sole Member, Managing Member and Sole Member Principal shall (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, and franchises, (ii) continue to engage in the business presently conducted by it, (iii) obtain and maintain all Licenses, and (iv) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of the Property owned by it.

5.2  Taxes and Other Charges. Borrowers shall pay or cause to be paid all Taxes and Other Charges as the same become due and payable, and deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid no later than ten (10) days before (or, in the case of any such Taxes and Other Charges that are required to be paid directly by any tenant pursuant to its lease but which tenant is not required provide evidence of such payment within such period, within five (5) days after the date) they would be delinquent if not paid (provided, however, that Borrowers need not pay such Taxes nor furnish such receipts for payment of Taxes paid by Lender pursuant to Section 3.3 hereof).  Borrowers shall not suffer and shall promptly cause to be paid and discharged any Lien against any Property, and shall promptly pay for all utility services provided to any Property.  After prior notice to Lender, Borrowers, at their own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and is continuing, (ii) such proceeding shall suspend the collection of the Taxes or such Other Charges, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which any Borrower is subject and shall not constitute a default thereunder, (iv) no part of or interest in any Property will be in danger of being sold, forfeited, terminated, canceled or lost, (v) Borrowers shall have furnished such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon, which shall not be less than 125% of the Taxes and Other Charges being contested, and (vi) Borrowers shall promptly upon final determination thereof pay the amount of such Taxes or Other Charges, together with all costs, interest and penalties.  Lender may pay over any such security or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

5.3  Access to Properties. Borrowers shall permit agents, representatives, consultants and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice so long as such inspection does not violate any Leases or any agreements which Borrower or tenants of the Property are parties.

5.4  Repairs; Maintenance and Compliance; Alterations.

5.4.1       Repairs; Maintenance and Compliance.  Borrowers shall at all times maintain, preserve and protect all franchises and trade names, and Borrowers shall cause the Properties to be maintained in a good and safe condition and repair and shall not remove, demolish or alter the Improvements or Equipment (except for alterations performed in accordance with Section 5.4.2 below and normal replacement of Equipment with Equipment of equivalent value and functionality).  Borrowers shall promptly comply with all Legal Requirements and immediately cure properly any violation of a Legal Requirement.  Borrowers shall notify Lender in writing within five (5) Business Day after any Borrower first receives notice of any such non-compliance.  Borrowers shall promptly repair, replace or rebuild any part of any Property that becomes damaged, worn or dilapidated and shall complete and pay for any Improvements at any time in the process of construction or repair.

5.4.2       Alterations. Subject to the rights of tenants to make alterations to the premises demised to such tenants under their respective Leases in accordance with the terms of their respective Leases, any Borrower may, without Lender’s consent, perform alterations to the Improvements and Equipment which (i) do not constitute a Material Alteration, (ii) do not adversely affect any Borrower’s financial condition or the value or Net Operating Income of any Property and (iii) are in the ordinary course of such Borrower’s business.  No Borrower shall perform any Material Alteration without Lender’s prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that Lender may, as a condition to giving its consent to a Material Alteration, require that Borrowers deliver to Lender security for payment of the cost of such Material Alteration in an amount equal to 125% of the cost of the Material Alteration as estimated by Lender.  Upon substantial completion of the Material Alteration, Borrowers shall provide evidence satisfactory to Lender that (i) the Material Alteration was constructed in accordance with applicable Legal Requirements and substantially in accordance with plans and specifications approved by Lender (which approval shall not be unreasonably withheld or delayed), (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of lien and (iii) all material Licenses necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued.  Borrowers shall reimburse Lender upon demand for all out-of-pocket costs and expenses (including the reasonable fees of any architect, engineer or other professional engaged by Lender) incurred by Lender in reviewing plans and specifications or in making any determinations necessary to implement the provisions of this Section 5.4.2.

5.5  Performance of Other Agreements. Borrowers shall observe and perform each and every term to be observed or performed by one or more Borrowers pursuant to the terms of any agreement or instrument affecting or pertaining to any Property, including the Loan Documents.

5.6  Cooperate in Legal Proceedings. Borrowers shall cooperate fully with Lender with respect to, and permit Lender, at its option, to participate in, any proceedings before any Governmental Authority which may in any way affect the rights of Lender under any Loan Document.

5.7  Further Assurances. Borrowers shall, at Borrowers’ sole cost and expense, (i) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Debt and/or for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender may reasonably require from time to time; (ii) provide all such information as Lender may reasonably require to ensure Borrowers’ ongoing compliance with Sections 5.26 and 5.31 hereof, including ensuring compliance with all “know your customer” procedures as Lender may from time-to-time institute with respect to loans that are of a similar size and nature as the Loan; and (iii) upon Lender’s request therefor given from time to time after the occurrence of any Default or Event of Default pay for (a) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to any Borrower, Sole Member, Managing Member and Sole Member Principal and (b) searches of title to one or more of the Properties, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.

5.8  Environmental Matters.

5.8.1       Hazardous Substances. So long as one or more Borrowers own or are in possession of one or more of the Properties, each such Borrower shall (i) keep the Property owned or possessed by it free from Hazardous Substances and in compliance with all Environmental Laws, (ii) promptly notify Lender if such Borrower shall become aware that (A) any Hazardous Substance is on or near such Property, (B) such Property is in violation of any Environmental Laws or (C) any condition on or near such Property shall pose a threat to the health, safety or welfare of humans and (iii) remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, as required by law, promptly after such Borrower becomes aware of same, at Borrowers’ sole expense.  Nothing herein shall prevent such Borrower from recovering such expenses from any other party that may be liable for such removal or cure.

5.8.2       Environmental Monitoring.

(a)   Borrowers shall give prompt written notice to Lender of (i) any proceeding or inquiry by any party (including any Governmental Authority) with respect to the presence of any Hazardous Substance on, under, from or about any Property, (ii) all claims made or threatened by any third party (including any Governmental Authority) against any Borrower or any Property or any party occupying any Property relating to any loss or injury resulting from any Hazardous Substance, and (iii) any Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Property that could cause such Property to be subject to any investigation or cleanup pursuant to any Environmental Law.  Upon becoming aware of the presence of mold or fungus at any Property, Borrowers shall (i) undertake an investigation to identify the source(s) of such mold or fungus and shall develop and implement an appropriate remediation plan to eliminate the presence of any Toxic Mold, (ii) perform or cause to be performed all acts reasonably necessary for the remediation of any Toxic Mold (including taking any action necessary to clean and disinfect any portions of such Property affected by Toxic Mold, including providing any necessary moisture control systems at the affected Property), and (iii) provide evidence reasonably satisfactory to Lender of the foregoing.  Borrowers shall permit Lender to join and participate in, as a party if it so elects, any legal or administrative proceedings or other actions initiated with respect to any Property in connection with any Environmental Law or Hazardous Substance, and Borrowers shall pay all reasonable attorneys’ fees and disbursements incurred by Lender in connection therewith.

(b)   Upon Lender’s request, at any time and from time to time (but not more than two times during the term of the Loan unless Lender has reason to believe an environmental hazard exists on the Property), Borrowers shall provide an inspection or audit of one or more Properties designated by Lender prepared by a licensed hydrogeologist, licensed environmental engineer or qualified environmental consulting firm approved by Lender assessing the presence or absence of Hazardous Substances on, in or near such Property or Properties, and if Lender in its good faith judgment determines that reasonable cause exists for the performance of such environmental inspection or audit, then the cost and expense of such audit or inspection shall be paid by Borrowers. Such inspections and audit may include soil borings and ground water monitoring.  If Borrowers fail to provide any such inspection or audit within thirty (30) days after such request, Lender may order same, and Borrowers hereby grant to Lender and its employees and agents access to the Properties and a license to undertake such inspection or audit.

(c)   If any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for any Hazardous Substance, whether such Hazardous Substance existed prior to the ownership of the applicable Property by any Borrower, or presently exists or is reasonably suspected of existing, Borrowers shall cause such operations and maintenance plan to be prepared and implemented at their expense upon request of Lender, and with respect to any Toxic Mold, Borrowers shall take all action necessary to clean and disinfect any portions of the Improvements affected by Toxic Mold in or about the Improvements, including providing any necessary moisture control systems at the affected Property.  If any investigation, site monitoring, containment, cleanup, removal, restoration or other work of any kind is reasonably necessary under an applicable Environmental Law (“Remedial Work”), Borrowers shall commence all such Remedial Work within forty-five (45) days after written demand by Lender and thereafter diligently prosecute to completion all such Remedial Work within such period of time as may be required under applicable law).  All Remedial Work shall be performed by licensed contractors approved in advance by Lender and under the supervision of a consulting engineer approved by Lender.  All costs of such Remedial Work shall be paid by Borrowers, including Lender’s reasonable attorneys’ fees and disbursements incurred in connection with the monitoring or review of such Remedial Work.  If Borrowers do not timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to) cause such Remedial Work to be performed at Borrowers’ expense.  Notwithstanding the foregoing, Borrowers shall not be required to commence such Remedial Work within the above specified time period: (x) if prevented from doing so by any Governmental Authority, (y) if commencing such Remedial Work within such time period would result in any Borrower or such Remedial Work violating any Environmental Law, or (z) if Borrowers, at their  expense and after prior written notice to Lender, are contesting by appropriate legal, administrative or other proceedings, conducted in good faith and with due diligence, the need to perform Remedial Work.  Borrowers shall have the right to contest the need to perform such Remedial Work, provided that, (1) Borrowers are permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings, (2) neither any Property nor any part thereof or interest therein will be sold, forfeited or lost if a Borrower fails to promptly perform the Remedial Work being contested, and if such Borrower fails to prevail in contest such Borrower would thereafter have the opportunity to perform such Remedial Work, (3) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Borrowers have not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and neither any Property nor any interest therein would be subject to the imposition of any Lien for which Borrowers have not furnished additional security as provided in clause (4) below, as a result of the failure to perform such Remedial Work and (4) Borrowers shall have furnished to Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from Borrowers’ failure to prevail in such contest in such amount as may be reasonably requested by Lender but in no event less than 125% of the cost of such Remedial Work as estimated by Lender and any loss or damage that may result from Borrowers’ failure to prevail in such  contest.

(d)   No Borrower shall install or permit to be installed on any Property any underground storage tank.

5.8.3       O & M Program. In the event any environmental report delivered to Lender in connection with the Loan recommends the development of or continued compliance with an operation and maintenance program for any Property (including, without limitation, with respect to the presence of asbestos and/or lead-based paint) (“O & M Program”), Borrowers shall develop (or continue to comply with, as the case may be) such O & M Program and shall, during the term of the Loan, including any extension or renewal thereof, comply in all material respects with the terms and conditions of the O & M Program.

5.9  Title to the Properties. Borrowers will warrant and defend the title to the Properties, and the validity and priority of all Liens granted or otherwise given to Lender under the Loan Documents, subject only to Permitted Encumbrances, against the claims of all Persons.

5.10        Leases.

5.10.1     Generally. Upon request, Borrowers shall furnish Lender with executed copies of all Leases then in effect.  All renewals of Leases and all proposed leases shall provide for rental rates and terms comparable to existing local market rates and shall be arm’s length transactions with bona fide, independent third-party tenants.

5.10.2     Material Leases. No Borrower shall enter into a proposed Material Lease or a proposed renewal, extension or modification of an existing Material Lease without the prior written consent of Lender, which consent shall not, so long as no Event of Default is continuing, be  unreasonably withheld or delayed.  Prior to seeking Lender’s consent to any Material Lease, Borrowers shall deliver to Lender a copy of such proposed lease (a “Proposed Material Lease”).  Lender shall have fifteen (15) Business Days to approve or disapprove each Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease for which Lender’s approval is required under this Agreement following Lender’s receipt of a written request for such approval, accompanied by a final copy of the Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease and all information reasonably requested by Lender related thereto in which to approve or disapprove such matter; provided that such request is marked in bold lettering with the following language:  “LENDER’S RESPONSE IS REQUIRED WITHIN FIFTEEN (15) BUSINESS DAYS OF RECEIPT OF THIS NOTICE” and the envelope containing the request must be marked “PRIORITY”.  In the event that Lender fails to respond to the leasing matter in question with in such time, Lender’s approval shall be deemed given for all purposes.  If requested by a Borrower, Lender will grant conditional approvals of Proposed Material Leases or proposed renewals, extensions or modifications of existing Material Leases at any stage of the leasing process, from initial “term sheet” through negotiated lease drafts, provided that Lender shall retain the right to disapprove any such Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease, if subsequent to any preliminary approval material changes are made to the terms previously approved by Lender, or additional material terms are added that had not previously been considered and approved by Lender in connection with such Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease.

5.10.3     Minor Leases. Notwithstanding the provisions of Section 5.10.2 above, provided that no Event of Default is continuing, renewals, amendments and modifications of existing Leases and proposed leases shall not be subject to the prior approval of Lender provided (i) the proposed lease would be a Minor Lease or the existing Lease as amended or modified or the renewal Lease is a Minor Lease, (ii) the proposed lease shall be written substantially in accordance with the standard form of Lease which shall have been approved by Lender, subject to any commercially reasonable changes made in the course of negotiation with the applicable tenant, (iii) the Lease as amended or modified or the renewal Lease or series of leases or proposed lease or series of leases: (a) shall provide for net effective rental rates comparable to existing local market rates, (b) shall have an initial term of not less than three (3) years or greater than ten (10) years, (c) shall provide for automatic self-operative subordination to the Mortgages and, at Lender’s option, attornment to Lender, and (d) shall not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of the applicable Property), any requirement for a non-disturbance or recognition agreement, or any other provision which might adversely affect the rights of Lender under the Loan Documents in any material respect.  Borrowers shall deliver to Lender copies of all Leases which are entered into pursuant to the preceding sentence together with Borrowers’ certification that it has satisfied all of the conditions of the preceding sentence within ten (10) days after the execution of the Lease.

5.10.4     Additional Covenants with respect to Leases. Each Borrower (i) shall observe and perform the material obligations imposed upon the lessor under the Leases and shall not do or permit anything to impair the value of the Leases as security for the Debt;  (ii) shall promptly send copies to Lender of all notices of default that such Borrower shall send or receive under any Lease; (iii) shall enforce, in accordance with commercially reasonable practices for properties similar to the applicable Property, the terms, covenants and conditions in the Leases to be observed or performed by the lessees, short of termination thereof; (iv)  shall not collect any of the Rents more than one (1) month in advance (other than security deposits); (v) shall not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (vi) shall not modify any Lease in a manner inconsistent with the Loan Documents; (vii) shall not convey or transfer or suffer or permit a conveyance or transfer of any Property so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees under Leases; (viii) shall not consent to any assignment of or subletting under any Material Lease unless required in accordance with its terms without the prior consent of Lender, which, with respect to a subletting, may not, so long as no Event of Default is continuing,  be unreasonably withheld or delayed; and  (ix) shall not cancel or terminate any Lease or accept a surrender thereof (except in the exercise of the applicable Borrower’s commercially reasonable judgment in connection with a tenant default under a Minor Lease) without the prior consent of Lender, which consent shall not, so long as no Event of Default is continuing, be  unreasonably withheld or delayed.

5.11        Estoppel Statement. After request by Lender, Borrowers shall within fifteen (15) days furnish Lender with a statement addressed to Lender, its successors and assigns, duly acknowledged and certified, setting forth (i) the unpaid Principal, (ii) the Interest Rate, (iii) the date installments of interest and/or Principal were last paid, (iv) any offsets or defenses to the payment of the Debt, and (v) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

5.12        Property Management.

5.12.1     Management Agreement. Each Borrower shall (i) cause the Property owned by it to be managed pursuant to a Management Agreement; (ii) promptly perform and observe all of the covenants required to be performed and observed by it under such Management Agreement and do all things necessary to preserve and to keep unimpaired its rights thereunder; (iii) promptly notify Lender of any default under such Management Agreement of which it is aware; (iv) upon reasonable request from Lender, promptly deliver to Lender current copies of each financial statement, capital expenditure plan, and property improvement plan and any other notice, report and estimate received by such Borrower within the three (3) month period immediately preceding such Lender request under the Management Agreement; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under such Management Agreement.  Without Lender’s prior written consent, no Borrower shall (a) surrender, terminate, cancel, extend or renew its Management Agreement or otherwise replace the Manager or enter into any other management agreement (except pursuant to Section 5.12.2 below); (b) reduce or consent to the reduction of the term of its Management Agreement; (c) increase or consent to the increase of the amount of any charges under its Management Agreement; (d) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its rights and remedies under, its Management Agreement; (e) suffer or permit the occurrence and continuance of a default beyond any applicable cure period under its Management Agreement (or any successor management agreement) if such default permits the Manager to terminate such Management Agreement (or such successor management agreement); or (f) suffer or permit the ownership, management or control of the Manager to be transferred to a Person other than an Affiliate of a Borrower.

5.12.2     Termination of Manager. If (i)  an Event of Default shall be continuing, or (ii) Manager is in material default under any Management Agreement, or (iii) upon the gross negligence, malfeasance or willful misconduct of the Manager, Borrowers shall, at the request of Lender, terminate the Management Agreements and (A) if no Securitization has occurred, replace Manager with a replacement manager acceptable to Lender in Lender’s discretion; or (B) if a Securitization has occurred, replace manager with a replacement manager acceptable to Lender and the applicable Rating Agencies on terms and conditions satisfactory to both Lender and, if a Securitization has occurred, the applicable Rating Agencies.  Borrowers’ failure to appoint an acceptable manager within thirty (30) days after Lender’s request of Borrowers to terminate the Management Agreements shall constitute an immediate Event of Default.  Borrowers may from time to time appoint a successor manager to manage the Properties, provided that such successor manager and Management Agreement shall be approved in writing by Lender in Lender’s discretion and, if a Securitization has occurred, the applicable Rating Agencies (and Lender’s approval may be conditioned upon Borrowers delivering a Rating Comfort Letter if the Loan, by itself or together with other loans, has been the subject of a Secondary Market Transaction, and if required pursuant to a Pooling and Servicing Agreement from and after the occurrence of a Secondary Market Transaction) as to such successor manager and Management Agreement).  If at any time Lender consents to the appointment of a new manager, such new manager and Borrowers shall, as a condition of Lender’s consent, execute a consent and subordination of management agreement substantially in the form of the Consent and Subordination of Manager of even date herewith executed and delivered by Manager to Lender.

5.13        Special Purpose Bankruptcy Remote Entity. Each Borrower shall at all times be a Special Purpose Bankruptcy Remote Entity.  No Borrower shall directly or indirectly make any change, amendment or modification to its organizational documents, or otherwise take any action which could result in such Borrower not being a Special Purpose Bankruptcy Remote Entity.  A “Special Purpose Bankruptcy Remote Entity” shall have the meaning set forth on Schedule 5 hereto.

5.14        Assumption in Non-Consolidation Opinion. Each Borrower and each of Sole Member, Managing Member, Sole Member Principal shall conduct their business so that the assumptions (with respect to each Person) made in that certain substantive non-consolidation opinion letter dated the date hereof delivered by Borrowers’ counsel in connection with the Loan, shall be true and correct in all respects.

5.15        Change in Business or Operation of Properties. Borrowers shall not purchase or own any real property other than the Properties and shall not enter into any line of business other than the ownership and operation of the Properties, or make any material change in the scope or nature of their business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business or otherwise cease to operate the Properties as retail properties, or terminate such business for any reason whatsoever (other than temporary cessation in connection with renovations to a Property).

5.16        Debt Cancellation. No Borrower shall cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to such Borrower by any Person, except for adequate consideration and in the ordinary course of such Borrower’s business.

5.17        Affiliate Transactions. No Borrower shall enter into, or be a party to, any transaction with an Affiliate of any Borrower or any of the members of any Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to such Borrower or such Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third party.

5.18        Zoning. No Borrower shall initiate or consent to any zoning reclassification of any portion of any Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

5.19        No Joint Assessment. No Borrower shall suffer, permit or initiate the joint assessment of any Property (i) with any other real property constituting a tax lot separate from such Property, and (ii) with any portion of such Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Property.

5.20        Principal Place of Business. No Borrower shall change its principal place of business or chief executive office without first giving Lender thirty (30) days’ prior notice.

5.21        Change of Name, Identity or Structure. No Borrower shall change its name, identity (including its trade name or names) or such Borrower’s corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in such Borrower’s structure, without first obtaining the prior written consent of Lender.  Each Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein.  At the request of Lender, each Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which such Borrower intends to operate the Property or Properties owned by such Borrower, and representing and warranting that such Borrower does business under no other trade name with respect to the Property.

5.22        Indebtedness. No Borrower shall directly or indirectly create, incur or assume any indebtedness other than (i) the Debt and (ii) unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Property owned by such Borrower and (iii) Permitted Equipment Financing (hereinafter defined), which in the case of such unsecured trade payables and Permitted Equipment Financing (A) are not evidenced by a note, (B) do not exceed, at any time, a maximum aggregate amount of two percent (2%) of the Allocated Loan Amount of the Property owned by such Borrower (or, when taken together with the unsecured trade payables of all Borrowers, two percent (2%) of the original amount of the Principal) and (C) are paid within thirty (30) days of the date incurred (collectively, “Permitted Indebtedness”).  As used herein, “Permitted Equipment Financing” means equipment financing that is (i) entered into in the ordinary course of a Borrower’s business, (ii) for equipment related to the ownership and operation of the Property owned by such Borrower whose removal would not materially damage or impair the value of such Property, and (iii) which is secured only by the financed equipment.

5.23        Licenses. No Borrower shall Transfer any License required for the operation of the Property owned by it.

5.24        Compliance with Restrictive Covenants, Etc. No Borrower will enter into, modify, waive in any material respect or release any Easements, restrictive covenants or other Permitted Encumbrances, or suffer, consent to or permit the foregoing, without Lender’s prior written consent, which consent may be granted or denied in Lender’s sole discretion.

5.25        ERISA.

(i)    No Borrower shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(ii)   No Borrower shall maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of such Borrower to, maintain, sponsor, contribute to or become obligated to contribute to, any Plan or any Welfare Plan or permit the assets of such Borrower to become “plan assets,” whether by operation of law or under regulations promulgated under ERISA.

(iii)  Each Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (A) such Borrower is not and does not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B) such Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) the assets of Borrower do not constitute “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101.

5.26        Prohibited Transfers

5.26.1     Generally. No Borrower shall directly or indirectly make, suffer or permit the occurrence of any Transfer other than a Permitted Transfer.

5.26.2     Transfer and Assumption.

(a)   Notwithstanding the foregoing and subject to the terms and satisfaction of all of the conditions precedent set forth in this Section 5.26.2, Borrowers shall have the right to Transfer all (but not less than all) of the Properties (which have not theretofore been released pursuant to Section 2.4.2 hereof) to another party (the “Transferee Borrower”) and have the Transferee Borrower assume all of Borrowers’ obligations under the Loan Documents, and have replacement guarantors and indemnitors assume all of the obligations of the indemnitors and guarantors of the Loan Documents (collectively, a “Transfer and Assumption”); provided, no more than one (1) Transfer and Assumption shall be permitted during the term of the Loan unless the Transferee Borrower is a Permitted Affiliate Transferee.  Borrowers may make a written application to Lender for Lender’s consent to the Transfer and Assumption, subject to the conditions set forth in paragraphs (b) and (c) of this Section 5.26.2.  Together with such written application, Borrowers will pay to Lender the reasonable review fee then required by Lender.  Borrowers also shall pay on demand all of the reasonable costs and expenses incurred by Lender, including reasonable attorneys’ fees and expenses, and, if a Securitization has occurred, including the fees and expenses of Rating Agencies and other outside entities, in connection with considering any proposed Transfer and Assumption, whether or not the same is permitted or occurs.

(b)   Lender’s consent, which consent may be withheld in Lender’s reasonable discretion (except to the extent the Transferee Borrower is a Permitted Affiliate Transferee, in which case such consent shall be deemed granted by Lender upon satisfaction of the conditions set forth below), to a Transfer and Assumption shall be subject to the following conditions:

(A)  No Default or Event of Default has occurred and is continuing;

(B)  Borrowers have submitted to Lender true, correct and complete copies of any and all information and documents of any kind requested by Lender concerning the Properties, Transferee Borrower, replacement guarantors and indemnitors and Borrowers;

(C)  Evidence satisfactory to Lender has been provided showing that the Transferee Borrower and such of its Affiliates as shall be designated by Lender comply and will comply with Section 5.13 hereof, as those provisions may be modified by Lender taking into account the ownership structure of Transferee Borrower and its Affiliates;

(D)  If the Transferee Borrower is not a Permitted Affiliate Transferee and if the Loan, by itself or together with other loans, has been the subject of a Secondary Market Transaction, then Lender shall have received a Rating Comfort Letter from the applicable Rating Agencies (if required pursuant to a Pooling and Servicing Agreement from and after the occurrence of a Secondary Market Transaction);

(E)   Borrowers shall have paid all of Lender’s reasonable costs and expenses in connection with considering the Transfer and Assumption, and shall have paid the amount requested by Lender as a deposit against Lender’s costs and expenses in connection with the effecting the Transfer and Assumption;

(F)   Borrowers, the Transferee Borrower, and the replacement guarantors and indemnitors shall have indicated in writing in form and substance reasonably satisfactory to Lender their readiness and ability to satisfy the conditions set forth in subsection (c) below;

(G)  The identity, experience, financial condition and creditworthiness of the Transferee Borrower and the replacement guarantors and indemnitors shall be reasonably satisfactory to Lender; and

(H)  The proposed property manager and proposed Management Agreement shall be reasonably satisfactory to Lender and, if a Securitization has occurred, the applicable Rating Agencies.

(c)   If Lender consents to the Transfer and Assumption(whether such consent is actual or deemed), the Transferee Borrower and/or Borrower as the case may be, shall immediately deliver the following to Lender:

(A)  Borrowers shall deliver to Lender an assumption fee in the amount of (x) $5,000, if the Transferee Borrower is a Permitted Affiliate Transferee, or (y) one-half of one percent (0.5%) of the then unpaid Principal, if the Transferee Borrower is not a Permitted Affiliate Transferee;

(B)  Borrowers, Transferee Borrower and the original and replacement guarantors and indemnitors shall execute and deliver to Lender any and all documents required by Lender, in form and substance required by Lender, in Lender’s sole discretion;

(C)  Counsel to the Transferee Borrower and replacement guarantors and indemnitors shall deliver to Lender opinions in form and substance reasonably satisfactory to Lender as to such matters as Lender shall require, which may include opinions as to substantially the same matters and were required in connection with the origination of the Loan (including a new substantive non-consolidation opinion with respect to the Transferee Borrower);

(D)  Borrowers shall cause to be delivered to Lender, an endorsement (relating to the change in the identity of the vestee and execution and delivery of the Transfer and Assumption documents) to the Title Insurance Policies in form and substance acceptable to Lender, in Lender’s reasonable discretion (the “Endorsement”); and

(E)   Borrowers shall deliver to Lender a payment in the amount of all remaining unpaid third party out of pocket costs incurred by Lender in connection with the Transfer and Assumption, including but not limited to, Lender’s reasonable outside counsel attorneys fees and expenses, all recording fees, and all fees payable to the title company for the delivery to Lender of the Endorsement.

(d)   Notwithstanding anything to the contrary set forth in this Agreement, upon the closing of a Transfer and Assumption and execution of a replacement guaranty in accordance with the terms of this Section 5.26.2, Lender shall release Borrowers and Guarantor from all obligations under the Loan Documents.

5.27        Liens.  Without Lender’s prior written consent, no Borrower shall create, incur, assume, permit or suffer to exist any Lien on all or any portion of any Property or any direct or indirect legal or beneficial ownership interest in any Borrower, Sole Member, Managing Member, or Sole Member Principal, except Liens in favor of Lender and Permitted Encumbrances, unless such Lien is bonded or discharged within thirty (30) days after any Borrower first receives notice of such Lien.

5.28        Dissolution.  No Borrower shall (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) engage in any business activity not related to the ownership and operation of any Property or (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of such Borrower except to the extent expressly permitted by the Loan Documents.

5.29        Expenses.

(a)   Borrowers shall reimburse Lender upon receipt of notice for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender or Servicer in connection with the Loan, including (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and all the costs of furnishing all opinions by counsel for Borrowers; (ii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by any Borrower or required of any Borrower under the terms of any Loan Document; (iii) filing and recording of any Loan Documents; (iv) title insurance, surveys, inspections and appraisals; (v) the creation, perfection or protection of

Lender’s Liens in the Properties and the Cash Management Accounts (including fees and expenses for title and lien searches, intangibles taxes, personal property taxes, mortgage recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals and environmental reports, surveys and engineering reports); (vi) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting one or more Borrowers, the Loan Documents, one or more of the Properties, or any other security given for the Loan; (vii) reasonable fees charged by Servicer in connection with a Borrower request  for any consent, amendment, approval, waiver or other modification; (viii)if a Securitization has occurred, fees charged by the Rating Agencies in connection with a Borrower request  for any consent, amendment, approval, waiver or other modification, if Rating Agency approval of same is required under the Loan Documents and (ix) enforcing any obligations of or collecting any payments due from Borrowers under any Loan Document or with respect to any Property or in connection with any refinancing or restructuring of the Loan in the nature of a “work-out”, or any insolvency or bankruptcy proceedings.

(b)   Any costs and expenses due and payable by Borrowers hereunder which are not paid by Borrowers within fifteen (15) days after demand may be paid from any amounts in the Deposit Account, with notice thereof to any Borrower.  The obligations and liabilities of Borrowers under this Section 5.29 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of any Property by foreclosure or a conveyance in lieu of foreclosure.

5.30        Indemnity.  Borrowers shall defend, indemnify and hold harmless Lender and each of its Affiliates and their respective successors and assigns, including the directors, officers, partners, members, shareholders, participants, employees, professionals and agents of any of the foregoing (including any Servicer) and each other Person, if any, who Controls Lender, its Affiliates or any of the foregoing (each, an “Indemnified Party”), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for an Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto, court costs and costs of appeal at all appellate levels, investigation and laboratory fees, consultant fees and litigation expenses), that may be imposed on, incurred by, or asserted against any Indemnified Party (collectively, the “Indemnified Liabilities”) in any manner, relating to or arising out of or by reason of the Loan, including: (i) any breach by any Borrower of its obligations under, or any misrepresentation by any Borrower contained in, any Loan Document; (ii) the use or intended use of the proceeds of the Loan; (iii) any information provided by or on behalf of any Borrower, or contained in any documentation approved by any Borrower; (iv) ownership of any Mortgage, any Property or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about any Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of any Property; (viii) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance on, from or affecting any Property; (ix) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance; (x) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance; (xi) any violation of the Environmental Laws which is based upon or in any way related to such Hazardous Substance, including the costs and expenses of any Remedial Work; (xii) any failure of any Property to comply with any Legal Requirement; (xiii) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving any Property or any part thereof, or any liability asserted against Lender with respect thereto; and (xiv) the claims of any lessee of any portion of any Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; provided, however, that Borrowers shall not have any obligation to any Indemnified Party hereunder to the extent that it is finally judicially determined that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party.  Any amounts payable to any Indemnified Party by reason of the application of this paragraph shall be payable on demand and shall bear interest at the Default Rate from the date loss or damage is sustained by any Indemnified Party until paid.  The obligations and liabilities of Borrowers under this Section 5.30 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of any Property by foreclosure or a conveyance in lieu of foreclosure.

5.31        Patriot Act Compliance.

(a)   Borrowers will comply with the Patriot Act (as defined below) and all applicable requirements of governmental authorities having jurisdiction over Borrowers and the Properties, including those relating to money laundering and terrorism.  Lender shall have the right from time-to-time to audit Borrowers’ or Borrowers’ representatives’ compliance with the Patriot Act and all applicable requirements of governmental authorities having jurisdiction over Borrowers and the Properties, including those relating to money laundering and terrorism , and Borrowers shall from time to time, upon Lender’s request, provide Lender with evidence reasonably satisfactory to Lender that Borrowers comply with the Patriot Act or any such requirements of governmental authorities.  For purposes hereof, the term “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

(b)   Neither any Borrower nor any partner in any Borrower or member of such partner nor any owner of a direct or indirect interest in any Borrower (a) is listed on any Government Lists (as defined below), (b) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (c) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (d) is currently under investigation by any governmental authority for alleged criminal activity.  For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a)

the criminal laws against terrorism; (b) the criminal laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or the (e) Patriot Act.  “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.  For purposes hereof, the term “Government Lists” means (i) the Specially Designated Nationals and Blocked Persons Lists maintained by Office of Foreign Assets Control (“OFAC”), (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrowers in writing is now included in “Governmental Lists”, or (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other government authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in “Governmental Lists”.

6.     NOTICES AND REPORTING

6.1  Notices.  All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (a “Notice”) shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answer back, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party):

If to Lender:

The Royal Bank of Scotland plc

c/o RBS Financial Products Inc.

600 Washington Boulevard

Stamford, Connecticut 06901

Attention: Real Estate Advisory

Facsimile No. (203) 873-4670

and

The Royal Bank of Scotland plc

c/o RBS Financial Products Inc.

600 Washington Boulevard

Stamford, Connecticut 06901

Attention: Legal Department

Facsimile No. (203) 873-4670

with a copy to:

Sidley Austin LLP

1 South Dearborn Street

Chicago, Illinois 60603

Attention: Charles E. Schrank, Esq.

Telecopier: (312) 853-4140;

and

Wells Fargo Bank N A
550 S Tryon St, 12th Floor
Charlotte, North Carolina 28202-4200
Attention: Scott Rossbach - CMS

If to Borrowers:
Inland Diversified Las Vegas Centennial Gateway, L.L.C.
c/o Inland Diversified Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, IL  60523
Attn:  Barry L. Lazarus
Telecopier:  630-645-2070

with a copy to:

Inland Diversified Henderson Eastgate, L.L.C.
c/o Inland Diversified Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, IL  60523
Attn:  Barry L. Lazarus
Telecopier:  630-645-2070

with a copy to:

The Inland Real Estate Group, Inc./Law Department

c/o Inland Diversified Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, IL  60523
Attn:  General Counsel

Telecopier:  636-218-4900

A notice shall be deemed to have been given:  in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of overnight delivery, upon the first attempted delivery on a Business Day; or in the case of facsimile, upon the confirmation of such facsimile transmission.

6.2  Borrower Notices and Deliveries.  Borrowers shall (a) give prompt written notice to Lender of: (i) any litigation, governmental proceedings or claims or investigations pending or threatened against any Borrower, Sole Member, Managing Member, or Sole Member Principal which might materially adversely affect any Borrower’s, Sole Member’s, Managing Member’s, or Sole Member Principal’s condition (financial or otherwise) or business or any Property; (ii) any material adverse change in any Borrower’s, Sole Member’s, Managing Member’s, or Sole Member Principal’s condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which any Borrower has knowledge; and (b) furnish and provide to Lender: (i) any Securities and Exchange Commission or other public filings, if any, of any Borrower, Sole Member, Managing Member, Sole Member Principal, Manager, or any Affiliate of any of

the foregoing within two (2) Business Days of such filing and (ii) all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, reasonably requested, from time to time, by Lender.  In addition, after request by Lender (but no more frequently than once in any year), Borrowers shall furnish to Lender (x) within ten (10) days, a certificate addressed to Lender, its successors and assigns reaffirming all representations and warranties of each Borrower set forth in the Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes, and (y) within thirty (30) days, tenant estoppel certificates addressed to Lender, its successors and assigns from each tenant at each Property in form and substance reasonably satisfactory to Lender.

6.3  Financial Reporting.

6.3.1       Bookkeeping.  Each Borrower shall keep on a calendar year basis, in accordance with GAAP or such other accounting basis acceptable to Lender in its sole discretion, proper and accurate books, records and accounts reflecting all of the financial affairs of such Borrower and all items of income and expense in connection with the operation of the Property owned by such Borrower, whether such income or expense is realized by such Borrower, Manager or any Affiliate of such Borrower.  Lender shall have the right from time to time during normal business hours upon reasonable notice to examine such books, records and accounts at the office of such Borrower or other Person maintaining them, and to make such copies or extracts thereof as Lender shall desire.  After an Event of Default, Borrowers shall pay any costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

6.3.2       Annual Reports.  Each Borrower shall furnish or cause to be furnished to Lender annually, within one hundred twenty (120) days after each calendar year, consolidated and annotated annual financial statements of Borrower and Guarantor, in each case prepared in accordance with GAAP and containing balance sheets and statements of profit and loss for such Borrower, the Property owned by such Borrower, and Guarantor in such detail as Lender may request.  In the case of Guarantor, such financial statements shall be prepared and audited by an independent certified public accountant reasonably acceptable to Lender and accompanied by an unqualified opinion from such independent certified public accountant reasonably acceptable to Lender.  All such financial statements under this Section 6.3.2 (x) shall be in form and substance satisfactory to Lender, (y) shall be accompanied by a financial statement of the Property owned by such Borrower and set forth the financial condition and the income and expenses for the Property owned by such Borrower for the immediately preceding calendar year, including statements of annual Net Operating Income as well as (1) a list of tenants, if any, occupying more than twenty percent (20%) of the rentable space of the Property owned by such Borrower, (2) a breakdown showing (a) the year in which each Lease then in effect expires, and (z) shall be accompanied by an Officer’s Certificate certifying (1) that such statement is true, correct, complete and accurate and presents fairly the financial condition of the Property owned by such Borrower and has been prepared in accordance with GAAP and (2) whether there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it.

6.3.3       Monthly/Quarterly Reports and Other Reports.  Prior to the earlier to occur of (a) a Secondary Market Transaction and (b) the date that is one year from the Effective Date, upon Lender’s request, each Borrower shall furnish, or cause to be furnished, the following items to Lender within fifteen (15) days after the end of each calendar month and following the earlier to occur of (a) a Secondary Market Transaction and (b) the date that is one year from the Effective Date, Borrower shall furnish or cause to be furnished to Lender within forty-five (45) days after the end of each calendar quarter ending on March 31st, June 30th, and September 30th the following items: (i) monthly or quarterly, as applicable, and year-to-date operating statements, noting Net Operating Income and other information necessary and sufficient under GAAP (or such other methods acceptable to Lender in its sole discretion (consistently applied), it being acknowledged and agreed by Lender that a cash basis shall be acceptable for monthly statements) to fairly represent the financial position and results of operation of the Property owned by such Borrower during such calendar month or calendar quarter, as applicable, all in form reasonably satisfactory to Lender; (ii) a balance sheet for such calendar month or calendar quarter, as applicable; (iii) a comparison of the budgeted income and expenses and the actual income and expenses for each month and year-to-date for the Property owned by such Borrower on a cash basis, together with a detailed explanation of any variances of ten percent (10%) or more between budgeted and actual amounts for such period and year-to-date; (iv) a statement of the actual Capital Expenses made by such Borrower during each calendar month or quarter (as applicable) as of the last day of such calendar month or quarter (as applicable); (v) an aged receivables report; (vi) rent rolls identifying the leased premises, names of all tenants, units leased, monthly rental and all other charges payable under each Lease, term of Lease, date of occupancy, date of expiration and the total base rent attributable to Leases expiring each year) and (vii) a delinquency report for the Property owned by such Borrower.  Each such statement shall be accompanied by an Officer’s Certificate certifying (1) that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of such Borrower and such Property in accordance with GAAP (subject to normal year-end adjustments) (except that monthly reports shall not be required to be in accordance with GAAP) or such other method acceptable to Lender pursuant to the terms of this Agreement and (2) whether there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it.

6.3.4       Other Reports.  Each Borrower shall furnish to Lender, within ten (10) Business Days after request, such further detailed information with respect to the operation of the Property owned by such Borrower and the financial affairs of such Borrower, Sole Member Principal or Manager as may be reasonably requested by Lender or any applicable Rating Agency.

6.3.5       Annual Budgets.

(a)   Each Borrower shall prepare and submit (or shall cause Manager to prepare and submit) to Lender, by December 31st of each year during the Term, (i) a proposed pro forma operating expense budget for the Property owned by such Borrower for the succeeding calendar year (the “Annual Operating Budget”) showing, on a month-by-month basis, in reasonable detail, each line item of such Borrower’s anticipated operating income and operating expenses (on an accrual basis), including amounts required to establish, maintain and/or increase any monthly payments required hereunder, if any, and (ii) promptly after preparation thereof, any revisions to such Annual Operating Budget.  During the continuance of a Cash Management Period, the Annual Operating Budget (and any revisions thereof) shall be subject to approval by Lender, which approval shall not be unreasonably withheld or delayed.  Each Annual Operating Budget approved by Lender is referred to herein as the “Approved Operating Budget”.  During the continuance of a Cash Management Period until such time that any Annual Operating Budget has been approved by Lender, the prior Annual Operating Budget or Approved Operating Budget (as the case may be) shall apply for all purposes hereunder (with such adjustments as reasonably determined by Lender (including increases for any non-discretionary expenses)).

(b)   Each Borrower shall prepare and submit (or shall cause Manager to prepare and submit) to Lender by December 31st of each year during the Term, for approval by Lender, which approval shall not be unreasonably withheld or delayed, (i) a proposed pro forma capital expense budget for the Property for the succeeding calendar year showing, on a month-by-month basis, in reasonable detail, each line item of anticipated Capital Expenses (the “Annual Capital Budget”) and (ii) promptly after preparation thereof, any revisions to such Annual Capital Budget.  Each Annual Capital Budget approved by Lender is referred to herein as the “Approved Capital Budget”.

6.3.6       Additional Operating Expenses.

(a)   In the event that a Borrower incurs or will incur any operating expense, including Emergency Expenditures, that is not in the Approved Operating Budget but is otherwise an Approved Operating Expense (each an “Additional Operating Expense”), then such Borrower shall promptly (but in no event shall such Borrower be required to do so more frequently than monthly) deliver to Lender a reasonably detailed explanation of such Additional Approved Operating Expense(s) or, with respect to any such item that is subject to Lender’s approval, such proposed Additional Approved Operating Expense.  Any Additional Operating Expense submitted to Lender (and, if required, approved by Lender) in accordance with this Agreement is referred to herein as an “Approved Additional Operating Expense”.

(b)   Any funds distributed to a Borrower for the payment of Approved Operating Expenses (including any distribution to such Borrower pursuant to Section 3.10(a)(iv) hereof) shall be used by such Borrower only to pay for Approved Operating Expenses or reimburse such Borrower for Approved Operating Expenses, as applicable.

6.3.7       Breach.  If any Borrower fails to provide to Lender or its designee any of the financial statements, certificates, reports or information (the “Required Records”) required by this Article 6 within thirty (30) days after the date upon which such Required Record is due, Lender shall have the option, upon fifteen (15) days notice to Borrowers to gain access to such Borrower’s books and records and prepare or have prepared at Borrowers’ expense, any Required Records not delivered by such Borrower prior to the expiration of such fifteen (15) day notice period.

7.     INSURANCE; CASUALTY; AND CONDEMNATION

7.1  Insurance.

7.1.1       Coverage.  Each Borrower, at its sole cost, for the mutual benefit of each Borrower and Lender, shall obtain and maintain, or cause to be obtained and maintained, during the Term the following policies of insurance with respect to the Property or Properties owned by such Borrower:

(a)   Property insurance insuring against loss or damage customarily included under so called “all risk” or “special form” policies including but not limited to: fire, lightning, windstorm, vandalism, malicious mischief,  and subject to subsection (j) below, coverage for damage or destruction caused by the acts of “Terrorists” (or such policies shall have no exclusion from coverage with respect thereto) and such other insurable hazards as, under good insurance practices for this loan type, from time to time are insured against for other property and buildings similar to the premises in nature, use, location, height, and type of construction.  Each such insurance policy shall (i) be in an amount equal to 100% full replacement cost of the Improvements without deduction for depreciation, (ii) have deductibles no greater than the lesser of $10,000 or five percent (5%) of Net Operating Income attributable to such Property per occurrence, (iii) be paid annually in advance and (iv) be issued on a replacement cost basis containing either no coinsurance or an agreed amount endorsement waiving any coinsurance provision, and shall cover, without limitation, all tenant improvements and betterments that Borrowers are required to insure.  Lender shall be named Mortgagee and Loss Payee under a Standard Mortgagee Clause, or equivalent.

(b)   Flood insurance if any part of such Property is located in an area now or hereafter designated by the Federal Emergency Management Agency as Flood Zone “A” or “V,” or such other Special Hazard Flood Area if Lender so requires in its sole discretion.  Such policy shall (i) be in an amount equal to (A) 100% of the full replacement cost of the Improvements on such Property (without any deduction for depreciation) or (B) such other amount as agreed to by Lender, and (ii) have a maximum permissible deductible of $5,000 per building.

(c)   Liability insurance with no exclusion for terrorism including (i) commercial general liability insurance; (ii) liquor liability insurance, if the Property is a hotel and liquor is sold anywhere on the premises; and (iii) excess liability/umbrella insurance.  Such liability insurance shall provide minimum limits of $1,000,000 per occurrence and $2,000,000 in the aggregate for each policy year, with a maximum deductible or self-insured retention of $25,000; with at least $25,000,000 excess liability/umbrella insurance for any and all covered claims.  The policies described in this subsection shall include coverage for “Personal and Advertising Injury,” “Contractual Liability” (covering, to the maximum extent permitted by law, Borrowers’ obligation to indemnify Lender as required under this Agreement and the other Loan Documents), and “Products and Completed Operations.”  Lender shall be an Additional Insured on all liability policies.

(d)   Rental loss and/or business interruption insurance (i) with Lender being named as “Lender Loss Payee”, (ii) in an amount equal to 100% of the projected Rents for a period of at least eighteen (18) months for the initial period of restoration, plus a six-month Extended Period of Indemnity which provides that after the physical loss to such Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or until the limit for such coverage as required above is exhausted, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period.  The amount of such insurance shall be increased from time-to-time during the Term, as and when the estimated or actual Rents or business income exposure increases.

(e)   If applicable, equipment breakdown insurance, formerly known as boiler and machinery insurance, covering all boilers or pressure vessels, as well as any resulting physical damage to the building improvements  including without limitation, all tenant improvements and betterments and loss or rents or business income that Borrowers are required to insure pursuant to the lease, on a replacement cost basis and in an amount acceptable to Lender.

(f)    Worker’s compensation coverage for any employees of each Borrower, as required by any Legal Requirement.

(g)   During any period of restoration, renovation or construction, and if such work is excluded under the “all risk” or “special form” and/or general liability insurance policies, builder’s risk or course of construction insurance in form and substance and with coverages at such limits as shall be required by Lender on a so called completed value basis in an amount equal to not less than the 100% of the full replacement cost of such Property, and construction operations liability and Owner’s and Contractor’s Protective Liability (or its equivalent) on terms consistent with the coverage requirements set forth in Section 7.1.1 (a) and (c) above, , in form and substance acceptable to Lender.

(h)   Ordinance and law coverage, if at any time during the loan term any Property is deemed to be a legal non-conforming use or structure, covering the value of the undamaged portion of the building, demolition and debris removal and the increased cost of construction in amounts satisfactory to Lender.

(i)    Such other insurance (including but not limited to pollution legal liability insurance, earthquake insurance, mine subsidence insurance,, and windstorm insurance is excluded under the “all risk” or “special form” policy) as may from time to time be reasonably required by Lender in order to protect its interests.

(j)    Notwithstanding anything in subsection (a) above to the contrary, Borrowers shall be required to obtain and maintain coverage as part of its property insurance Policies against loss or damage by terrorist acts in an amount equal to 100% of the “Full Replacement Cost” of such Borrower’s Property plus loss of rents or business income; provided that such coverage is available.  There shall also be no exclusion for acts of terrorism under the general liability and excess liability/umbrella Policies.  In the event that such coverage with respect to terrorist acts is not included as part of the “all risk” property policy required by subsection (a) above and/or the general liability and excess liability/umbrella Policies required by subsection (c) above, Borrowers shall, nevertheless be required to obtain coverage for terrorism (as stand alone coverage) in an amount equal to 100% of the “Full Replacement Cost” of such Borrower’s Property plus loss of rents and/or business interruption coverage under subsection (d) and general liability and excess liability/umbrella coverage under subsection (c) above; provided that such coverage is available.  Borrowers shall obtain the coverage required under this subsection (j) from a carrier which otherwise satisfies the rating criteria specified in Section 7.1.2 below (a “Qualified Carrier”) or in the event that such coverage is not available from a

Qualified Carrier, Borrower shall obtain such coverage from the highest rated insurance company providing such coverage.

7.1.2       Policies.  All policies of insurance (the “Policies”) required pursuant to Section 7.1.1 above shall (i) be issued by companies approved by Lender and authorized to do business in the State, with a claims paying ability rating of “A-” or better by S&P (provided, however for multi-layered insurance programs, (A) if four (4) or less insurance companies issue the Policies, then at least 75% of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent by any other Rating Agency), with no carrier below “BBB” (and the equivalent by any other Rating Agency) or (B) if five (5) or more insurance companies issue the Policies, then at least sixty percent (60%) of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P (and the equivalent by any other Rating Agency), with no carrier below “BBB” (and the equivalent by any other Rating Agency); (ii) name Lender and its successors and/or assigns as their interest may appear as the mortgagee (in the case of property insurance), loss payee (in the case of business interruption/loss of rents coverage) and an additional insured (in the case of liability insurance); (iii) contain (in the case of property insurance), a Non-Contributory Standard Mortgagee Clause or a Lender’s Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (iv) contain a waiver of subrogation in favor of Lender, as applicable; (v) the carrier-certified copies thereof delivered to Lender upon request; (vi) contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including (A) endorsements providing that neither any Borrower, Lender nor any other party shall be a co-insurer under the Policies, (B) that Lender shall receive at least thirty (30) days’ prior written notice of any cancellation of the Policies and the applicable Borrower or its management company as first named insured shall receive at least thirty (30) days’ prior written notice of any cancellation of liability Policies, (C) an agreement whereby the insurer waives any right to claim any premiums and commissions against Lender, provided that the policy need not waive the requirement that the premium be paid in order for a claim to be paid to the insured, and (D) provisions providing that Lender is permitted to make payments to effect the continuation of such policies upon notice of cancellation due to non-payment of premiums; (vii) the Non-Contributory Standard Mortgagee Clause or a Lender’s Loss Payable Endorsement, or their equivalents, shall provide that with respect to the interest of Lender, such insurance policy shall not be invalidated by and shall insure Lender regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the premises for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Loan Documents; and (viii) be satisfactory in form and substance to Lender and approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds.  Borrowers shall pay the premiums for such Policies (the “Insurance Premiums”) as the same become due and payable and furnish to Lender evidence of the renewal of each of the Policies together with (unless such Insurance Premiums have been paid by Lender pursuant to Section 3.3 hereof) receipts for or other evidence of the payment of the Insurance Premiums reasonably satisfactory to Lender.  If Borrowers do not furnish such evidence and receipts (to the extent the Insurance Premiums with respect thereto have become due and payable) prior to the expiration of any expiring Policy, then Lender may, but shall not be obligated to, procure such insurance and pay the Insurance Premiums therefor, and Borrowers shall reimburse Lender for the cost of such Insurance Premiums promptly on demand, with interest accruing at the Default Rate.  Borrowers shall deliver to Lender a certified copy of each Policy as soon as it becomes available; provided that it is understood and agreed that Borrower shall not be obligated to provide a certified copy of any Policy maintained by any tenant under any of the Leases. Borrowers shall promptly forward to Lender a copy of each written notice received by any Borrower of any modification, reduction or cancellation of any of the Policies or of any of the coverages afforded under any of the Policies. Within thirty (30) days after request by Lender, Borrowers shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like. In the event of foreclosure of any Mortgage or other transfer of title to any Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrowers in and to the Policies then in force with respect to such Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or in Lender or other transferee in the event of such other transfer of title.

7.2  Casualty.

7.2.1       Notice; Restoration.  If any Property is damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrowers shall give prompt notice thereof to Lender.  Following the occurrence of a Casualty, Borrowers, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the Property in accordance with Legal Requirements to be of at least equal value and of substantially the same character as prior to such damage or destruction.

7.2.2       Settlement of Proceeds.  If a Casualty covered by any of the Policies (an “Insured Casualty”) occurs where the loss does not exceed $250,000, provided no Default or Event of Default has occurred and is continuing, Borrowers may settle and adjust any claim without the prior consent of Lender; provided such adjustment is carried out in a competent and timely manner, and Borrowers are hereby authorized to collect and receipt for the insurance proceeds (the “Proceeds”).  In the event of an Insured Casualty where the loss equals or exceeds $250,000 (a “Significant Casualty”), Lender may, in its sole discretion, settle and adjust any claim without the consent of any Borrower and agree with the insurer(s) on the amount to be paid on the loss, and the Proceeds shall be due and payable solely to Lender and held by Lender in the Casualty/Condemnation Subaccount and disbursed in accordance herewith.  If any Borrower or any party other than Lender is a payee on any check representing Proceeds with respect to a Significant Casualty, such Borrower shall immediately endorse, and cause all such third parties to endorse, such check payable to the order of Lender.  Each Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse such check payable to the order of Lender.   The expenses incurred by Lender in the settlement, adjustment and collection of the Proceeds shall become part of the Debt and shall be reimbursed by Borrowers to Lender upon demand.  Notwithstanding anything to the contrary contained herein, if in connection with a Casualty any insurance carrier makes a payment under a property insurance Policy that Borrowers propose be treated as business or rental interruption insurance, then, notwithstanding any designation (or lack of designation) by the insurance carrier as to the purpose of such payment, as between Lender and Borrowers, such payment shall not be treated as business or rental interruption insurance proceeds unless Borrowers have demonstrated to

Lender’s satisfaction that the remaining net Proceeds that will be received from the property insurance carriers are sufficient to pay 100% of the cost of fully restoring the Improvements or, if such net Proceeds are to be applied to repay the Debt in accordance with the terms hereof, that such remaining net Proceeds will be sufficient to pay the Debt in full.

7.3  Condemnation.

7.3.1       Notice; Restoration.  Borrowers shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting any Property (a “Condemnation”) and shall deliver to Lender copies of any and all papers served in connection with such Condemnation.  Following the occurrence of a Condemnation, Borrowers, regardless of whether an Award is available, shall promptly proceed to restore, repair, replace or rebuild the Property in accordance with Legal Requirements to the extent practicable to be of at least equal value and of substantially the same character (and to have the same utility) as prior to such Condemnation.

7.3.2       Lender Participation; Collection of Award.  Lender may participate in any Condemnation proceedings, and each Borrower shall from time to time deliver to Lender all instruments reasonably requested by Lender to permit such participation.  Each Borrower shall, at its expense, diligently prosecute any such proceedings and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings and in the compromise, adjustment or settlement of any payment in connection with such Condemnation (an “Award”).  Notwithstanding any Condemnation (or any transfer made in lieu of or in anticipation of such Condemnation), Borrowers shall continue to pay the Debt at the time and in the manner provided for in the Loan Documents, and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note.  If any Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of the Award sufficient to pay the Debt.  Borrowers shall cause any Award that is payable to Borrower to be paid directly to Lender.  Lender shall hold such Award in the Casualty/Condemnation Subaccount and disburse such Award in accordance with the terms hereof.

7.4  Application of Proceeds or Award.

7.4.1       Application to Restoration.  If an Insured Casualty or Condemnation occurs where (i) the loss is in an aggregate amount less than the fifteen percent (15%) of the Allocated Loan Amount for the affected Property, (ii) in the reasonable judgment of Lender, the Property can be restored within six (6) months, and prior to six (6) months before the Stated Maturity Date and prior to the expiration of the rental or business interruption insurance with respect thereto, to the affected Property’s pre-existing condition and utility as existed immediately prior to such Insured Casualty or Condemnation and to an economic unit not less valuable and not less useful than the same was immediately prior to the Insured Casualty or Condemnation, and after such restoration will adequately secure the Debt; (iii) less than (x) thirty percent (30%), in the case of an Insured Casualty or (y) fifteen percent (15%), in the case of a Condemnation, of the rentable area of the affected Improvements has been damaged, destroyed or rendered unusable as a result of such Insured Casualty or Condemnation; (iv) Leases demising in the aggregate at least sixty-five percent (65%) of the total rentable space in the applicable Property and in effect as of the date of the occurrence of such Insured Casualty or Condemnation remain in full force and effect during and after the completion of the Restoration (hereinafter defined); and (v) no Default or Event of Default shall have occurred and be then continuing, then the Proceeds or the Award, as the case may be (after reimbursement of any expenses incurred by Lender), shall be applied to reimburse Borrowers for the cost of restoring, repairing, replacing or rebuilding the affected Property (the “Restoration”), in the manner set forth herein.  Borrowers shall commence and diligently prosecute such Restoration.  Notwithstanding the foregoing, in no event shall Lender be obligated to apply the Proceeds or Award to reimburse any Borrower for the cost of Restoration unless, in addition to satisfaction of the foregoing conditions, both (x) Borrowers shall pay (and if required by Lender, Borrowers shall deposit with Lender in advance) all costs of such Restoration in excess of the net amount of the Proceeds or the Award made available pursuant to the terms hereof; and (y) Lender shall have received evidence reasonably satisfactory to it that during the period of the Restoration, the Rents for such Property will be at least equal to the sum of the operating expenses and Debt Service for such Property and other reserve payments required hereunder, as reasonably determined by Lender.

7.4.2       Application to Debt.  Except as provided in Section 7.4.1 above, any Proceeds and/or Award may, at the option of Lender in its discretion, be applied to the payment of (i) accrued but unpaid interest on the Note, (ii) the unpaid Principal and (iii) other charges due under the Note and/or any of the other Loan Documents, or applied to reimburse Borrowers for the cost of any Restoration, in the manner set forth in Section 7.4.3 below.  Any such prepayment of the Loan made pursuant to this Section 7.4.2 shall be without any Yield Maintenance Premium, unless an Event of Default has occurred and is continuing at the time the Proceeds are received from the insurance company or the Award is received from the condemning authority, as the case may be, in which event Borrowers shall pay to Lender an additional amount equal to the Yield Maintenance Premium, if any, that may be required with respect to the amount of the Proceeds or Award applied to the unpaid Principal.

Notwithstanding the foregoing provisions of this Section 7.4, if the Loan is included in a REMIC Trust and, immediately following a release of any portion of the Lien of a Mortgage following a Casualty or Condemnation (but taking into account any proposed Restoration of the remaining Property), the ratio of the unpaid principal balance of the Loan to the value of the remaining Property(ies) are greater than 125% (such value to be determined, in Lender’s sole discretion, by any commercially reasonable method permitted to a REMIC Trust; and which shall exclude the value of personal property or going concern value, if any), the principal balance of the Loan must be paid down by an amount equal to the least of the following amounts:  (i) the net Award (after payment of Lender’s costs and expenses and any other fees and expenses that have been approved by Lender) plus the net proceeds from the receipt of any insurance or tort settlement with respect to the property, (ii) the fair market value of the released property at the time of the release plus the amount of any tort or insurance settlement that is expected to be, or has been, received with respect to the property and that is not reflected directly or indirectly in the property’s fair market value at the time of the release, or (iii) an amount such that the loan-to-value ratio of the Loan (as so determined by Lender) does not increase after the release, unless

Lender receives an opinion of counsel that if such amount is not paid, the Loan will not fail to maintain its status as a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code as a result of the related release of such portion of the Lien of the Mortgage.  If and to the extent the preceding sentence applies, only such amount of the net Award, if any, in excess of the amount required to pay down the principal balance of the Loan may be released for purposes of Restoration or released to Borrowers as otherwise expressly provided in this Section 7.4.

7.4.3       Procedure for Application to Restoration.  If any Borrower is entitled to reimbursement out of the Proceeds or an Award held by Lender, such Proceeds or Award shall be disbursed from time to time from the Casualty/Condemnation Subaccount upon Lender being furnished with (i) evidence satisfactory to Lender of the estimated cost of completion of the Restoration, (ii) a fixed price or guaranteed maximum cost construction contract for Restoration satisfactory to Lender, (iii) prior to the commencement of Restoration, all immediately available funds in addition to the Proceeds or Award that in Lender’s judgment are required to complete the proposed Restoration, (iv) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as Lender may reasonably require and approve in Lender’s discretion, and (v) all plans and specifications for such Restoration, such plans and specifications to be approved by Lender prior to commencement of any work.  Lender may, at Borrowers’ expense, retain a consultant to review and approve all requests for disbursements, which approval shall also be a condition precedent to any disbursement.  No payment made prior to the final completion of the Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than the Proceeds or Award shall be disbursed prior to disbursement of such Proceeds or Award; and at all times, the undisbursed balance of such Proceeds or Award remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrowers for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien.  Provided no Default or Event of Default then exists, any surplus that remains out of the Proceeds held by Lender after payment of such costs of Restoration shall be paid to Borrowers.  Any surplus that remains out of the Award received by Lender after payment of such costs of Restoration shall, in the discretion of Lender, be retained by Lender and applied to payment of the Debt or returned to Borrowers.

8.     DEFAULTS

8.1  Events of Default.  An “Event of Default” shall exist with respect to the Loan if any of the following shall occur:

(a)   any portion of the Debt is not paid when due or any other amount under Section 3.10(a)(i) through (vi) hereof is not paid in full on each Payment Date (provided, however, if adequate funds are available in the Deposit Account for such payments, the failure by the Deposit Bank to allocate such funds into the appropriate Subaccounts shall not constitute an Event of Default);

(b)   any of the Taxes are not paid prior to delinquency (unless Lender is paying such Taxes pursuant to Section 3.3 hereof), subject to Borrowers’ right to contest Taxes in accordance with Section 5.2 hereof;

(c)   the Policies are not kept in full force and effect, or are not delivered to Lender upon request;

(d)   a Transfer other than a Permitted Transfer occurs;

(e)   any representation or warranty made by any Borrower or Guarantor or in any Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by any Borrower or Guarantor in connection with any Loan Document, shall be false or misleading in any material respect as of the date the representation or warranty was made;

(f)    any Borrower, Sole Member, Managing Member, Sole Member Principal or Guarantor shall make an assignment for the benefit of creditors, or shall generally not be paying its debts as they become due;

(g)   a receiver, liquidator or trustee shall be appointed for any Borrower, Sole Member, Managing Member, Sole Member Principal or Guarantor; or any Borrower, Sole Member, Managing Member, Sole Member Principal or Guarantor shall be adjudicated a bankrupt or insolvent; or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Borrower, Sole Member, Managing Member, Sole Member Principal or Guarantor, as the case may be; or any proceeding for the dissolution or liquidation of any Borrower, Sole Member, Managing Member, Sole Member Principal or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Borrower, Sole Member, Managing Member, Sole Member Principal or Guarantor, as the case may be, only upon the same not being discharged, stayed or dismissed within one hundred twenty (120) days;

(h)   any Borrower breaches any covenant contained in Sections 5.12.1 (a) - (f), 5.13, 5.15, 5.22, 5.25 or 5.28 hereof;

(i)    except as expressly permitted hereunder, the actual or threatened alteration, improvement, demolition or removal of all or any portion of any of the Improvements without the prior written consent of Lender;

(j)    an Event of Default as defined or described elsewhere in this Agreement or in any other Loan Document occurs; or any other event shall occur or condition shall exist, if the effect of such event or condition is to accelerate or to permit Lender to accelerate the maturity of any portion of the Debt;

(k)   a default occurs under any term, covenant or provision set forth herein or in any other Loan Document which specifically contains a notice requirement or grace period and such notice has been given and such grace period has expired;

(l)    any of the assumptions contained in any substantive non-consolidation opinion, delivered to Lender by Borrowers’ counsel in connection with the Loan or otherwise hereunder, were not true and correct as of the date of such opinion or thereafter became untrue or incorrect in any material respect;

(m)  a default shall be continuing under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not otherwise specified in this Section 8.1, for ten (10) days after notice to Borrowers (and Guarantor, if applicable) from Lender, in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such thirty (30)-day period, and Borrowers (or Guarantor, if applicable) shall have commenced to cure such default within such thirty (30)-day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30)-day period shall be extended for an additional period of time as is reasonably necessary for Borrowers (or Guarantor, if applicable) in the exercise of due diligence to cure such default, such additional period not to exceed ninety (90) days.

8.2  Remedies.

8.2.1       Acceleration.  Upon the occurrence of an Event of Default (other than an Event of Default described in paragraph (f) or (g) of Section 8.1 above) and at any time and from time to time thereafter, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against any or all Borrowers and in and to the Properties; including declaring the Debt to be immediately due and payable (including unpaid interest), Default Rate interest, Late Payment Charges, Yield Maintenance Premium and any other amounts owing by Borrowers), without notice or demand; and upon any Event of Default described in paragraph (f) or (g) of Section 8.1 above, the Debt (including unpaid interest, Default Rate interest, Late Payment Charges, Yield Maintenance Premium and any other amounts owing by Borrowers) shall immediately and automatically become due and payable, without notice or demand, and each Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

8.2.2       Remedies Cumulative.  Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrowers under the Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared, or be automatically, due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents.  Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents.  Without limiting the generality of the foregoing, each Borrower agrees that if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not subject to any “one action” or “election of remedies”

law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties, the Mortgages have been foreclosed, the Properties have been sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.  To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any particular Property or any portion of any Property for the satisfaction of any of the Debt in preference or priority to any other portion, and Lender may seek satisfaction out of all or less than all of the Properties or any part of any Property, in its discretion.

8.2.3       Severance.  During the continuation of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations and priorities of payment and liens as Lender shall determine in its discretion for purposes of evidencing and enforcing its rights and remedies.  Each Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender.  Each Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such severance, each Borrower ratifying all that such attorney shall do by virtue thereof.

8.2.4       Delay.  No delay or omission to exercise any remedy, right or power accruing upon an Event of Default, or the granting of any indulgence or compromise by Lender shall impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient.  A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon.  Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of any Mortgage to the extent necessary to foreclose on all or any portion of any Property, the Rents, the Cash Management Accounts or any other collateral.

8.2.5       Lender’s Right to Perform.  If any Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of five (5) Business Days after Borrowers’ receipt of written notice thereof from Lender, without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrowers to Lender upon demand and if not paid shall be added to the Debt (and to the extent permitted under applicable laws, secured by the Mortgage and other Loan Documents) and shall bear interest thereafter at the Default Rate.  Notwithstanding the foregoing, Lender shall have no obligation to send notice to any Borrower of any such failure.

9.     SPECIAL PROVISIONS.

9.1  Sale of Mortgage and Securitization.

(a)   Provided it does not have any impact on any economic and other material terms of the Loan or the Loan Documents, and the benefits and potential liability of Borrowers and Guarantor relative to the Loan and under the Loan Documents remain unaffected, and provided that it is at no cost to Borrowers, Lender shall have the right (i) to sell or otherwise transfer the Loan or any portion thereof as a whole loan, (ii) to sell participation interests in the Loan, or (iii) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization.  (The transactions referred to in clauses (i), (ii) and (iii) are each hereinafter referred to as a “Secondary Market Transaction” and the transactions referred to in clause (iii) shall hereinafter be referred to as a “Securitization”.  Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as “Securities”).

(b)   If requested by Lender, and provided it is at no cost to Borrowers, Borrowers shall assist Lender in satisfying the market standards to which Lender customarily adheres or which may be required in the marketplace, by the Rating Agencies or applicable Legal Requirements in connection with any Secondary Market Transactions, including to:

(i)          (A) provide updated financial and other information with respect to the Properties, the business operated at the Properties, Borrowers and the Manager, including, without limitation, the information set forth on Schedule 6 attached hereto to the extent in any Borrower’s possession or obtainable by any Borrower without incurring any material cost or expense, (B) provide updated budgets and rent rolls (including itemized percentage of floor area occupied and percentage of aggregate base rent for each tenant) relating to each Property, and (C) provide, at no cost to Borrowers, updated appraisals, market studies, environmental reviews and reports (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations of each Property (the “Updated Information”), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel acceptable to Lender and the Rating Agencies;

(ii)         provide updated, as of the closing date of any Secondary Market Transaction, representations and warranties made in the Loan Documents; and

(iii)        execute amendments to the Loan Documents and each Borrower’s organizational documents reasonably requested by Lender; provided, however, that Borrowers shall not be required to modify or amend any Loan Document if such modification or amendment would (A) change the interest rate, the stated maturity or the amortization of principal as set forth herein or in the Note, or (B) modify or amend any other material economic term of the Loan, or (C) result in a material economic change or any other adverse change or materially increase the obligations or potential liability of, or reduce the rights and benefits of Borrowers or Guarantor relative to the Loan and under the Loan Documents.

(c)   Any financial data or financial statements provided pursuant to this Section 9.1 shall be furnished to Lender, with respect to information requested in connection with the preparation of Disclosure Documents for a Securitization, within fifteen (15) Business Days after notice from Lender.

(d)   If requested by Lender, Borrowers shall provide Lender, promptly, and in any event within fifteen (15) Business Days following Lender’s reasonable request therefor, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall reasonably determine to be required pursuant to Regulation S-K or Regulation S-X, as applicable, Regulation AB, or any amendment, modification or replacement thereto or other Legal Requirements relating to a Securitization or as shall otherwise be reasonably requested by the Lender.

(e)   All financial statements provided by Borrowers pursuant to Section 9.1(c) shall be prepared in accordance with the method by which Borrowers prepare comparable financial statements pursuant to this Agreement, and shall meet the requirements other applicable Legal Requirements.  All financial statements relating to a fiscal year shall meet all applicable Legal Requirements, all of which shall be provided at the same time as the related financial statements are required to be provided.  All financial statements provided by Borrower pursuant to Section 9.1(c) shall accompanied by an Officer’s Certificate certifying that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrowers and the Property in accordance with GAAP (subject to normal year-end adjustments) or such other method acceptable to Lender pursuant to the terms of this Agreement.

9.2  Securitization Indemnification.

(a)   Borrowers understand that information provided to Lender by Borrowers and their agents, counsel and representatives may be included in preliminary and final disclosure documents in connection with the Securitization, including an offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and may be made available to investors or prospective investors in the Securities, investment banking firms, NRSROs, accounting firms, law firms and other third-party advisory and service providers relating to the Securitization.  Borrowers also understand that the findings and conclusions of any third-party due diligence report obtained by the Lender, the Issuer or the Securitization placement agent or underwriter may be made publicly available if required, and in the manner prescribed, by Section 15E(s)(4)(A) of the Exchange Act and any rules promulgated thereunder.

(b)   Borrowers hereby agree to indemnify The Royal Bank of Scotland plc (whether or not it is Lender), any Affiliate of The Royal Bank of Scotland plc that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of The Royal Bank of Scotland plc that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, Lender (and for purposes of this Section 9.2, Lender shall include its officers and directors) and each Person who controls the Lender within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Lender Group”), the issuer of the Securities (the “Issuer” and for purposes of this Section 9.2, Issuer shall include its officers, director and each Person who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and any placement agent or underwriter with respect to the Securitization, each of their respective officers and directors and each Person who controls the placement agent or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any losses, claims, damages or liabilities (collectively, the “Liabilities”) to which Lender, the Lender Group, the Issuer or the Underwriter Group may become subject insofar as the Liabilities arise out of, or are based upon, (A) any untrue statement of any material fact contained in any Borrower Provided Information, (B) the omission to state therein a material fact required to be stated in such Borrower Provided Information or necessary in order to make the statements in such information, in light of the circumstances under which they were made, not misleading in any material respect.  Borrowers also agree to reimburse Lender, the Lender Group, the Issuer and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Lender Group, the Issuer and/or the Underwriter Group in connection with investigating or defending the Liabilities.  Borrowers’ liability under this paragraph will be limited to the extent any such Liability arises out of, or is based upon, an untrue statement or omission made in reliance upon, and in strict conformity with, Borrower Provided Information furnished to Lender by or on behalf of Borrowers expressly for use in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including financial statements of Borrowers, operating statements and rent rolls with respect to the Property.  This indemnification provision will be in addition to any liability which Borrowers may otherwise have.  Notwithstanding anything to the contrary contained herein, Borrowers shall have no liability under this Section 9.2 for (i) any Liabilities resulting from the gross negligence, willful misconduct, illegal acts or fraud of Lender or its agents, (ii) in excess of the then outstanding principal amount of the Loan or (iii) failure by Lender or any third party or their respective agents to comply with the Securities Act, the Exchange Act or any other federal, state or other securities or “blue sky laws” or any regulations thereunder.

(c)          Promptly after receipt by an indemnified party under this Section 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party.  In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party.  After notice from the indemnifying party to such indemnified party under this Section 9.2, such indemnified party shall pay for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party.  The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party.

(d)         In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9.2(b) is for any reason held to be unenforceable as to an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.2(b), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the Issuer’s and Borrowers’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances.  Lender and Borrowers hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

(e)          The liabilities and obligations of both Borrowers and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

9.3 Severance of Loan. Lender shall have the right, at any time (whether prior to, in connection with, or after any Secondary Market Transaction), with respect to all or any portion of the Loan, to modify, split and/or sever all or any portion of the Loan as hereinafter provided.  Without limiting the foregoing, Lender may (i) cause the Note and the Mortgages to be split into a first and second mortgage loan, (ii) create one or more senior and subordinate notes (i.e., an A/B or A/B/C structure), (iii) create multiple components of the Note or Notes (and allocate or reallocate the principal balance of the Loan among such components), (iv) otherwise sever the Loan into two (2) or more loans secured by mortgages and by a pledge of partnership or membership interests (directly or indirectly) in any Borrower (i.e., a senior loan/mezzanine loan structure), in each such case described in clauses (i) through (iv) above, in whatever proportion and whatever priority Lender determines, and (v) modify the Loan Documents with respect to the newly created Notes or components of the Note or Notes such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum rating levels for the Loan.  Notwithstanding the foregoing, no such amendment described above shall (i) modify or amend any material economic term of the Loan, or (ii) materially increase the obligations, or decrease the rights, of any Borrower under the Loan Documents; provided, however, in each such instance the outstanding principal balance of all the Notes evidencing the Loan (or components of such Notes) immediately after the effective date of such modification equals the outstanding principal balance of the Loan immediately prior to such modification and the weighted average of the interest rates for all such Notes (or components of such Notes) immediately after the effective date of such modification equals the interest rate of the original Note immediately prior to such modification.  If requested by Lender, Borrowers (and Borrowers’ constituent members, if applicable, and Guarantor) shall execute within two (2) Business Days after such request, such documentation as Lender may reasonably request to evidence and/or effectuate any such modification or severance.

10. MISCELLANEOUS.

10.1                        Exculpation.  Subject to the qualifications below, Lender shall not enforce the liability and obligation of any Borrower to perform and observe the obligations contained in the Loan Documents by any action or proceeding wherein a money judgment shall be sought against such Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest and rights under the Loan Documents, or in all or any of the Properties, the Rents or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against a Borrower only to the extent of such Borrower’s interest in the Properties, in the Rents and in any other collateral given to Lender, and Lender shall not sue for, seek or demand any deficiency judgment against a Borrower in any such action or proceeding under or by reason of or under or in connection with any Loan Document.  The provisions of this Section 10.1 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any Loan Document; (ii) impair the right of Lender to name one or more Borrowers as a party defendant in any action or suit for foreclosure and sale under any Mortgage; (iii) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignments of Leases and Rents; (vi) constitute a prohibition against Lender to commence any other appropriate action or proceeding in order for Lender to fully realize the security granted by any Mortgage or to exercise its remedies against all or any of the Properties; or (vii) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrowers, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following (all such liability and obligation of Borrower for any or all of the following being referred to herein as “Borrowers’ Recourse Liabilities”):

(a)                                 fraud, willful misconduct, intentional misrepresentation or intentional failure to disclose a material fact by or on behalf of any Borrower or Guarantor, or any of their respective agents or representatives in connection with the Loan, including by reason of any claim under the Racketeer Influenced and Corrupt Organizations Act (RICO);

(b)                                 the forfeiture by any Borrower of any of the Properties, or any portion thereof, because of the conduct or purported conduct of criminal activity by any Borrower or Guarantor or any of their respective agents or representatives in connection therewith;

(c)                                  physical waste of any Property or any portion thereof, or after an Event of Default the removal or disposal of any portion of any Property;

(d)                                 any Proceeds paid by reason of any Insured Casualty or any Award received in connection with a Condemnation or other sums or payments attributable to any Property not applied in accordance with the provisions of the Loan Documents (except to the extent that a Borrower did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct disbursement of such sums or payments);

(e)                                  all Rents of any Property received or collected by or on behalf of any Borrower after an Event of Default and not applied to payment of Principal and interest due under the Note, and to the payment of actual and reasonable operating expenses of such Property, as they become due or payable (except to the extent that such application of such funds is prevented by bankruptcy, receivership, or similar judicial proceeding in which such Borrower is legally prevented from directing the disbursement of such sums);

(f)                                   misappropriation or conversion by or on behalf of any Borrower (including failure to turn over to Lender on demand following an Event of Default) of any gross revenues (including Rents, security deposits, advance deposits, any other deposits, rents collected in advance, funds held by any Borrower for the benefit of another party and Lease Termination Payments);

(g)                                  the failure to pay Taxes prior to such taxes becoming delinquent, provided Borrowers shall not be liable to the extent funds to pay such amounts are available in the Tax and Insurance Subaccount (or would have been available in the Tax and Insurance Subaccount but are not available therein as a result of an election by Lender to apply funds in the Tax and Insurance Subaccount for any purpose other than to pay, or reimburse Borrower for payment of, Taxes and Insurance Premiums in accordance with the Loan Documents) and Lender failed to pay same and otherwise only to the extent revenues from the Properties are sufficient to pay such amounts;

(h)                                 the breach of any representation, warranty, covenant or indemnification in any Loan Document concerning Environmental Laws or Hazardous Substances, including Section 4.21 hereof and Section 5.8 hereof, and clauses (viii) through (xi) of Section 5.30 hereof; or

(i)                                     any cost or expense incurred by Lender, including, without limitation, reasonable outside counsel legal fees and expenses, in connection with the enforcement of its rights and remedies hereunder or any other Loan Document.

Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt in accordance with the Loan Documents, and (B) Lender’s agreement not to pursue personal liability of Borrowers as set forth above SHALL BECOME NULL AND VOID and shall be of no further force and effect, and the Debt shall be fully recourse to Borrowers in the event that one or more of the following occurs (each, a “Springing Recourse Event”):

(i)                                     an Event of Default described in Section 8.1(d) hereof shall have occurred;

(ii)                                  a breach of the representation set forth in Section 4.1.2 hereof or a breach in the covenants set forth in Section 5.13 hereof if such breach results in the substantive consolidation of any Borrower or any Property into the bankruptcy estate of any Person;

(iii)                               any Borrower files a voluntary petition under the Bankruptcy Code or files a petition for bankruptcy, reorganization or similar proceeding pursuant to any other Federal or state bankruptcy, insolvency or similar law;

(iv)                              any Borrower is substantively consolidated with any other Person; unless such consolidation was involuntary and not consented to by such Borrower or Guarantor and is discharged, stayed or dismissed within thirty (30) days following the occurrence of such consolidation;

(v)                                 the filing of an involuntary petition against any Borrower under the Bankruptcy Code or an involuntary petition for bankruptcy, reorganization or similar proceeding pursuant to any other Federal or state bankruptcy, insolvency or similar law by any other Person in which (x) such Borrower or any Affiliate, officer, director or representative which, directly or indirectly, Controls such Borrower colludes with or otherwise assists such Person, and/or (y) such Borrower or any Affiliate, officer, director or representative which, directly or indirectly, Controls any Borrower solicits or causes to be solicited petitioning creditors for any involuntary petition against any Borrower by any Person;

(vi)                              any Borrower or any Affiliate, officer, director or representative which, directly or indirectly, Controls any Borrower files an answer consenting to, or otherwise acquiescing in, or joining in, any involuntary petition filed against it by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law;

(vii)                           any Borrower or any Affiliate, officer, director or representative which, directly or indirectly, Controls any Borrower consents to, or acquiesces in, or joins in, an application for the appointment of a custodian, receiver, liquidator, trustee or examiner for any Borrower or any portion of any Property other than by or on behalf of Lender;

(viii)                        any Borrower makes an assignment for the benefit of creditors; or

(ix)                              if Guarantor, any Borrower or any Affiliate of any of the foregoing, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender under or in connection with the Notes, the Mortgages or any other Loan Document, in bad faith (as determined by a court of competent jurisdiction) seeks a defense, judicial intervention or injunctive or other equitable relief of any kind or in bad faith (as determined by a court of competent jurisdiction) asserts in a pleading filed in connection with a judicial proceeding any defense against Lender or any right in connection with any security for the Loan.

10.2                        Brokers and Financial Advisors. .  (a)  Each Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the Loan.  Borrowers shall indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses (including attorneys’ fees, whether incurred in connection with enforcing this indemnity or defending claims of third parties) of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrowers in connection with the transactions contemplated herein.  The provisions of this Section 10.2 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

10.3                        Retention of Servicer.  Lender reserves the right to retain the Servicer to act as its agent hereunder with such powers as are specifically delegated to the Servicer by Lender, whether pursuant to the terms of this Agreement, any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction, the Deposit Account Agreement or otherwise, together with such other powers as are reasonably incidental thereto.  Borrowers shall pay any reasonable fees and expenses of the Servicer (i) in connection with a release of any Property (or any portion thereof), (ii) from and after a transfer of the Loan to any “master servicer” or “special servicer” for any reason, including without limitation, as a result of a decline in the occupancy level of any Property, (iii) in connection with an assumption or modification of the Loan, (iv) in connection with the enforcement of the Loan Documents or (v) in connection with any other action or approval taken by Servicer hereunder on behalf of Lender.

10.4                        Survival.  This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as any of the Debt is unpaid or such longer period if expressly set forth in this Agreement.  All of Borrowers’ covenants and agreements in this Agreement shall inure to the benefit of the respective legal representatives, successors and assigns of Lender.

10.5                        Lender’s Discretion; Rating Agency Review Waiver.  (a)  Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender’s discretion, the decision of Lender to approve or disapprove, to consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender’s discretion shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender and shall be final and conclusive.  Additionally, whenever in this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender in Lender’s reasonable discretion, or

Lender agrees to not withhold, condition or delay its consent, the decision of Lender to approve or disapprove, to consent, condition, delay or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender’s discretion shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender while an Event of Default is continuing unless otherwise specifically herein provided.

(b)               Whenever, pursuant to this Agreement or any other Loan Documents, a Rating Comfort Letter is required from each applicable Rating Agency, in the event that any applicable Rating Agency “declines review”, “waives review” or otherwise indicates in writing or otherwise to Lender’s or Servicer’s satisfaction that no Rating Comfort Letter will or needs to be issued with respect to the matter in question (each, a “Review Waiver”), then the Rating Comfort Letter requirement with respect to such Rating Agency shall be deemed to be satisfied with respect to such matter.  It is expressly agreed and understood, however, that receipt of a Review Waiver (i) from any one Rating Agency shall not be binding or apply with respect to any other Rating Agency and (ii) with respect to one matter shall not apply or be deemed to apply to any subsequent matter for which Rating Comfort Letter is required.

10.6                        Governing Law.

(a)               THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF ILLINOIS AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF ILLINOIS, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF ILLINOIS SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF ALL LOAN DOCUMENTS AND THE DEBT.  TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

(b)               ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR ANY BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN COOK COUNTY,

ILLINOIS AND EACH BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  EACH BORROWER HEREBY ACKNOWLEDGES THAT DELIVERY OF SERVICE OF PROCESS TO THE ADDRESS PROVIDED IN SECTION 6.1 HEREOF  AND WRITTEN NOTICE OF SAID SERVICE OF EACH BORROWER MAILED OR DELIVERED TO EACH BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH BORROWER (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF ILLINOIS.  EACH BORROWER (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS ADDRESS HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE AN AUTHORIZED AGENT WITH AN OFFICE IN COOK COUNTY, ILLINOIS (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH AN AUTHORIZED AGENT (OR SUBSTITUTE, IF APPLICABLE) IF SUCH BORROWER CEASES TO HAVE AN OFFICE IN THE STATE OF ILLINOIS OR ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN COOK COUNTY, ILLINOIS OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.  NOTWITHSTANDING THE FOREGOING, LENDER SHALL HAVE THE RIGHT TO INSTITUTE ANY LEGAL SUIT, ACTION OR PROCEEDING FOR THE ENFORCEMENT OR FORECLOSURE OF ANY LIEN ON ANY COLLATERAL FOR THE LOAN IN ANY FEDERAL OR STATE COURT IN ANY JURISDICTION(S) THAT LENDER MAY ELECT IN ITS SOLE AND ABSOLUTE DISCRETION, AND EACH BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

10.7                        Modification, Waiver in Writing.  No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.  Except as otherwise expressly provided herein, no notice to or demand on any Borrower shall entitle any Borrower to any other or future notice or demand in the same, similar or other circumstances.  Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.  In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare an Event of Default for failure to effect prompt payment of any such other amount.

10.8                        Trial by Jury.  EACH BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

10.9                        Headings/Exhibits.  The Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.  The Exhibits attached hereto, are hereby incorporated  by reference as a part of the Agreement with the same force and effect as if set forth in the body hereof.

10.10                 Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.11                 Preferences.  Upon the occurrence and continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrowers to any portion of the Debt.  To the extent Borrowers make a payment to Lender, or Lender receives proceeds of any collateral, which is in whole or part subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Debt or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.  This provision shall survive the expiration or termination of this Agreement and the repayment of the Debt.

10.12                 Waiver of Notice.  No Borrower shall be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or any other Loan Document specifically and expressly requires the giving of notice by Lender to such Borrower and except with respect to matters for which such Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.  Each Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which no Loan Document specifically and expressly requires the giving of notice by Lender to such Borrower.

10.13                 Remedies of Borrower.  If a claim or adjudication is made that Lender or any of its agents, including Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, Borrowers agree that neither Lender nor its agents, including Servicer, shall be liable for any monetary damages, and Borrowers’ sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment.  Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.  Each Borrower specifically waives any claim against Lender and its agents, including Servicer, with respect to actions taken by Lender or its agents on Borrowers’ behalf.

10.14                 Prior Agreements.  This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

10.15                 Offsets, Counterclaims and Defenses.  Each Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against one or more Borrowers by Lender or its agents, including Servicer, or otherwise offset any obligations to make payments required under the Loan Documents.  Any assignee of Lender’s interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which one or more Borrowers may otherwise have against any assignor of such documents, and no such offset, counterclaim or defense shall be interposed or asserted by one or more Borrowers in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrowers.

10.16                 Publicity.  All news releases, publicity or advertising by any Borrower or its Affiliates through any media intended to reach the general public, which refers to the Loan Documents, the Loan, Lender or any of Lender’s Affiliates, a Loan purchaser, the Servicer or the trustee in a Secondary Market Transaction, shall be subject to the prior written approval of Lender.  Lender shall have the right to issue any of the foregoing without any Borrower’s approval.

10.17                 No Usury.  Borrowers and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section 10.17 shall control every other agreement in the Loan Documents.  If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lender’s exercise of the option to accelerate the maturity of the Loan or any prepayment by Borrowers results in Borrowers having paid any interest in excess of that permitted by applicable law, then it is Borrowers’ and Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid Principal and all other Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrowers), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder.  All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.  Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

10.18                 Conflict; Construction of Documents.  In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control.  The parties hereto acknowledge that each is represented by separate counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted them.

10.19                 No Third Party Beneficiaries.  The Loan Documents are solely for the benefit of Lender and Borrowers and nothing contained in any Loan Document shall be deemed to confer upon anyone other than the Lender and Borrowers any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

10.20                 Yield Maintenance Premium.  Borrowers acknowledge that (a) Lender is making the Loan in consideration of the receipt by Lender of all interest and other benefits intended to be conferred by the Loan Documents and (b) if payments of Principal are made to Lender prior to the Stated Maturity Date, for any reason whatsoever, whether voluntary, as a result of Lender’s acceleration of the Loan after an Event of Default, by operation of law or otherwise, Lender will not receive all such interest and other benefits and may, in addition, incur costs.  For these reasons, and to induce Lender to make the Loan, each Borrower agrees that, except as expressly provided in Article 7 hereof, all prepayments, if any, whether voluntary or involuntary, will be accompanied by the Yield Maintenance Premium; provided, however, that the foregoing shall not be deemed to imply that the Loan may be voluntarily prepaid in any manner or under any circumstance other than as expressly set forth in this Agreement.  Such Yield Maintenance Premium shall be required whether payment is made by one or more Borrowers, by a Person on behalf of one or more Borrowers, or by the purchaser at any foreclosure sale, and may be included in any bid by Lender at such sale.  Each Borrower further acknowledges that (A) it is a knowledgeable real estate developer and/or investor; (B) it fully understands the effect of the provisions of this Section 10.20, as well as the other provisions of the Loan Documents; (C) the making of the Loan by Lender at the Interest Rate and other terms set forth in the Loan Documents are sufficient consideration for Borrowers’ obligation to pay a Yield Maintenance Premium (if required); and (D) Lender would not make the Loan on the terms set forth herein without the inclusion of such provisions.  Each Borrower also acknowledges that the provisions of this Agreement limiting the right of prepayment and providing for the payment of the Yield Maintenance Premium and other charges specified herein were independently negotiated and bargained for, and constitute a specific material part of the consideration given by Borrowers to Lender for the making of the Loan except as expressly permitted hereunder.

10.21                 Assignment.  The Loan, the Note, the Loan Documents and/or Lender’s rights, title, obligations and interests therein may be assigned by Lender and any of its successors and assigns to any Person at any time in its discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise.  Upon such assignment, all references to Lender in this Loan Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender.  No Borrower may assign its rights, title, interests or obligations under this Loan Agreement or under any of the Loan Documents.

10.22                 Cross Default; Cross Collateralization.  Each Borrower acknowledges that Lender has made the Loan to Borrowers upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of the Properties taken separately.  Each Borrower agrees that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Deeds of Trust which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Mortgage; and (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note.

10.23                 Contribution Among Borrowers.  Notwithstanding that the Borrowers are jointly and severally liable to Lender for payment of the Loan, as among the Borrowers, each shall be liable only for such Borrower’s Allocated Amount (as hereinafter defined) and, accordingly, each Borrower whose Property or other assets are, from time to time, utilized to satisfy a portion of the Debt in excess of such Borrower’s Allocated Loan Amount, shall be entitled, commencing 95 days after payment in full of the Debt, to contribution from each of the other Borrowers pro-rata in accordance with their respective liabilities in accordance with this Agreement.  The “Allocated Amount” for each Borrower shall equal the Allocated Loan Amount for the Property owned by such Borrower.

10.24                 Joint and Several.  Each of the Borrowers shall be jointly and severally liable for payment of the Debt and performance of all other obligations of Borrowers (or any of them) under this Agreement or any other Loan Document.

10.25                 Certain Additional Rights of Lender.  Notwithstanding anything to the contrary which may be contained in this Agreement, Lender shall have:

(i)                                     the right to routinely consult with Borrowers’ management regarding the significant business activities and business and financial developments of Borrowers, provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances.  Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times;

(ii)                                  the right, in accordance with the terms of this Agreement, to examine the books and records of Borrowers at any time upon reasonable notice;

(iii)                               the right, in accordance with the terms of this Agreement, to receive monthly, quarterly and year-end financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow and schedules of outstanding indebtedness;

(iv)                              the right, without restricting any other rights of Lender under this Agreement (including any similar right), to restrict financing to be obtained with respect to the Properties so long as any portion of the Debt remains outstanding;

(v)                                 the right, without restricting any other right of Lender under this Agreement or the other Loan Documents (including any similar right), to restrict, upon the occurrence of an Event of Default, Borrowers’ payments of management fees to Affiliates of Borrowers from the Rents;

(vi)                              the right, without restricting any other rights of Lender under this Agreement (including any similar right), to reasonably approve any operating budget and/or capital budget of Borrowers;

(vii)                           the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by any Borrower of any other significant property (other than personal property required for the day to day operation of the Properties); and

(viii)                        the right, without restricting any other rights of Lender under this Agreement (including any similar right), to restrict the transfer of interests in any Borrower held by its members, and the right to restrict the transfer of interests in such member, except for any transfer that is a Permitted Transfer.

The rights described above may be exercised directly or indirectly by any Person that owns substantially all of the ownership interests in Lender.  The provisions of this Section 10.26 are intended to satisfy the requirement of management rights for purposes of the Department of Labor “plan assets” regulation 29 C.F.R., Section 2510.3-101.

10.26                 [Intentionally Omitted]

10.27                 Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

INLAND DIVERSIFIED LAS VEGAS CENTENNIAL GATEWAY, L.L.C., a Delaware limited liability company

By:	Inland Territory, L.L.C.,
a Delaware limited liability company, its sole member

By:	Inland Territory Member, L.L.C.,
a Delaware limited liability company, its managing member

By:	Inland Diversified Real Estate Trust, Inc.,
a Maryland corporation, its sole member

By:	/s/ Mary J. Pechous

INLAND DIVERSIFIED HENDERSON EASTGATE, L.L.C., a Delaware limited liability company

By:	Inland Territory, L.L.C.,
a Delaware limited liability company, its sole member

By:	Inland Territory Member, L.L.C.,
a Delaware limited liability company, its managing member

By:	Inland Diversified Real Estate Trust, Inc.,
a Maryland corporation, its sole member

By:	/s/ Mary J. Pechous

[Signatures continue on following page]

Loan Agreement Signature Page

[Signatures to Loan Agreement continued from previous page]

THE ROYAL BANK OF SCOTLAND PLC

By:	RBS Securities, Inc., its agent

	By:	/s/ Patrick J. Walker
Name:
Title

Loan Agreement Signature Page

Schedule 1

Location of Properties

1.                                      Centennial Gateway, Las Vegas, Nevada

2.                                      Eastgate, Henderson, Nevada

Schedule 2

Required Repairs

Centennial Gateway, Las Vegas, Nevada

The following “Immediate Need” repairs listed in Appendix A to that certain Pre-Acquisition Property Condition Assessment Report dated October 30, 2012 and prepared by McClain Consulting Services, Inc. and identified as Project #32170L and delivered to Lender in connection with the Loan:

1.                                      Repair exterior walls and soffits at buildings throughout site;

2.                                      Repaint wood trellis components at 24 Hour Fitness swimming pool area;

3.                                      Replace missing coping at decorative EIFS column at southeast corner of Retail A;

4.                                      Repair roofing, flashing and missing access panel covers at buildings throughout site;

5.                                      Service fire alarm control panels at Retail A and C to address current notifications;

6.                                      Install detectable warnings at ADA parking spaces in front of Retail A; and

7.                                      Replace base of wallboard damaged with microbial growth at Retail B roof ladder room.

Eastgate, Henderson, Nevada:

The following “Immediate Need” repairs listed Appendix A to that certain Pre-Acquisition Property Condition Assessment Report dated October 30, 2012 and prepared by McClain Consulting Services, Inc. and identified as Project #32172 and delivered to Lender in connection with the Loan:

1.                                      Repair reportedly clogged drain at front of Shop B;

2.                                      Seal asphalt pavement cracks throughout site;

3.                                      Repair exterior walls at buildings throughout site;

4.                                      Repair roofing and flashing at buildings throughout site; and

5.                                      Install detectable warnings where walkways intersect with vehicular drive lanes throughout site.

Schedule 3

Exceptions to Representations and Warranties

None

Schedule 4

Organization of Borrower

(See Attached)

Schedule 5

Definition of Special Purpose Bankruptcy Remote Entity

I.                                        A “Special Purpose Bankruptcy Remote Entity” means (x) a limited liability company that is a Single Member Bankruptcy Remote LLC or (y) a corporation, limited partnership or limited liability company which (in the case of this clause (y))at all times since its formation and at all times thereafter:

(i)                                     was and will be organized solely for the purpose of (A) owning the applicable Property or (B) acting as a general partner of the limited partnership that owns the applicable Property or member of the limited liability company that owns the applicable Property;

(ii)                                  has not engaged and will not engage in any business unrelated to (A) the ownership of the applicable Property, (B) acting as general partner of the limited partnership that owns the applicable Property or (C) acting as a member of the limited liability company that owns the applicable Property, as applicable;

(iii)                               has not had and will not have any assets other than those related to the applicable Property or its partnership or member interest in the limited partnership or limited liability company that owns the applicable Property, as applicable;

(iv)                              has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale (except as expressly permitted by this Agreement), transfer of partnership or membership interests or the like, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable);

(v)                                 if such entity is a limited partnership, has and will have, as its only general partners, Special Purpose Bankruptcy Remote Entities that are corporations;

(vi)                              if such entity is a corporation, has and will have at least two (2) Independent Directors, and has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of 100% of the members of its board of directors unless all of the directors and all Independent Directors shall have participated in such vote, and the organizational documents of such entity shall provide that no Independent Director may be removed or replaced without Cause and unless such entity provides Lender with not less than three (3) Business Days’ prior written notice of (a) any proposed removal of an Independent Director, together with a statement as to the reasons for such removal, and (b) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director;

(vii)                           if such entity is a limited liability company, has and will have at least one (1) member that has been and will be a Special Purpose Bankruptcy Remote Entity that

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has been and will be a corporation and such corporation is the managing member of such limited liability company;

(viii)                        if such entity is a limited liability company, has and will have articles of organization, a certificate of formation and/or an operating agreement, as applicable, providing that (A) such entity will dissolve only upon the bankruptcy of the managing member, (B) the vote of a majority-in-interest of the remaining members is sufficient to continue the life of the limited liability company in the event of such bankruptcy of the managing member and (C) if the vote of a majority-in-interest of the remaining members to continue the life of the limited liability company following the bankruptcy of the managing member is not obtained, the limited liability company may not liquidate any Property without the consent of the applicable Rating Agencies for as long as the Loan is outstanding;

(ix)                              has not, and without the unanimous consent of all of its partners, directors or members (including all Independent Directors), as applicable, will not, with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (A) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or for all or any portion of such entity’s properties, (C) make any assignment for the benefit of such entity’s creditors or (D) take any action that is reasonably likely to cause such entity to become insolvent;

(x)                                 has remained and intends to remain solvent and has maintained and will maintain adequate capital for normal obligations reasonably foreseeable within the following thirty (30) day period for a business of its size and character and in light of its contemplated business operations, provided that the foregoing shall not require any member partner or beneficiary to make any additional capital contributions;

(xi)                              has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(xii)                           has maintained and will maintain its accounts, books and records separate from any other Person (subject to clause (xiv) below) and will file its own tax returns except to the extent that it is required by law to file consolidated tax returns or to the extent that such entity is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law;

(xiii)                        has maintained and will maintain its books, records, resolutions and agreements as official records;

(xiv)                       has not commingled and will not commingle its funds or assets with those of any other Person, , except with respect to those funds deposited in a custodial account maintained by the Manager on behalf of the Borrowers and their Affiliates (the “Custodial Account”), in which case the Manager will separately account for each item

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of income and expense applicable to the respective Properties and/or the respective Borrowers, and except with respect to those funds deposited in the Clearing Account in accordance with the Loan Documents;

(xv)                          has held and will hold its assets in its own name;

(xvi)                       has conducted and will conduct its business in its name,

(xvii)                    has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person;

(xviii)                 has paid and will pay its own liabilities, including the salaries of its own employees, out of its own funds and assets;

(xix)                       has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

(xx)                          has maintained and will maintain an arm’s-length relationship with its Affiliates;

(xxi)                       (a) if such entity owns a Property, has not and will not have any indebtedness other than Permitted Indebtedness, or (b) if such entity acts as the general partner of a limited partnership which owns a Property, has not and will not have any indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as general partner of the limited partnership which owns such Property which (1) do not exceed, at any time, $10,000 and (2) are paid within thirty (30) days of the date incurred, or (c) if such entity acts as a managing member of a limited liability company which owns a Property, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as a member of the limited liability company which owns such Property which (1) do not exceed, at any time, $10,000 and (2) are paid within thirty (30) days of the date incurred

(xxii)                    has and will have no indebtedness other than Permitted Indebtedness;

(xxiii)                 has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except for the Loan;

(xxiv)                has not and will not acquire obligations or securities of its partners, members or shareholders;

(xxv)                   has allocated and will allocate fairly and reasonably shared expenses, including shared office space, and uses separate stationery, invoices and checks;

(xxvi)                except in connection with the Loan, has not pledged and will not pledge its assets for the benefit of any other Person;

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(xxvii)             has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person;

(xxviii)          has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxix)                has not made and will not make loans to any Person;

(xxx)                   has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it;

(xxxi)                has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(xxxii)             has and will have no obligation to indemnify its partners, officers, directors, members or Special Members, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation;

(xxxiii)          has and will have an express acknowledgment in its organizational documents that Lender is an intended third-party beneficiary of the “special purpose” provisions of such organizational documents; and

(xxxiv)         will consider the interests of its creditors in connection with all corporate, partnership or limited liability company actions, as applicable.

II.                                   “Single Member Bankruptcy Remote LLC” means a limited liability company organized under the laws of the State of Delaware which at all times since its formation and at all times thereafter:

(i)                                     was and will be organized solely for the purpose of owning the applicable Property;

(ii)                                  has not engaged and will not engage in any business unrelated to the ownership of the applicable Property;

(iii)                               has not had and will not have any assets other than those related to the applicable Property;

(iv)                              has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale (except as expressly permitted by this Agreement), transfer of partnership or membership

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interests or the like, or amendment of its limited liability company or certificate of formation;

(v)                                 has not, and without the unanimous consent of all of directors (including all Independent Directors), as applicable, will not, with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (A) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or for all or any portion of such entity’s properties, (C) make any assignment for the benefit of such entity’s creditors or (D) take any action that might cause such entity to become insolvent;

(vi)                              has remained and intends to remain solvent and has maintained and intends to maintain adequate capital for normal obligations reasonably foreseeable within the following thirty (30) day period for a business of its size and character and in light of its contemplated business operations, provided that the foregoing shall not require any member partner or beneficiary to make any additional capital contributions;

(vii)                           has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(viii)                        has maintained and will maintain its accounts, books and records separate from any other Person (subject to clause (x) below) and will file its own tax returns except to the extent that it is required by law to file consolidated tax returns or to the extent that such entity is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law;

(ix)                              has maintained and will maintain its books, records, resolutions and agreements as official records;

(x)                                 has not commingled and will not commingle its funds or assets with those of any other Person, except with respect to those funds deposited in the Custodial Account maintained by the Manager on behalf of the Borrowers and their Affiliates, in which case the Manager will separately account for each item of income and expense applicable to the respective Properties and/or the respective Borrowers, and except with respect to those funds deposited in the Clearing Account in accordance with the Loan Documents;

(xi)                              has held and will hold its assets in its own name;

(xii)                           has conducted and will conduct its business in its name,

(xiii)                        has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person;

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(xiv)                       has paid and will pay its own liabilities, including the salaries of its own employees, out of its own funds and assets;

(xv)                          has observed and will observe all limited liability company formalities;

(xvi)                       has maintained and will maintain an arm’s-length relationship with its Affiliates;

(xvii)                    has not and will not have any indebtedness other than Permitted Indebtedness;

(xviii)                 has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except for the Loan;

(xix)                       has not and will not acquire obligations or securities of its partners, members or shareholders;

(xx)                          has allocated and will allocate fairly and reasonably shared expenses, including shared office space, and uses separate stationery, invoices and checks;

(xxi)                       except in connection with the Loan, has not pledged and will not pledge its assets for the benefit of any other Person;

(xxii)                    has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person;

(xxiii)                 has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxiv)                has not made and will not make loans to any Person;

(xxv)                   has not identified and will not identify its members or any Affiliate of any of them, as a division or part of it;

(xxvi)                has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(xxvii)             has and will have no obligation to indemnify its partners, officers, directors, members or Special Members, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation;

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(xxviii)          has and will have an express acknowledgment in its organizational documents that Lender is an intended third-party beneficiary of the “special purpose” provisions of such organizational documents;

(xxix)                will consider the interests of its creditors in connection with all limited liability company actions;

(xxx)                   has and will have an operating agreement which provides that the business and affairs of Borrower shall be managed by or under the direction of a board of one or more directors designated by Sole Member, and at all times there shall be at least two (2) duly appointed Independent Directors on the board of directors, and the board of directors will not take any action requiring the unanimous affirmative vote of 100% of the members of its board of directors unless, at the time of such action there are at least two (2) members of the board of directors who are Independent Directors, and all of the directors and all Independent Directors shall have participated in such vote;

(xxxi)                has and will have an operating agreement which provides that, as long as any portion of the Debt remains outstanding, (A) upon the occurrence of any event that causes Sole Member to cease to be a member of the applicable Borrower (other than (x) upon an assignment by Sole Member of all of its limited liability company interest in the applicable Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of the applicable Borrower and the Loan Documents, or (y) the resignation of Sole Member and the admission of an additional member of the applicable Borrower, if permitted pursuant to the organizational documents of the applicable Borrower and the Loan Documents), the person acting as an Independent Director of the applicable Borrower shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of the applicable Borrower, automatically be admitted as the sole member of the applicable Borrower (the “Special Member”) and shall preserve and continue the existence of the applicable Borrower without dissolution, (B) no Special Member may resign or transfer its rights as Special Member unless (x) a successor Special Member has been admitted to the applicable Borrower as a Special Member, and (y) such successor Special Member has also accepted its appointment as an Independent Director, (C) no Independent Director may be removed or replaced without Cause and unless the company provides Lender with not less than three (3) Business Days’ prior written notice of (a) any proposed removal of an Independent Director, together with a statement as to the reasons for such removal, and (b) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director, and (D) except as expressly permitted pursuant to the terms of this Agreement, Sole Member may not resign and no additional member shall be admitted to the applicable Borrower; and

(xxxii)             has and will have an operating agreement which provides that, as long as any portion of the Debt remains outstanding, (A) the applicable Borrower shall be dissolved, and its affairs shall be wound up only upon the first to occur of the following: (x) the termination of the legal existence of the last remaining member of the applicable Borrower or the occurrence of any other event which terminates the continued

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membership of the last remaining member of the applicable Borrower in the applicable Borrower unless the business of the applicable Borrower is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the “Delaware Act”) or (y) the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act; (B) upon the occurrence of any event that causes the last remaining member of the applicable Borrower to cease to be a member of the applicable Borrower or that causes Sole Member to cease to be a member of the applicable Borrower (other than (x) upon an assignment by Sole Member of all of its limited liability company interest in the applicable Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of the applicable Borrower and the Loan Documents, or (y) the resignation of Sole Member and the admission of an additional member of the applicable Borrower, if permitted pursuant to the organizational documents of the applicable Borrower and the Loan Documents), to the fullest extent permitted by law, the personal representative of such member shall be authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the applicable Borrower, agree in writing to continue the existence of the applicable Borrower and to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the applicable Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in the applicable Borrower; (C) the bankruptcy of Sole Member or a Special Member shall not cause such member or Special Member, respectively, to cease to be a member of the applicable Borrower and upon the occurrence of such an event, the business of the applicable Borrower shall continue without dissolution; (D) in the event of dissolution of the applicable Borrower, the applicable Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the applicable Borrower in an orderly manner), and the assets of the applicable Borrower shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Delaware Act; and (E) to the fullest extent permitted by law, each of Sole Member and the Special Members shall irrevocably waive any right or power that they might have to cause the applicable Borrower or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the applicable Borrower, to compel any sale of all or any portion of the assets of the applicable Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the applicable Borrower.

III.          “Cause” shall mean, with respect to an Independent Director, (i) acts or omissions by such Independent Director that constitute willful disregard of, or gross negligence with respect to such Independent Director’s duties, (ii) such Independent Director has engaged in or has been charged with or has been indicted or convicted for any crime or crimes of fraud or other acts constituting a crime under any law applicable to such Independent Director, (iii) such Independent Director has breached its fiduciary duties of loyalty and care as and to the extent of such duties in accordance with the terms of the applicable Borrower’s organizational documents, (iv) there is a material increase in the fees charged by such Independent Director or a material change to such Independent Director’s terms of service, (v) such Independent Director is unable to perform his or her duties as Independent Director due to death, disability or incapacity, or (vi) such Person no longer meets the criteria provided in the definition of Independent Director.

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IV.          “Independent Director” means a natural person selected by the applicable Borrower (a) with prior experience as an independent director, independent manager or independent member, (b) with at least three (3) years of employment experience, (c) who is provided by a Nationally Recognized Service Company (defined below), (d) who is duly appointed as an Independent Director and is not, will not be while serving as Independent Director (except pursuant to an express provision in Borrower’s operating agreement providing for the appointment of such Independent Director to become a “special member” upon Sole Member ceasing to be a member of Borrower) and shall not have been at any time during the preceding five (5) years, any of the following:

(i)            a stockholder, director (other than as an Independent Director), officer, employee, partner, attorney or counsel of any Borrower, any Affiliate of any Borrower or any direct or indirect parent of any Borrower;

(ii)           a customer, supplier or other Person who derives any of its purchases or revenues from its activities with any Borrower or any Affiliate of any Borrower;

(iii)          a Person or other entity Controlling or under Common Control with any such stockholder, partner, customer, supplier or other Person; or

(iv)          a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Director of a “special purpose entity” affiliated with a Borrower shall be qualified to serve as an Independent Director of a Borrower, provided that the fees that such individual earns from serving as Independent Director of affiliates of any Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

A natural person who satisfies the foregoing definition other than clause (ii) shall not be disqualified from serving as an Independent Director of a Borrower if such individual is an independent director or special manager provided by a Nationally Recognized Service Company that provides professional independent directors and special managers and also provides other corporate services in the ordinary course of its business.

V.            “Nationally Recognized Service Company” means any of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company or such other nationally recognized company that provides independent director, independent manager or independent member services and that is reasonably satisfactory to Lender, in each case that is not an Affiliate of Borrower and that provides professional independent directors and other corporate services in the ordinary course of its business.

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Schedule 6

Allocated Loan Amounts

1.	Centennial Gateway, Las Vegas, Nevada	-	$29,975,000

2.	Eastgate, Henderson, Nevada	-	$14,410,000

Schedule 7

Rent Roll

(See Attached)

Schedule 8

Secondary Market Transaction Information

(A)                               Any proposed program for the renovation, improvement or development of the Properties, or any part thereof, including the estimated cost thereof and the method of financing to be used.

(B)                               The general competitive conditions to which the Properties are or may be subject.

(C)                               Management of the Properties.

(D)                               Occupancy rate expressed as a percentage for each of the last five years, if available.

(E)                                Principal business, occupations and professions carried on in, or from the Properties.

(F)                                 Number of tenants occupying 10% or more of the total rentable square footage of any of the Properties and principal nature of business of such tenant, and the principal provisions of the Leases with those tenants including, but not limited to: rental per annum, expiration date, and renewal options.

(G)                               The average effective annual rental per square foot or unit for each of the last three years prior to the date of filing, if available.

(H)                              Schedule of the Lease expirations for each of the five years starting with the year in which the registration statement is filed (or the year in which the prospectus supplement is dated, as applicable), stating:

(1)           The number of tenants whose Leases will expire.

(2)           The total area in square feet covered by such Leases.

(3)           The annual rental represented by such Leases.

(4)           The percentage of gross annual rental represented by such Leases.

Ex. E-1

Exhibit A

Form of Repayment Guaranty

(see attached)

Ex. E-1